AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON OCTOBER 21, 1998
                                                     REGISTRATION NO. 333-64809
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                      SECURITIES AND EXCHANGE COMMISSION
                            WASHINGTON, D.C. 20549

                                ---------------
                                 PRE-EFFECTIVE
                                AMENDMENT NO. 1
                                       TO


                                   FORM S-3

                            REGISTRATION STATEMENT
                                     Under
                          THE SECURITIES ACT OF 1933
                                ---------------


                      CITY HOLDING COMPANY                                       CITY HOLDING CAPITAL TRUST II
     (Exact name of registrant as specified in its charter)           (Exact name of registrant as specified in its charter)
                         WEST VIRGINIA                                                       DELAWARE
                   (State or other jurisdiction of                               (State of other jurisdiction of
                   incorporation or organization)                                 incorporation or organization)
                            55-0619957                                                      54-6439249
                (I.R.S. Employer Identification No.)                          (I.R.S. Employer Identification No.)
                         25 GATEWATER ROAD                                             25 GATEWATER ROAD
                  CHARLESTON, WEST VIRGINIA 25313                               CHARLESTON, WEST VIRGINIA 25313
                          (304) 769-1100                                                (304) 769-1100
       (Address, including zip code, and telephone number,              (Address, including zip code, and telephone number,
 including area code, of registrant's principal executive offices)   including area code, of registrant's principal executive
                                                                                           offices)



                                ---------------

                                 STEVEN J. DAY
                     PRESIDENT AND CHIEF EXECUTIVE OFFICER
                               25 GATEWATER ROAD
                        CHARLESTON, WEST VIRGINIA 25313
                                (304) 769-1100
               (NAME, ADDRESS, INCLUDING ZIP CODE, AND TELEPHONE
               NUMBER, INCLUDING AREA CODE, OF AGENT FOR SERVICE)

                                ---------------
                                  COPIES TO:


      LATHAN M. EWERS, JR.            FRANK M. CONNER, III
     MICHAEL J. MCCULLOUGH            JONATHAN H. TALCOTT
       HUNTON & WILLIAMS               ALSTON & BIRD LLP
  RIVERFRONT PLAZA, EAST TOWER      601 PENNSYLVANIA AVENUE
      951 EAST BYRD STREET         NORTH BUILDING, 11TH FLOOR
 RICHMOND, VIRGINIA 23219-4074       WASHINGTON, D.C. 20004
         (804) 788-8269                  (202) 756-3303


                                ---------------
     Approximate date of commencement of proposed sale to the public: As soon as practicable after the effective date of this Registration Statement in light of market conditions and other factors.

     If the only securities being registered on this form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. [ ]

     If any of the securities being registered on this form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, as amended (the "Securities Act"), other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. [ ]

     If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

     If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]


     If delivery of the prospectus is expected to be made pursuant to Rule 434 under the Securities Act, please check the following box. [ ]
                                ---------------


--------------------------------------------------------------------------------
THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(A) OF THE SECURITIES ACT OF 1933 OR UNTIL THIS REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE SECURITIES AND EXCHANGE COMMISSION, ACTING PURSUANT TO SAID SECTION 8(A), MAY DETERMINE.

--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

THE INFORMATION CONTAINED HEREIN IS SUBJECT TO COMPLETION OR AMENDMENT. A REGISTRATION STATEMENT RELATING TO THESE SECURITIES HAS BEEN FILED WITH THE SECURITIES AND EXCHANGE COMMISSION. THESE SECURITIES MAY NOT BE SOLD NOR MAY OFFERS TO BUY BE ACCEPTED PRIOR TO THE TIME THE REGISTRATION STATEMENT BECOMES EFFECTIVE. UNDER NO CIRCUMSTANCES SHALL THIS PROSPECTUS CONSTITUTE AN OFFER TO SELL OR THE SOLICITATION OF AN OFFER TO BUY NOR SHALL THERE BE ANY SALE OF THESE SECURITIES IN ANY JURISDICTION IN WHICH SUCH OFFER, SOLICITATION OR SALE WOULD BE UNLAWFUL PRIOR TO REGISTRATION OR QUALIFICATION UNDER THE SECURITIES LAWS OF ANY SUCH JURISDICTION.

                 SUBJECT TO COMPLETION, DATED OCTOBER 13, 1998


PROSPECTUS



                         CITY HOLDING CAPITAL TRUST II

                                 $ 50,000,000
                             % CAPITAL SECURITIES
               (LIQUIDATION AMOUNT $25.00 PER CAPITAL SECURITY)
   FULLY AND UNCONDITIONALLY GUARANTEED, TO THE EXTENT DESCRIBED HEREIN, BY


                          [City Holding Company Logo]

                                ---------------

     The   % Capital Securities (the "Capital Securities") offered hereby represent preferred undivided beneficial interests in the assets of City
Holding Capital Trust II, a statutory business trust created under the laws of the State of Delaware (the "Issuer Trust"). City Holding Company, a West Virginia corporation, (the "Company") initially will be the holder of all the beneficial interests represented by common securities of the Issuer Trust (the "Common Securities" and, collectively with the Capital Securities, the "Trust Securities"). The Issuer Trust exists for the sole purpose of issuing the Trust
Securities and investing the proceeds thereof in   % Junior Subordinated
Deferrable Interest Debentures, Series B (the "Junior Subordinated Debentures") to be issued by the Company and engaging in only those other activities necessary, convenient or incidental thereto. The Junior Subordinated Debentures
will mature on     , 2028 (the "Stated Maturity"). See "Description of Junior
Subordinated Debentures -- General." The Capital Securities will have a preference under certain circumstances over the Common Securities with respect to cash distributions and amounts payable on liquidation, redemption or otherwise. The Capital Securities have been approved for quotation on the Nasdaq National Market System ("Nasdaq NMS"), subject to notice of issuance, under the symbol "CHCOP." See "Description of Capital Securities -- Subordination of Common Securities."

                                                        (CONTINUED ON NEXT PAGE)


     SEE "RISK FACTORS" BEGINNING ON PAGE 12 HEREOF FOR A DISCUSSION OF CERTAIN INFORMATION THAT SHOULD BE CONSIDERED BY PROSPECTIVE INVESTORS IN EVALUATING AN INVESTMENT IN THE CAPITAL SECURITIES.

                                ---------------
THE SECURITIES OFFERED HEREBY ARE NOT DEPOSITS OR OTHER OBLIGATIONS OF A BANK AND ARE NOT INSURED BY THE FEDERAL DEPOSIT INSURANCE CORPORATION OR ANY OTHER
                         INSURER OR GOVERNMENT AGENCY.
                                ---------------
  THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES AND
       EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION NOR HAS THE
           SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES
            COMMISSION PASSED UPON THE ACCURACY OR ADEQUACY OF THIS
               PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS
                              A CRIMINAL OFFENSE.
--------------------------------------------------------------------------------
--------------------------------------------------------------------------------


                                  INITIAL PUBLIC      UNDERWRITING        PROCEEDS TO
                                OFFERING PRICE (1)   COMMISSION (2)   ISSUER TRUST (3)(4)
-----------------------------------------------------------------------------------------
Per Capital Security .........         $25.00              (4)                 $25.00
-----------------------------------------------------------------------------------------
Total (5) ....................    $50,000,000              (4)            $50,000,000


--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

(1) Plus accumulated Distributions (as defined herein), if any, from      ,
    1998.
(2) The Company and the Issuer Trust have agreed to indemnify the several Underwriters (as defined herein) against certain liabilities, including certain liabilities under the Securities Act (as defined herein). See "Underwriting."
(3) Before deducting estimated expenses of $300,000 payable by the Company.
(4) In view of the fact that the proceeds of the sale of the Capital Securities will be invested in the Junior Subordinated Debentures, the Company, as issuer of the Junior Subordinated Debentures, has agreed to pay the
    Underwriters, as compensation, $   per Capital Security (or $     in the
    aggregate). See "Underwriting."
(5) The Issuer Trust has granted to the Underwriters an option, exercisable within 30 days of the date hereof, to purchase up to 300,000 additional Capital Securities on the same terms and conditions set forth above solely to cover over-allotments, if any. If the Underwriters exercise such option in full, the total Initial Public Offering Price, Underwriting Commission
    and Proceeds to Issuer Trust will be $57,500,000, $   and $57,500,000,
    respectively. See "Underwriting."

                                ---------------
     The Capital Securities are offered severally by the Underwriters, as specified herein, subject to receipt and acceptance by them and subject to their right to reject any order in whole or in part. It is expected that
delivery of the Capital Securities will be made on or about    , 1998 against
payment therefor in immediately available funds.

                                ---------------
WHEAT FIRST UNION                        FRIEDMAN, BILLINGS, RAMSEY & CO., INC.

               The date of this Prospectus is             , 1998

(COVER PAGE CONTINUED)


     Holders of the Capital Securities will be entitled to receive preferential cumulative cash distributions ("Distributions") accumulating from the date of
original issuance and payable quarterly in arrears on the    day of   ,   ,
and     , of each year (each a "Distribution Date"), commencing      , 1998, at
an annual rate equal to   % on the Liquidation Amount of $25.00 per Capital
Security ("Distributions"). The distribution rate and the distribution payment dates and other payment dates for the Capital Securities will correspond to the interest rate and interest payment dates and other payment dates on the Junior Subordinated Debentures, which will be the sole assets of the Issuer Trust. So long as no Event of Default (as defined in the Junior Subordinated Indenture (as defined herein)) has occurred and is continuing with respect to the Junior Subordinated Debentures (a "Debenture Event of Default"), the Company has the right to defer payment of interest on the Junior Subordinated Debentures at any time or from time to time for a period not exceeding 20 consecutive quarterly periods with respect to each deferral period (each, an "Extension Period"), provided that no Extension Period may extend beyond the Stated Maturity of the Junior Subordinated Debentures. No interest shall be due and payable during any Extension Period, except at the end thereof. Upon the termination of any such Extension Period and the payment of all amounts then due, the Company may elect to begin a new Extension Period subject to the requirements set forth herein. If interest payments on the Junior Subordinated Debentures are so deferred, Distributions on the Capital Securities will also be deferred and the Company will not be permitted, subject to certain exceptions described herein, to declare or pay any cash distributions with respect to the Company's capital stock or with respect to debt securities of the Company that rank PARI PASSU in all respects with or junior to the Junior Subordinated Debentures. During an Extension Period, interest on the Junior Subordinated Debentures will continue to accrue (and the amount of Distributions to which holders of the Capital
Securities are entitled will accumulate) at a rate equal to   %, compounded
quarterly, and holders of Capital Securities will be required to accrue interest income for United States federal income tax purposes. See "Description of Junior Subordinated Debentures -- Option to Extend Interest Payment Period" and "Certain Federal Income Tax Consequences -- Interest Income and Original Issue Discount."


     The Company will, through the Guarantee, the Trust Agreement, the Junior Subordinated Debentures and the Junior Subordinated Indenture (each as defined herein), taken together, fully, irrevocably and unconditionally guarantee all the Issuer Trust's obligations under the Capital Securities as described below. See "Relationship Among the Capital Securities, the Junior Subordinated Debentures and the Guarantee -- Full and Unconditional Guarantee." The Guarantee of the Company guarantees the payment of Distributions and payments on liquidation or redemption of the Capital Securities, but only in each case to the extent of funds held by the Issuer Trust, as described herein (the "Guarantee"). See "Description of Guarantee." If the Company does not make payments on the Junior Subordinated Debentures held by the Issuer Trust, the Issuer Trust will have insufficient funds to pay Distributions on the Capital Securities. The Guarantee does not cover payment of Distributions when the Issuer Trust does not have sufficient funds to pay such Distributions. In such an event, a holder of Capital Securities may institute a legal proceeding directly against the Company to enforce payment of such Distributions to such holder. See "Description of Junior Subordinated Debentures -- Enforcement of Certain Rights by Holders of Capital Securities." The obligations of the Company under the Guarantee and the Capital Securities are subordinate and junior in right of payment to all Senior Indebtedness (as defined in "Description of Junior Subordinated Debentures -- Subordination") of the Company.


     The Capital Securities are subject to mandatory redemption (i) in whole, but not in part, upon repayment of the Junior Subordinated Debentures at the
Stated Maturity, (ii) prior to    , 2003, in whole, but not in part,
contemporaneously with the optional redemption by the Company of the Junior Subordinated Debentures at any time within 90 days following the occurrence and during the continuation of a Tax Event, Investment Company Event or Capital Treatment Event (each as defined herein), in each case subject to possible
regulatory approval and (iii) in whole or in part at any time on or after    ,
2003, contemporaneously with the optional redemption by the Company of the Junior Subordinated Debentures in whole or in part, in each case at the applicable Redemption Price (as defined herein). The Junior Subordinated Debentures are redeemable prior to maturity at the option of the Company (i) on
or after    , 2003, in whole at any time or in part from time to time, or (ii)
prior to    , 2003, in whole, but not in part, at any time within 90 days following the occurrence and continuation of a Tax Event, Investment Company Event or Capital Treatment Event (each as defined herein), in each case at a redemption price set forth herein, which includes the accrued and unpaid interest on the Junior Subordinated Debentures so redeemed to the date fixed for redemption. The ability of the Company to exercise its rights to redeem the Junior Subordinated Debentures or to cause the redemption of the Capital Securities prior to the Stated Maturity may be subject to prior regulatory approval by the Board of Governors of the Federal Reserve System (the "Federal Reserve"), if then required under applicable Federal Reserve capital guidelines or policies. See "Description of Junior Subordinated Debentures -- Redemption" and "Description of Capital Securities -- Liquidation Distribution Upon Dissolution."

     In the event of the dissolution of the Issuer Trust, after satisfaction of liabilities to creditors of the Issuer Trust as provided by applicable law, the holders of the Capital Securities will be entitled to receive a Liquidation Amount of $25.00 per Capital Security plus accumulated and unpaid Distributions thereon to the date of payment, subject to certain exceptions, which may be in the form of a distribution of such amount in Junior Subordinated Debentures. See "Description of Capital Securities -- Liquidation Distribution Upon Dissolution."

     The holders of the outstanding Common Securities have the right at any time to dissolve the Issuer Trust and, after satisfaction of liabilities to creditors of the Issuer Trust as provided by applicable law, to cause the Junior Subordinated Debentures to be distributed to the holders of the Capital Securities and Common Securities in liquidation of the Issuer Trust. The ability of the Company to dissolve the Issuer Trust may be subject to prior regulatory approval of the Federal Reserve, if then required under applicable Federal Reserve capital guidelines or policies. See "Description of Capital Securities -- Liquidation Distribution Upon Dissolution."

     The Junior Subordinated Debentures are unsecured and subordinated to all Senior Indebtedness of the Company. See "Description of Junior Subordinated Debentures -- Subordination."

     THE JUNIOR SUBORDINATED DEBENTURES ARE DIRECT AND UNSECURED OBLIGATIONS OF THE COMPANY, DO NOT EVIDENCE DEPOSITS AND ARE NOT INSURED BY THE FEDERAL DEPOSIT INSURANCE CORPORATION OR ANY OTHER INSURER OR GOVERNMENT AGENCY.

     CERTAIN PERSONS PARTICIPATING IN THE OFFERING MADE HEREBY MAY ENGAGE IN TRANSACTIONS THAT STABILIZE, MAINTAIN, OR OTHERWISE AFFECT THE PRICE OF THE CAPITAL SECURITIES. SUCH TRANSACTIONS MAY INCLUDE STABILIZING, THE PURCHASE OF CAPITAL SECURITIES TO COVER SYNDICATE SHORT POSITIONS AND THE IMPOSITION OF PENALTY BIDS. FOR A DESCRIPTION OF THESE ACTIVITIES, SEE "UNDERWRITING."

                             AVAILABLE INFORMATION


     The Company is subject to the informational requirements of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and in accordance therewith, files reports, proxy statements and other information with the Securities and Exchange Commission (the "Commission"). Such reports, proxy statements and other information can be inspected and copied at the public reference facilities of the Commission at Room 1024, 450 Fifth Street, N.W., Washington, D.C. 20549 and at the regional offices of the Commission located at 7 World Trade Center, 13th Floor, Suite 1300, New York, New York 10048 and Suite 1400, Citicorp Center, 14th Floor, 500 West Madison Street, Chicago, Illinois 60661. Copies of such material can also be obtained at prescribed rates by writing to the Public Reference Section of the Commission at 450 Fifth Street, N.W., Washington, D.C. 20549. Such material may also be accessed electronically by means of the Commission's home page on the Internet at http://www.sec.gov. The Company's $2.50 par value common stock (the "Common Stock") is traded on the Nasdaq NMS. Reports, proxy statements and other information concerning the Company can be inspected at the offices of the National Association of Securities Dealers, Inc., 1735 K Street, N.W., Washington, D.C. 20006.

     The Company and the Issuer Trust have filed with the Commission a Registration Statement on Form S-3 (together with all amendments and exhibits thereto, the "Registration Statement") under the Securities Act of 1933, as amended (the "Securities Act"), with respect to the securities offered hereby. This Prospectus omits, in accordance with the rules and regulations of the Commission, certain of the information contained in the Registration Statement. Reference is hereby made to the Registration Statement and the exhibits, and the financial statements, notes and schedules filed as a part thereof or incorporated by reference therein for further information with respect to the Company, the Issuer Trust and the securities offered hereby. Statements contained herein concerning the provisions of any document are not necessarily complete and, in each instance, where a copy of such document has been filed as an exhibit to the Registration Statement or otherwise has been filed with the Commission, reference is made to the copy so filed. Each such statement is qualified in its entirety by such reference.


     No separate financial statements of the Issuer Trust have been included or incorporated by reference herein. The Company and the Issuer Trust do not consider that such financial statements would be material to holders of the Capital Securities because (i) the Issuer Trust is a newly formed special purpose entity, has no operating history or independent operations and is not engaged in and does not propose to engage in any activity other than holding as trust assets the Junior Subordinated Debentures and issuing the Trust Securities, (ii) all of the voting securities of the Issuer Trust will be owned, directly or indirectly by the Company, a reporting company under the Exchange Act, and (iii) the obligations of the Issuer Trust under the Capital Securities are guaranteed by the Company as described herein. See "City Holding Capital Trust II," "Description of Capital Securities," "Description of Junior Subordinated Debentures" and "Description of Guarantee." In addition, the Company does not expect that the Issuer Trust will be filing reports under the Exchange Act with the Commission.


                INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

     The following documents filed by the Company with the Commission (Commission File No. 0-11733) under the Exchange Act are hereby incorporated by reference in this Prospectus:

          (1) the Company's Annual Report on Form 10-K for the year ended December 31, 1997, filed March 16, 1998;


          (2) the Company's Quarterly Reports on Form 10-Q for the quarters ended March 31, and June 30, 1998;

           (3) the Company's Current Report on Form 8-K dated September 14, 1998; and

           (4) the description of the Common Stock contained in the Company's Registration Statement on Form 8-A, filed under the Exchange Act, including any reports filed under the Exchange Act for the purpose of updating such description.

     All documents filed by the Company pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act prior to the termination of the offering of all of the Capital Securities shall be deemed to be incorporated by reference herein. Any statement contained herein or in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Prospectus to the extent that a statement contained herein or in any other subsequently filed document that also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Prospectus.


     The Company will provide on request and without charge to each person to whom this Prospectus is delivered a copy (without exhibits) of any or all documents incorporated by reference into this Prospectus. Requests for such copies should be directed to City Holding Company, 25 Gatewater Road, Charleston, West Virginia 25313, Attention: Chief Financial Officer (telephone (304) 769-1100).


     On August 7, 1998, the Company announced that it had entered into a definitive agreement and plan of reorganization to merge with Horizon Bancorp, Inc. ("Horizon"). For additional information about this transaction, see "City Holding Company" and "Index to Financial Information." The following information regarding Horizon, filed by the Company with the Commission in a Current Report on Form 8-K, dated September 14, 1998, is incorporated herein by reference and shall be deemed to be a part hereof:

      (1) Consolidated Balance Sheets of Horizon for the years ended December 31, 1997 and 1996 and Consolidated Statements of Income and Cash Flows of Horizon for the years ended December 31, 1997, 1996 and 1995, and Management's Discussion and Analysis of Financial Condition and Results of Operations as incorporated by reference in Horizon's Annual Report on Form 10-K for the year ended December 31, 1997; and

      (2) Consolidated Financial Statements of Horizon for the three and six months ended June 30, 1998 and 1997 and Management's Discussion and Analysis of Financial Condition and Results of Operations as included in Horizon's Quarterly Report on Form 10-Q for the quarter ended June 30, 1998.

                                    SUMMARY

     THE FOLLOWING SUMMARY IS QUALIFIED IN ITS ENTIRETY BY THE MORE DETAILED INFORMATION APPEARING ELSEWHERE IN THIS PROSPECTUS.

     AS USED HEREIN, (I) THE "JUNIOR SUBORDINATED INDENTURE" MEANS THE JUNIOR SUBORDINATED INDENTURE, AS AMENDED AND SUPPLEMENTED FROM TIME TO TIME, BETWEEN THE COMPANY AND THE CHASE MANHATTAN BANK, AS TRUSTEE (THE "DEBENTURE TRUSTEE"), PURSUANT TO WHICH THE JUNIOR SUBORDINATED DEBENTURES ARE ISSUED, (II) THE "TRUST AGREEMENT" MEANS THE AMENDED AND RESTATED TRUST AGREEMENT RELATING TO THE ISSUER TRUST, AS AMENDED AND SUPPLEMENTED FROM TIME TO TIME, AMONG THE COMPANY, AS DEPOSITOR, THE CHASE MANHATTAN BANK, AS PROPERTY TRUSTEE (THE "PROPERTY TRUSTEE"), CHASE MANHATTAN BANK DELAWARE, AS DELAWARE TRUSTEE (THE "DELAWARE TRUSTEE") (COLLECTIVELY, THE "ISSUER TRUSTEES"), THE ADMINISTRATORS (AS DEFINED HEREIN) NAMED THEREIN, AND THE HOLDERS, FROM TIME TO TIME, OF UNDIVIDED BENEFICIAL INTERESTS IN THE ASSETS OF THE ISSUER TRUST, AND (III) THE "GUARANTEE" MEANS THE GUARANTEE AGREEMENT RELATING TO THE CAPITAL SECURITIES, AS AMENDED AND SUPPLEMENTED FROM TIME TO TIME, BETWEEN THE COMPANY AND THE CHASE MANHATTAN BANK, AS GUARANTEE TRUSTEE (THE "GUARANTEE TRUSTEE").


                             CITY HOLDING COMPANY


     The Company is a registered bank holding company, chartered under the laws of the State of West Virginia, and headquartered in Charleston, West Virginia. At June 30, 1998, the Company had total consolidated assets of approximately $1.5 billion, total consolidated deposits of approximately $1.1 billion, and total consolidated stockholders' equity of approximately $126 million.

     Through its lead bank subsidiary, City National Bank of West Virginia ("City National"), the Company provides a wide variety of retail and commercial banking products and services to individuals and small- and medium-sized businesses through 43 banking offices in the State of West Virginia. In addition to City National, the Company owns Del Amo Savings Bank, FSB ("Del Amo" and, together with City National, the "Banks"), a federally-chartered savings bank headquartered in Torrance, California. Del Amo operates three locations in Southern California and complements the Company's mortgage loan origination businesses located in Irvine and Costa Mesa, California.
     The Company maintains a diverse loan portfolio which consists of commercial, real estate, and consumer loans to customers in its markets. At June 30, 1998, the Company had non-performing loans, consisting of non-accrual, past-due, and restructured credits of $7.4 million, or 0.79% of gross loans. Net charge-offs through June 30, 1998 were 0.12% of average loans. The allowance for loan losses at June 30, 1998, was 0.93% of gross loans and 117.81% of non-performing loans. Additionally, the Company's net charge-offs to average loans ratio has averaged 0.19% over the five years ended December 31, 1997. For the six months ended June 30, 1998 the Company's return on average assets and return on average equity were 0.94% and 11.13%, respectively.

     On August 7, 1998, the Company announced that it had entered into a definitive agreement and plan of reorganization to merge with Horizon Bancorp, Inc. ("Horizon"). Horizon is a bank holding company with total assets of $1.04 billion as of June 30, 1998. The combined company would have total assets in excess of $2.5 billion, rank third in deposit market share in the State of West Virginia, and rank among the Top 100 banks in the country in terms of market capitalization. It is the intention of Horizon and the Company that the transaction be accounted for as a pooling of interests and close during the first quarter of 1999, although the consummation of this transaction is subject to certain conditions including, but not limited to, shareholder approval by Horizon and the Company and regulatory approval. No assurance can be provided that the necessary shareholder and regulatory approvals can be obtained or that the other conditions precedent to the merger will be satisfied.

     Recognizing the increasing competition in the financial services industry, the Company's management has embarked upon a strategy to increase non-interest income and diversify the markets in which it operates in addition to increasing its commercial banking presence in the State of West Virginia. The Company currently operates four separate retail origination platforms, a servicer of junior lien and other similar mortgage loan products, an escrow services division and a wholesale loan division. It is the Company's intention to sell the various loan products generated by these divisions through a combination of loan securitizations and whole loan sales, where, in the case of loan securitizations, the Company would retain the right to service the loans. Through June 30, 1998, the Company had completed three transactions involving the securitization of approximately of $183 million of high loan-to-value loans. The Company plans to securitize a portion of its junior lien loan portfolio every quarter. The Company's strategy is to develop these loan origination divisions into marketing platforms, that through the use of technology and direct mail and telemarketing solicitations, permit the Company to access additional geographic markets and efficiently deliver a variety of financial service products.
     In addition to these mortgage and servicing operations, the Company also operates a full-service securities brokerage and investment advisory company, an insurance agency, a direct mail/marketing division and an internet service provider and web site development division. Additionally, it has acquired an equity stake in a specialty financial services company that originates and purchases conventional home improvement, high loan-to-value debt consolidation, and other similar loans.

     The Company was organized under the laws of the State of West Virginia on March 12, 1982. The Company's principal executive offices are located at 25 Gatewater Road, Charleston, West Virginia 25313, and its telephone number at such address is (304) 769-1100.

     For additional information regarding the Company and its financial condition and results of operations, see "City Holding Company,"
"Capitalization," "Selected Consolidated Financial Data and Other Information," "Selected Pro Forma Financial Data of the Company and Horizon Combined," "Selected Historical Financial Data of Horizon" and "Index to Financial Information."



                         CITY HOLDING CAPITAL TRUST II

     The Issuer Trust is a statutory business trust created under Delaware law on September 17, 1998. The Issuer Trust will be governed by the Amended and Restated Trust Agreement among the Company, as Depositor, Chase Manhattan Bank Delaware, as Delaware Trustee, and The Chase Manhattan Bank, as Property Trustee. The Issuer Trust exists for the exclusive purposes of (i) issuing and selling the Trust Securities, (ii) using the proceeds from the sale of the Trust Securities to acquire the Junior Subordinated Debentures and (iii) engaging in only those other activities necessary, convenient or incidental thereto (such as registering the transfer of the Trust Securities). Accordingly, the Junior Subordinated Debentures will be the sole assets of the Issuer Trust, and payments under the Junior Subordinated Debentures will be the sole source of revenue of the Issuer Trust.
     Upon issuance of the Capital Securities, the purchasers thereof will own all of the Capital Securities of the Issuer Trust. Upon issuance of the Common Securities, the Company will own all of the Common Securities of the Issuer Trust which will represent an aggregate Liquidation Amount equal to at least 3% of the Issuer Trust's total capital. See "City Holding Capital Trust II."



                                 THE OFFERING

Securities Offered..............   $50,000,000 aggregate Liquidation Amount of
                                     % Capital Securities (Liquidation Amount
                                   $25.00 per Capital Security).

Offering Price..................   $25.00 per Capital Security (Liquidation
                                   Amount $25.00), plus accumulated
                                   Distributions, if any, from the date of
                                   original issuance.

Distribution Dates............          ,      ,     , and       , of each year,
                                   commencing      , 1998.

Extension Periods...............   So long as no Debenture Event of Default
                                   (as defined herein) has occurred and is
                                   continuing, Distributions on Capital
                                   Securities may be deferred for the duration of any Extension Period selected by the Company with respect to the payment of interest on the Junior Subordinated
                                   Debentures. No Extension Period may exceed 20 consecutive quarterly periods or extend beyond the Stated Maturity. See "Description of Capital Securities -- Distributions,"
                                   "Description of Junior Subordinated
                                   Debentures -- Option to Extend Interest
                                   Payment Period" and "Certain Federal Income
                                   Tax Consequences -- Interest Income and
                                   Original Issue Discount."

Ranking.........................   The Capital Securities will rank PARI
                                   PASSU, and payments thereon will be made PRO
                                   RATA, with the Common Securities except as described under "Description of Capital
                                   Securities -- Subordination of Common
                                   Securities." The Junior Subordinated
                                   Debentures will be unsecured and subordinate and junior in right of payment to the extent and in the manner set forth in the Junior
                                   Subordinated Indenture to all Senior
                                   Indebtedness of the Company. See "Description of Junior Subordinated Debentures." The
                                   Guarantee will constitute an unsecured
                                   obligation of the Company and will rank
                                   subordinate and junior in right of payment to the extent and in the manner set forth in the Guarantee to all Senior Indebtedness of the Company. See "Description of Guarantee." In addition, because the Company is a holding company, the Junior Subordinated Debentures and the Guarantee will be effectively subordinated to all existing and future liabilities of the Company's subsidiaries, including the
                                   Banks' deposit liabilities. See "Description of Capital Securities -- Redemption" and
                                   "Description of Junior Subordinated
                                   Debentures -- Subordination."


Redemption......................   The Trust Securities are subject to
                                   mandatory redemption (i) in whole, but not in
                                   part, at the Stated Maturity upon repayment
                                   of the Junior Subordinated Debentures, (ii)
                                   prior to        , 2003, in whole, but not in
                                   part, contemporaneously with the optional
                                   redemption at any time by the Company of the
                                   Junior Subordinated Debentures at any time
                                   within 90 days following the occurrence and
                                   during the continuation of a Tax Event,
                                   Investment Company Event or Capital Treatment
                                   Event in each case, subject to possible
                                   regulatory approval and (iii) in whole or in
                                   part, at any time on or after     , 2003,
                                   contemporaneously with the optional
                                   redemption by the Company of the Junior
                                   Subordinated Debentures in whole or in part, in each case at the applicable Redemption
                                   Price (as defined herein). See "Description of Capital Securities -- Redemption."


No Rating.......................   The Capital Securities are not expected to
                                   be rated by any rating service.

ERISA Considerations............   Prospective purchasers should carefully
                                   consider the restrictions on purchase set forth under "Certain ERISA Considerations."


Absence of Market for the
 Capital Securities..............  The Capital Securities will be a new issue of securities for which there currently is no market. The Capital Securities have been approved for quotation on the Nasdaq NMS, subject to notice of issuance, under the symbol "CHCOP." However, there can be no assurance that an active public market will develop for the Capital Securities or that, if such market develops, that it will be maintained. See "Underwriting."

     For additional information regarding the Capital Securities, see "City Holding Capital Trust II," "Accounting Treatment," "Use of Proceeds," "Description of Capital Securities," "Description of Junior Subordinated Debentures," "Description of Guarantee," "Relationship Among the Capital Securities, the Junior Subordinated Debentures and the Guarantee," "Certain Federal Income Tax Consequences" and "Certain ERISA Considerations."



                                USE OF PROCEEDS


     All proceeds to the Issuer Trust from the sale of the Capital Securities will be invested by the Issuer Trust in the Junior Subordinated Debentures. All the net proceeds to be received by the Company from the sale of the Junior Subordinated Debentures will be used for general corporate purposes, potential future acquisitions, repayment of corporate debt and investments in or extensions of credit to its subsidiaries. See "Use of Proceeds." Approximately 24% or $12 million of the proceeds from the Capital Securities will immediately qualify as Tier 1 or core capital, with the remaining 76% or $38 million of the proceeds afforded Tier 2 capital treatment under the risk-based capital guidelines of the Federal Reserve. However, it is anticipated that upon the consummation of the merger with Horizon, the remaining $38 million of the proceeds will qualify as Tier 1 capital.



                                 RISK FACTORS


     Prospective investors should carefully consider the matters set forth under "Risk Factors."

                              RECENT DEVELOPMENTS

     On October 21, 1998, the Company reported its preliminary unaudited financial results for the third quarter ended September 30, 1998, as follows:





                                                                         FOR THE
                                                                   THREE MONTHS ENDED        FOR THE NINE MONTHS
                                                                      SEPTEMBER 30,          ENDED SEPTEMBER 30,
                                                                 -----------------------   -----------------------
                                                                    1998         1997         1998         1997
                                                                 ----------   ----------   ----------   ----------
                                                               (DOLLARS IN THOUSANDS, EXCEPT PER SHARE INFORMATION)
                                                                       (UNAUDITED)               (UNAUDITED)
Interest income ..............................................    $28,749      $24,823      $83,475      $70,875
Interest expense .............................................     14,461       11,502       40,719       32,084
Net interest income ..........................................     14,288       13,321       42,756       38,791
Provision for loan losses ....................................        846          393        2,047        1,221
Non-interest income ..........................................     17,909        6,490       49,905       16,389
Non-interest expense .........................................     26,227       14,156       75,428       39,348
Net income ...................................................    $ 3,760      $ 3,485      $10,172      $ 9,489



     Net income for the three months ended September 30, 1998 increased to $3.76 million as compared to $3.48 million, an increase of 7.9%, reported for the three months ended September 30, 1997. Earnings per common share for the third quarter of 1998 were 0.56 compared to 0.57 for the third quarter of 1997.


     For the nine months ended September 30, 1998, the Company reported net income of $10.17 million compared to $9.49 million reported for the nine months ended September 30, 1997, an increase of 7.2%. Earnings per common share for the nine months ended September 30, 1998 were $1.52 compared to $1.56 during the same period in 1997.

     The foregoing information for the quarters ended September 30, 1998 and 1997, and the prior nine months ended September 30, 1998 is unaudited and includes all adjustments, consisting only of normal recurring adjustments, which the Company considers necessary for a fair presentation in accordance with generally accepted accounting principles.

          SELECTED CONSOLIDATED FINANCIAL DATA AND OTHER INFORMATION

     The following table sets forth selected consolidated financial information for the Company for the five years ended December 31, 1997, and the six-month periods ended June 30, 1998 and 1997. The selected consolidated financial data as of and for each of the years in the five-year period ended December 31, 1997 have been derived from the Company's consolidated financial statements which have been audited by Ernst & Young, LLP, independent auditors. The data should be read in conjunction with the consolidated financial statements and related notes incorporated by reference herein. The information presented as of and for the six-month periods ended June 30, 1998 and 1997 is derived from the Company's unaudited consolidated financial statements for those periods. Those unaudited consolidated financial statements, which are incorporated by reference elsewhere in this Prospectus, include all adjustments, consisting only of normal recurring accruals, which management considers necessary for a fair presentation of the financial condition and results of operations for such interim periods. Results for the six-month period ended June 30, 1998 are not necessarily indicative of results to be expected for the full year or any other interim period. See also "Incorporation of Certain Documents by Reference," "Experts" and "Index to Financial Information."






                                                   AS OF AND FOR THE
                                                   SIX MONTHS ENDED
                                                       JUNE 30,
                                              ---------------------------
                                                   1998          1997
                                              ------------- -------------
                                                      (UNAUDITED)
Summary of Operations
 Total interest income ......................   $   54,726    $   46,052
 Total interest expense .....................       26,258        20,582
 Net interest income ........................       28,468        25,470
 Provision for loan losses ..................        1,201           828
 Total other income .........................       31,996         9,899
 Total other expenses .......................       49,201        25,192
 Income before income taxes .................       10,062         9,349
 Net income .................................        6,412         6,004
Per Share Data
 Net income (basic) .........................         0.97          0.99
 Net income (diluted) .......................         0.96          0.99
 Cash dividends declared (1) ................         0.38          0.36
 Book value per share .......................        18.73         14.41
Average Balance Sheet Summary
 Total loans ................................      841,367       739,362
 Securities .................................      162,074       179,447
 Deposits ...................................    1,010,554       876,887
 Long-term debt .............................       88,313        37,504
 Stockholders' equity .......................      115,229        85,172
 Total assets ...............................    1,371,538     1,147,712
At Period End
 Net loans ..................................      920,592       752,539
 Securities .................................      166,994       182,393
 Deposits ...................................    1,131,709       901,087
 Long-term debt .............................       81,295        39,400
 Stockholders' equity .......................      126,108        87,483
 Total assets ...............................    1,501,500     1,147,684
Selected Ratios
 Return on average assets ...................         0.94%         1.05%
 Return on average stockholders' equity .....        11.13         14.10
 Average equity to assets ...................         8.40          7.42
 Dividend payout ratio (1) ..................        39.18         36.36



                                                                  AS OF AND FOR THE YEAR ENDED
                                                                          DECEMBER 31,
                                              ---------------------------------------------------------------------
                                                   1997          1996          1995          1994          1993
                                              ------------- ------------- ------------- ------------- -------------
                                                      (DOLLARS IN THOUSANDS, EXCEPT PER SHARE INFORMATION)
Summary of Operations
 Total interest income ......................   $   96,796    $   86,069    $   75,125     $ 62,762      $ 55,301
 Total interest expense .....................       44,691        39,064        33,580       25,168        22,425
 Net interest income ........................       52,105        47,005        41,545       37,594        32,876
 Provision for loan losses ..................        1,662         1,678         1,104        1,040         1,434
 Total other income .........................       26,716        11,123         6,346        5,249         3,862
 Total other expenses .......................       57,670        40,982        33,887       30,116        24,292
 Income before income taxes .................       19,489        15,468        12,900       11,687        11,012
 Net income .................................       12,464        10,130         8,718        8,141         7,645
Per Share Data
 Net income (basic) .........................         2.03          1.81          1.55         1.44          1.35
 Net income (diluted) .......................         2.02          1.81          1.55         1.44          1.35
 Cash dividends declared (1) ................         0.73          0.63          0.56         0.49          0.46
 Book value per share .......................        16.56         14.21         13.09        11.66         11.56
Average Balance Sheet Summary
 Total loans ................................      757,803       665,641       608,551      504,795       413,645
 Securities .................................      179,590       166,667       221,743      264,976       262,742
 Deposits ...................................      892,865       812,655       771,303      736,115       639,480
 Long-term debt .............................       46,129        24,666         8,204        6,252         4,387
 Stockholders' equity .......................       92,317        76,130        69,463       67,652        63,511
 Total assets ...............................    1,213,261     1,079,540       957,048      864,690       739,804
At Period End
 Net loans ..................................      772,689       690,701       650,195      547,809       462,424
 Securities .................................      162,912       163,922       194,368      239,882       283,833
 Deposits ...................................      938,498       828,670       797,415      746,805       709,958
 Long-term debt .............................       68,400        34,250        20,000        6,875         5,875
 Stockholders' equity .......................      106,255        79,373        73,139       66,299        65,605
 Total assets ...............................    1,266,143     1,048,810     1,040,969      895,785       816,225
Selected Ratios
 Return on average assets ...................         1.03%         0.94%         0.91%        0.94%         1.03%
 Return on average stockholders' equity .....        13.50         13.31         12.55        12.03         12.04
 Average equity to assets ...................         7.61          7.05          7.26         7.82          8.58
 Dividend payout ratio (1) ..................        35.96         34.81         36.47        33.91         34.36


---------
(1) Cash dividends and the related payout ratio are based on historical results of the Company and do not include cash dividends of acquired subsidiaries prior to the dates of consummation.

                       SELECTED PRO FORMA FINANCIAL DATA
                      OF THE COMPANY AND HORIZON COMBINED

     The following selected pro forma financial data gives effect to the proposed merger of the Company with Horizon, to be accounted for as a pooling of interests, based on an exchange ratio of 1.111 shares of the Company's Common Stock for each share of common stock of Horizon. The pro forma data is based upon the historical financial statements of the Company and Horizon and may not be indicative of the results that actually would have occurred if the combination had been in effect on the dates indicated. See also "Incorporation of Certain Documents by Reference," "Experts" and "Index to Financial Information."






                                                    AS OF AND FOR THE
                                                    SIX MONTHS ENDED               AS OF AND FOR THE YEAR ENDED
                                                        JUNE 30,                           DECEMBER 31,
                                               --------------------------- --------------------------------------------
                                                    1998          1997          1997           1996           1995
                                               ------------- ------------- -------------- -------------- --------------
                                                                             (DOLLARS IN THOUSANDS, EXCEPT PER SHARE
                                                       (UNAUDITED)                         INFORMATION)
 Summary of Operations
  Total interest income ......................  $   95,754    $   83,002     $  173,166     $  159,708     $  145,743
  Total interest expense .....................      44,229        35,307         76,012         68,334         61,180
  Net interest income ........................      51,525        47,695         97,154         91,374         84,563
  Provision for loan losses ..................       2,467         1,928          4,064          5,012          3,609
  Total other income .........................      35,335        12,661         32,613         16,473         11,343
  Total other expense ........................      63,167        38,645         84,899         70,066         61,908
  Income before income taxes .................      21,226        19,783         40,804         32,769         30,389
  Net income .................................      13,736        12,758         26,291         21,281         20,200

 Per Share Data
  Net income (basic) .........................        0.82          0.78           1.60           1.34           1.26
  Net income (diluted) .......................        0.81          0.78           1.60           1.34           1.26
  Cash dividends declared ....................        0.38          0.36           0.73           0.63           0.56
  Book value per share .......................       14.34         12.19          13.24          11.86          11.52

 Average Balance Sheet Summary
  Total loans ................................   1,586,237     1,382,963      1,427,270      1,286,868      1,206,408
  Securities .................................     375,541       414,516        409,713        419,974        464,024
  Deposits ...................................   1,870,118     1,669,961      1,698,699      1,616,479      1,559,106
  Long-term debt .............................      96,080        37,504         47,603         24,666          8,204
  Stockholders' equity .......................     229,968       195,504        204,118        181,923        168,353
  Total assets ...............................   2,416,831     2,088,471      2,180,461      2,021,988      1,874,056

 At Period End
  Net loans ..................................   1,670,724     1,406,939      1,490,411      1,315,078      1,262,243
  Securities .................................     376,017       408,353        378,330        412,586        450,570
  Deposits ...................................   1,993,215     1,702,442      1,779,805      1,626,666      1,602,996
  Long-term debt .............................      87,267        39,400         75,502         34,250         20,000
  Stockholders' equity .......................     242,020       199,365        220,277        188,784        177,522
  Total assets ...............................   2,542,007     2,102,385      2,286,424      1,995,878      1,983,871

 Selected Ratios
  Return on average assets ...................        1.14%         1.22%          1.21%          1.05%          1.08%
  Return on average stockholders' equity .....       11.95         13.05          12.88          11.70          12.00
  Dividend payout ratio ......................       39.18         36.36          35.96          34.81          36.47
  Average equity to assets ...................        9.52          9.36           9.36           9.00           8.98

                                 RISK FACTORS

     PROSPECTIVE PURCHASERS OF THE CAPITAL SECURITIES SHOULD CAREFULLY REVIEW THE INFORMATION CONTAINED ELSEWHERE IN THIS PROSPECTUS AND SHOULD PARTICULARLY CONSIDER THE FOLLOWING MATTERS. CERTAIN STATEMENTS IN THIS PROSPECTUS AND DOCUMENTS INCORPORATED HEREIN BY REFERENCE ARE FORWARD-LOOKING AND ARE IDENTIFIED BY THE USE OF FORWARD-LOOKING WORDS OR PHRASES SUCH AS "INTENDED," "WILL BE POSITIONED," "EXPECTS," IS OR ARE "EXPECTED," "ANTICIPATES," AND "ANTICIPATED." THESE FORWARD-LOOKING STATEMENTS ARE BASED ON THE COMPANY'S CURRENT EXPECTATIONS. TO THE EXTENT ANY OF THE INFORMATION CONTAINED OR INCORPORATED BY REFERENCE IN THIS PROSPECTUS CONSTITUTES A "FORWARD-LOOKING STATEMENT" AS DEFINED IN SECTION 21E(I)(1) OF THE EXCHANGE ACT, THE RISK FACTORS SET FORTH BELOW ARE CAUTIONARY STATEMENTS IDENTIFYING IMPORTANT FACTORS THAT COULD CAUSE ACTUAL RESULTS TO DIFFER MATERIALLY FROM THOSE IN THE FORWARD-LOOKING STATEMENT.


RISK FACTORS RELATING TO THE CAPITAL SECURITIES

RANKING OF SUBORDINATED OBLIGATIONS UNDER THE GUARANTEE AND THE JUNIOR SUBORDINATED DEBENTURES

     The obligations of the Company under the Guarantee issued by the Company for the benefit of the holders of Capital Securities and under the Junior Subordinated Debentures are subordinate and junior in right of payment to all Senior Indebtedness of the Company. At June 30, 1998, the Senior Indebtedness of the Company aggregated approximately $193 million. None of the Junior Subordinated Indenture, the Guarantee or the Trust Agreement places any limitation on the amount of secured or unsecured debt, including Senior Indebtedness, that may be incurred by the Company. See "Description of Guarantee -- Status of the Guarantee" and "Description of Junior Subordinated Debentures -- Subordination."


     The obligations of the Company under the Junior Subordinated Debentures and the Guarantee also rank PARI PASSU to the Company's obligations under the debentures issued pursuant to the Indenture and the Guarantee of the Company dated March 31, 1998, related to the sale of trust preferred securities of City Holding Capital Trust on March 31, 1998.


     The ability of the Issuer Trust to pay amounts due on the Capital Securities is solely dependent upon the Company's making payments on the Junior Subordinated Debentures as and when required.


OPTION TO EXTEND INTEREST PAYMENT PERIOD; TAX CONSEQUENCES

     So long as no Event of Default (as defined in the Junior Subordinated Indenture) has occurred and is continuing with respect to the Junior Subordinated Debentures (a "Debenture Event of Default"), the Company has the right under the Junior Subordinated Indenture to defer the payment of interest on the Junior Subordinated Debentures at any time or from time to time for a period not exceeding 20 consecutive quarterly periods with respect to each Extension Period, provided that no Extension Period may extend beyond the Stated Maturity of the Junior Subordinated Debentures or end on a day other than an Interest Payment Date. See "Description of Junior Subordinated Debentures -- Debenture Events of Default." As a consequence of any such deferral, quarterly Distributions on the Capital Securities by the Issuer Trust will be deferred during any such Extension Period. Distributions to which holders of the Capital Securities are entitled will accumulate additional
Distributions thereon during any Extension Period at a rate equal to   % per
annum, compounded quarterly from the relevant payment date for such Distributions, computed on the basis of a 360-day year of twelve 30-day months and the actual days elapsed in a partial month in such period. Additional Distributions payable for each full Distribution period will be computed by dividing the rate per annum by four. The term "Distributions" as used herein shall include any such additional Distributions. During any such Extension Period, the Company may not (i) declare or pay any dividends or distributions on, or redeem, purchase, acquire or make a liquidation payment with respect to, any of the Company's capital stock or (ii) make any payment of principal of or interest or premium, if any, on or repay, repurchase or redeem any debt securities of the Company that rank PARI PASSU in all respects with or junior in interest to the Junior Subordinated Debentures (other than (a) repurchases, redemptions or other acquisitions of shares of capital stock of the Company in connection with any employment contract, benefit plan or other similar arrangement with or for the benefit of any one or more employees, officers, directors or consultants, in connection with a dividend reinvestment or shareholder stock purchase plan or in connection with the issuance of capital stock of the Company (or securities convertible into or exercisable for such capital stock) as consideration in an acquisition transaction entered into prior to the applicable Extension Period, (b) as a result of an exchange or conversion of any class or series of the Company's capital stock (or any capital stock of a subsidiary of the Company) for any class or series of the Company's capital stock or of any class or series of the Company's indebtedness for any class or series of the Company's capital stock, (c) the purchase of fractional interests in shares of the Company's capital stock pursuant to the conversion or exchange provisions of such capital stock or the security being converted or exchanged, (d) any declaration of a dividend in connection with any shareholder's rights plan, or the issuance of rights, stock or other property under any shareholder's rights plan, or the redemption or repurchase of rights pursuant thereto, or (e) any dividend in the form of stock, warrants, options or other rights where the dividend stock or the stock issuable upon exercise of such warrants, options or other rights is the same stock as that on which the dividend is being paid or ranks PARI PASSU with or junior to such stock). Prior to the termination of any such Extension Period, the Company may further defer the payment of interest, provided that no Extension Period may exceed 20 consecutive quarterly periods or extend beyond the Stated Maturity of the Junior Subordinated Debentures. Upon the termination of any Extension Period and the payment of all interest then accrued and unpaid
(together with interest thereon at a rate equal to   % per annum, compounded
quarterly), the Company may elect to begin a new Extension Period subject to the above conditions. No interest shall be due and payable during an Extension Period, except at the end thereof. The Company must give the Issuer Trustees notice of its election of such Extension Period at least one Business Day prior to the earlier of (i) the date the Distributions on the Capital Securities would have been payable but for the election to begin such Extension Period and
(ii) the date the Property Trustee is required to give notice to holders of the Capital Securities of the record date or the date such Distributions are payable, but in any event not less than one Business Day prior to such record date. The Property Trustee will give notice of the Company's election to begin a new Extension Period to the holders of the Capital Securities. Subject to the foregoing, there is no limitation on the number of times that the Company may elect to begin an Extension Period. See "Description of Capital Securities -- Distributions" and "Description of Junior Subordinated Debentures -- Option to Extend Interest Payment Period."


     Should an Extension Period occur, a holder of Capital Securities will accrue interest income (in the form of original issue discount) for United States federal income tax purposes in respect of its PRO RATA share of the Junior Subordinated Debentures held by the Issuer Trust. As a result, a holder of Capital Securities will include such original issue discount income in gross income for United States federal income tax purposes in advance of the receipt of cash attributable to such income, and will not receive the cash related to such income from the Issuer Trust if the holder disposes of the Capital Securities prior to the record date for the payment of Distributions with respect to such Extension Period. See "Certain Federal Income Tax Consequences -- Interest Income and Original Issue Discount" and " -- Sale or Redemption of Capital Securities."


     The Company has no current intention of exercising its right to defer payments of interest by extending the interest payment period on the Junior Subordinated Debentures. However, should the Company elect to exercise such right in the future, the market price of the Capital Securities is likely to be affected. A holder that disposes of its Capital Securities during an Extension Period, therefore, might not receive the same return on its investment as a holder that continues to hold its Capital Securities. In addition, as a result of the existence of the Company's right to defer interest payments, the market price of the Capital Securities (which represent preferred undivided beneficial interests in the assets of the Issuer Trust) may be more volatile than the market prices of other securities on which original issue discount accrues that are not subject to such deferrals.


TAX EVENT, INVESTMENT COMPANY EVENT OR CAPITAL TREATMENT EVENT REDEMPTION

     Upon the occurrence and during the continuation of a Tax Event, Investment Company Event or Capital Treatment Event, the Company has the right to redeem the Junior Subordinated Debentures in whole, but not in part, at any time within 90 days following the occurrence of such Tax Event, Investment Company Event or Capital Treatment Event and thereby cause a mandatory redemption of the Capital Securities and Common Securities. Any such redemption shall be at a price equal to the aggregate liquidation amount of the Capital Securities and Common Securities, respectively, together with accumulated Distributions to but excluding the date fixed for redemption and the related amount of the premium, if any, paid by the Company upon the concurrent redemption of such Junior Subordinated Debentures. The ability of the Company to exercise its rights to redeem the Junior Subordinated Debentures prior to the stated maturity may be subject to prior regulatory approval by the Federal Reserve, if then required under applicable Federal Reserve capital guidelines or policies. See "Description of Junior Subordinated Debentures -- Redemption" and "Description of Capital Securities -- Liquidation Distribution Upon Dissolution."

     A "Tax Event" means the receipt by the Issuer Trust of an opinion of counsel to the Company experienced in such matters to the effect that, as a result of any amendment to, or change (including any announced prospective change) in, the laws (or any regulations thereunder) of the United States or any political subdivision or taxing authority thereof or therein, or as a result of any official or administrative pronouncement or action or judicial decision interpreting or applying such laws or regulations, which amendment or change is effective or which pronouncement or decision is announced on or after the date of issuance of the Capital Securities (including, without limitation, any of the foregoing arising with respect to, or resulting from, any proposal, proceeding or other action commencing on or before such date of issuance), there is more than an insubstantial risk that (i) the Issuer Trust is, or will be within 90 days of the delivery of such opinion, subject to United

States federal income tax with respect to income received or accrued on the Junior Subordinated Debentures or New Junior Subordinated Debentures, (ii) interest payable by the Company on the Junior Subordinated Debentures or New Junior Subordinated Debentures is not, or within 90 days of the delivery of such opinion will not be, deductible by the Company, in whole or in part, for United States federal income tax purposes or (iii) the Issuer Trust is, or will be within 90 days of the delivery of the opinion, subject to more than a DE MINIMIS amount of other taxes, duties or other governmental charges. According to a petition recently filed in the United States Tax Court by a corporation unrelated to the Company and the Issuer Trust, the Internal Revenue Service (the "IRS") has challenged the deductibility for United States federal income tax purposes of interest payments on certain purported debt instruments held by entities intended to be taxable as partnerships for United States federal income tax purposes, where those entities, in turn, issued preferred securities to investors. Although the overall structure of the financing arrangement involved in that case is somewhat similar to the financing structure for the Junior Subordinated Debentures and the Issuer Trust, the relevant facts in that case appear to differ significantly from those relating to the Junior Subordinated Debentures and the Issuer Trust. Whether the IRS would attempt to challenge the deductibility of interest on the Junior Subordinated Debentures cannot be predicted. The Company, based on the advice of counsel, intends to take the position that interest payments on the Junior Subordinated Debentures will be deductible by the Company for United States federal income tax purposes. See "Certain Federal Income Tax Consequences -- Classification of the Junior Subordinated Debentures." Adverse developments relating to the deductibility of interest, whether arising in connection with the case currently pending in the United States Tax Court or not, could give rise to a Tax Event.


     "Investment Company Event" means the receipt by the Issuer Trust of an opinion of counsel to the Company experienced in such matters to the effect that, as a result of the occurrence of a change in law or regulation or a written change (including any announced prospective change) in interpretation or application of law or regulation by any legislative body, court, governmental agency or regulatory authority, there is more than an insubstantial risk that the Issuer Trust is or will be considered an "investment company" that is required to be registered under the Investment Company Act of 1940, as amended (the "Investment Company Act"), which change or prospective change becomes effective or would become effective, as the case may be, on or after the date of the issuance of the Capital Securities.

     A "Capital Treatment Event" means the reasonable determination by the Company that, as a result of the occurrence of any amendment to, or change (including any announced prospective change) in, the laws (or any rules or regulations thereunder) of the United States or any political subdivision thereof or therein, or as a result of any official or administrative pronouncement or action or judicial decision interpreting or applying such laws or regulations, which amendment or change is effective or such pronouncement, action or decision is announced on or after the date of issuance of the Capital Securities, there is more than an insubstantial risk that the Company will not be entitled to treat the allowable amount (subject to current interpretation of the Federal Reserve as of the date of this Prospectus) of the Liquidation Amount of the Capital Securities as "Tier 1 Capital" (or the then equivalent thereof) for purposes of the risk-based capital adequacy guidelines of the Federal Reserve, as then in effect and applicable to the Company.


POSSIBLE TAX LAW CHANGES

     In both 1996 and 1997, the Clinton Administration proposed to amend the Internal Revenue Code of 1986, as amended (the "Code"), to deny deductions of interest on instruments with features similar to those of the Junior Subordinated Debentures when issued under arrangements similar to the Issuer Trust. That proposal was not passed by, and is not currently pending before, Congress. There can be no assurance, however, that future legislative proposals, future regulations or official administrative pronouncements or future judicial decisions will not affect the ability of the Company to deduct interest on the Junior Subordinated Debentures. Such a change could give rise to a Tax Event, which may permit the Company, upon approval of the Federal Reserve if then required under applicable capital guidelines or policies of the Federal Reserve, to cause a redemption of the Capital Securities, as described more fully under "Description of Capital Securities -- Redemption."


EXCHANGE OF CAPITAL SECURITIES FOR JUNIOR SUBORDINATED DEBENTURES


     The holders of all the outstanding Common Securities have the right at any time to dissolve the Issuer Trust and, after satisfaction of liabilities to creditors of the Issuer Trust as provided by applicable law, cause the Junior Subordinated Debentures to be distributed to the holders of the Capital Securities and Common Securities in liquidation of the Issuer Trust. The ability of the Company to dissolve the Issuer Trust may be subject to prior regulatory approval of the Federal Reserve, if then required under applicable Federal Reserve capital guidelines or policies. See "Description of Capital Securities -- Liquidation Distribution Upon Dissolution." The Junior Subordinated Debentures, if distributed, may be subject to restrictions on transfer.

     Under current United States federal income tax law and interpretations and assuming, as expected, that the Issuer Trust will not be taxable as a corporation, a distribution of the Junior Subordinated Debentures upon a liquidation of the Issuer Trust will not be a taxable event to holders of the Capital Securities. However, if a Tax Event were to occur that would cause the Issuer Trust to be subject to United States federal income tax with respect to income received or accrued on the Junior Subordinated Debentures, a distribution of the Junior Subordinated Debentures by the Issuer Trust would be a taxable event to the Issuer Trust and the holders of the Capital Securities. See "Certain Federal Income Tax Consequences -- Distribution of Junior Subordinated Debentures to Holders of Capital Securities."



RIGHTS UNDER THE GUARANTEE

     The Chase Manhattan Bank will act as the Guarantee Trustee under the Guarantee and will hold the Guarantee for the benefit of the holders of the Capital Securities. The Chase Manhattan Bank will also act as Debenture Trustee for the Junior Subordinated Debentures and as Property Trustee under the Trust Agreement. Chase Manhattan Bank Delaware will act as Delaware Trustee under the Trust Agreement. The Guarantee guarantees to the holders of the Capital Securities the following payments, to the extent not paid by or on behalf of the Issuer Trust: (i) any accumulated and unpaid Distributions required to be paid on the Capital Securities, to the extent that the Issuer Trust has funds on hand available therefor at such time; (ii) the Redemption Price (as defined in "Description of Capital Securities -- Redemption") with respect to any Capital Securities called for redemption, to the extent that the Issuer Trust has funds on hand available therefor at such time; and (iii) upon a voluntary or involuntary dissolution of the Issuer Trust (unless the Junior Subordinated Debentures are distributed to holders of the Capital Securities), the lesser of
(a) the aggregate of the Liquidation Amount and all accumulated and unpaid Distributions to the date of payment, to the extent that the Issuer Trust has funds on hand available therefor at such time, and (b) the amount of assets of the Issuer Trust remaining available for distribution to holders of the Capital Securities on liquidation of the Issuer Trust. The Guarantee is subordinated as described under " -- Ranking of Subordinated Obligations Under the Guarantee and the Junior Subordinated Debentures" and "Description of Guarantee -- Status of the Guarantee." The holders of not less than a majority in aggregate Liquidation Amount of the outstanding Capital Securities have the right to direct the time, method and place of conducting any proceeding for any remedy available to the Guarantee Trustee in respect of the Guarantee or to direct the exercise of any trust power conferred upon the Guarantee Trustee under the Guarantee. Any holder of the Capital Securities may institute a legal proceeding directly against the Company to enforce its rights under the Guarantee without first instituting a legal proceeding against the Issuer Trust, the Guarantee Trustee or any other person or entity.

     If the Company were to default on its obligation to pay amounts payable under the Junior Subordinated Debentures, the Issuer Trust would lack funds for the payment of Distributions or amounts payable on redemption of the Capital Securities or otherwise, and, in such event, holders of the Capital Securities would not be able to rely upon the Guarantee for payment of such amounts. Instead, if a Debenture Event of Default has occurred and is continuing and such event is attributable to the failure of the Company to pay any amounts payable in respect of the Junior Subordinated Debentures on the payment date on which such payment is due and payable, then a holder of Capital Securities may institute a legal proceeding directly against the Company for enforcement of payment to such holder of any amounts payable in respect of such Junior Subordinated Debentures having a principal amount equal to the aggregate Liquidation Amount of the Capital Securities of such holder (a "Direct Action"). In connection with a Direct Action, the Company will have a right of set-off under the Junior Subordinated Indenture to the extent of any payment made by the Company to such holder of Capital Securities in the Direct Action. Except as described herein, holders of Capital Securities will not be able to exercise directly any other remedy available to the holders of the Junior Subordinated Debentures or assert directly any other rights in respect of the Junior Subordinated Debentures. See "Description of Junior Subordinated Debentures -- Enforcement of Certain Rights by Holders of Capital Securities," " -- Debenture Events of Default" and "Description of Guarantee." The Trust Agreement provides that each holder of Capital Securities by acceptance thereof agrees to the provisions of the Guarantee and the Junior Subordinated Indenture.


LIMITED VOTING RIGHTS

     Holders of Capital Securities will have limited voting rights relating generally to the modification of the Capital Securities and the Guarantee and the exercise of the Issuer Trust's rights as holder of Junior Subordinated Debentures. Holders of Capital Securities will not be entitled to appoint, remove or replace the Property Trustee or the Delaware Trustee except upon the occurrence of certain events specified in the Trust Agreement and described herein. The Property Trustee and the holders of all the Common Securities may, subject to certain conditions, amend the Trust Agreement without the consent of holders of Capital Securities to cure any ambiguity or make other provisions not inconsistent with the Trust Agreement or to ensure that the Issuer Trust (i) will not be taxable other than as a grantor trust for United States federal income tax purposes, or (ii) will not be required to register as an "investment company" under the Investment Company Act. See "Description of Capital Securities -- Voting Rights; Amendment of Trust Agreement" and " -- Removal of Issuer Trustees; Appointment of Successors."



MARKET PRICES

     There can be no assurance as to the market prices for Capital Securities, or the market prices for Junior Subordinated Debentures that may be distributed in exchange for Capital Securities if a liquidation of the Issuer Trust occurs. Accordingly, the Capital Securities or the Junior Subordinated Debentures that a holder of Capital Securities may receive on liquidation of the Issuer Trust may trade at a discount to the price that the investor paid to purchase the Capital Securities offered hereby. Because holders of Capital Securities may receive Junior Subordinated Debentures on dissolution of the Issuer Trust, prospective purchasers of Capital Securities are also making an investment decision with regard to the Junior Subordinated Debentures and should carefully review all the information regarding the Junior Subordinated Debentures contained herein. See "Description of Junior Subordinated Debentures."


ABSENCE OF PRIOR MARKET FOR THE CAPITAL SECURITIES AND CERTAIN TRADING RESTRICTIONS

     There is no current public market for the Capital Securities. Although the Capital Securities have been approved for listing on the Nasdaq NMS, subject to notice of issuance, there can be no assurance that an active public market will develop for the Capital Securities or that, if such market develops, that it will be maintained or that the market price will equal or exceed the public offering price set forth on the cover page of this Prospectus. The public offering price for the Capital Securities has been determined through negotiations between the Company and the Underwriters. Prices for the Capital Securities will be determined in the marketplace and may be influenced by many factors, including prevailing interest rates, the liquidity of the market for the Capital Securities, investor perceptions of the Company and general industry and economic conditions. In addition, notwithstanding the registration of the Capital Securities, holders who are "affiliates" of the Company or the Issuer Trust as defined under Rule 405 of the Securities Act may publicly offer for sale or resell the Capital Securities only in compliance with the provisions of Rule 144 under the Securities Act. See "Underwriting."


     Because holders of Capital Securities may receive Junior Subordinated Debentures on termination of the Issuer Trust, prospective purchasers of Capital Securities are also making an investment decision with regard to the Junior Subordinated Debentures and should carefully review all the information regarding the Junior Subordinated Debentures contained herein. See "Description of Junior Subordinated Debentures."



CAPITAL SECURITIES ARE NOT INSURED

     The Capital Securities are not insured by the Bank Insurance Fund or the Savings Association Insurance Fund of the Federal Deposit Insurance Corporation or any other governmental agency.



RISK FACTORS RELATING TO THE COMPANY GROWTH


     The Company has grown and may seek to continue growing by acquiring other financial institutions (such as Horizon), branches of such financial institutions, and companies engaged in related businesses. However, competition for acquisitions in the Company's market area is highly competitive. Moreover, any acquisitions will be subject to regulatory approval and there can be no assurance that the Company will obtain such approvals. The Company may not be as successful in the future as it has been in the past in identifying further acquisition candidates, integrating acquired institutions or preventing deposit erosion at acquired institutions or branches. Furthermore, the Company's ability to grow through acquisitions will depend on its maintaining sufficient regulatory capital levels and on economic conditions.

     There is no assurance that the Company will not encounter unforeseen expenses, as well as difficulties and complications in integrating expanded operations and new employees without disruption to overall operations. In connection with the acquisition of Horizon, the Company will be acquiring a bank holding company of almost equal size and may experience certain integration issues in connection with this acquisition. In addition, such growth may adversely affect the Company's operating results because of many factors, including start-up costs, diversion of management time and resources, asset quality, and required operating adjustments. There can be no assurance that the Company will successfully integrate or achieve the anticipated benefits of its growth or expanded operations, and there is no assurance that rapid growth in its loan portfolio will not result in an increase in the Company's loan loss experience.

RISKS ASSOCIATED WITH MORTGAGE BANKING OPERATION

     After approximately two years of providing warehouse funding to an independent third party financial institution that participated in a FHA Title I loan securitization conduit, in August 1996 the Company formed City Mortgage Services ("CMS"), a division of City National. CMS, with offices in Costa Mesa, California and Cross Lanes, West Virginia, was created as a specialty loan servicing division focusing on servicing niche loan products such as sub-prime mortgage, non-conforming mortgage, home improvement, home equity, and other similar products. During the Fall of 1996, CMS began servicing FHA Title I loans that were securitized by the third party financial institution to which the Company had previously provided warehouse funding. In December 1996, the Company acquired certain assets and assumed certain liabilities of a California FHA Title I loan servicing company and, as a result, acquired the right to service, through CMS, a number of securitized loan pools approximating $600 million in unpaid principal balances. In October 1997, the Company acquired an originator of high loan-to-value, predominately junior lien, mortgage loans, located in Irvine, California, with an experienced team of junior lien mortgage originators. Soon thereafter, the Company formed two additional retail origination platforms, one located in Southern California and the other located in Charleston, West Virginia. In addition to these three separate retail origination platforms, the Company maintains a wholesale division in California which focuses on acquiring high loan-to-value mortgage loans from a network of correspondent lenders. In August 1998, the Company opened a fourth retail origination office and expanded its loan servicing division with facilities located in Dallas, Texas.


     High loan-to-value loans obtained by the Company through retail originations or acquired through the correspondent network are generally sold to independent third parties or securitized by the Company generally within 90-180 days of funding. Management does not intend to include these high loan-to-value loans in its core loan portfolio. However, the Company's prospects must be considered in light of the risks, delays, expenses, and difficulties frequently encountered in connection with an early-stage business in a highly-regulated, competitive environment. In addition to the normal risk of loss and reduced net earnings due to loan delinquencies and other loan defaults by obligors, which become more acute in an economic slow-down or recession, the Company is subject to increased risk of loss in its high loan-to-value lending, because in most cases, the collateral for such loans will not be sufficient to cover the principal amount of the loans in the event of default. The Company, in its high loan-to-value lending, relies principally on the credit-worthiness of the buyer and, to a lesser extent, on the underlying collateral for repayment. As a result, many of the Company's high loan-to-value loans equal or exceed the value of the mortgage properties. Upon the occurrence of a default by a borrower, the Company evaluates the cost-effectiveness of foreclosing on the property. The Company is less likely to use foreclosure to mitigate its losses with its high loan-to-value products because such loans exceed the value of the mortgage properties; loss mitigation on these loans is undertaken primarily through garnishment proceedings. Management periodically estimates losses on these loans and records such estimates as a reduction of income. To the extent that management's estimates of losses are less than the actual losses, the Company's financial position and results of operations could be adversely affected in the period of adjustment. However, as discussed previously, management intends to mitigate this risk of loss by selling or securitizing this loss product generally within 90 to 180 days of funding.



PREPAYMENT RISK ASSOCIATED WITH SECURITIZATIONS

     In order to minimize credit risk in connection with its mortgage loan business, the Company sells a substantial majority of the loans it originates and purchases either through whole loan sales or through securitizations. In connection with securitizations, the Company reports gains on sales of loans based in part on the estimated fair value of the mortgage-related securities retained by the Company and on the estimated fair value of retained mortgage servicing rights related to such loans. In a securitization, the Company retains a residual-interest security and may retain an interest-only strip security. The fair value of the residual-interest and interest-only strip security is the present value of the estimated net cash flows to be received after considering the effects of prepayments and credit losses. The capitalized mortgage servicing rights and mortgage-related securities are valued using prepayment, default, and interest rate assumptions that the Company believes are reasonable. The amount of revenue recognized upon the sale of loans or loan participations will vary depending on the assumptions utilized.

     The rate of prepayment, rate of default, and the estimates of the future costs of servicing utilized by the Company are estimates, and actual results may vary from such estimates and such variations may be material. The gain recognized by the Company upon the sale of loans will have been overstated or understated if prepayments and/or defaults are greater than or less than anticipated, respectively. Higher levels of future prepayments, and/or increase in delinquencies or liquidations, would result in a lower valuation of the mortgage-related securities and impairment of the mortgage servicing rights, thereby adversely affecting the Company's earnings in the period of adjustment.

COMPETITION

     The banking business is highly competitive. In their primary market areas, the Banks compete with other commercial banks, savings and loan associations, credit unions, finance companies, mutual funds, insurance companies, mortgage banking companies, and brokerage and investment banking firms operating locally and elsewhere. The Banks' primary competitors have substantially greater resources and lending limits than the Banks. The profitability of the Company depends upon the Banks' ability to continue to compete in their primary market areas.

     The consumer finance industry is also highly competitive. Competitors in the consumer finance business include mortgage banking companies, commercial banks, credit unions, thrift institutions, credit card issuers and finance companies. Certain of the Company's competitors are substantially larger, have greater name recognition and have more capital and other resources than the Company.


DEVELOPMENTS IN TECHNOLOGY

     The market for financial services, including banking services, is increasingly affected by advances in technology, including developments in telecommunications, data processing, computers, automation, Internet-based banking, telebanking, debit cards and so-called "smart" cards. The ability of the Company to compete successfully in its markets may depend on the extent to which it is able to exploit such technological changes. However, there can be no assurance that the development of these or any other new technologies, or the Company's success or failure in anticipating or responding to such developments, will materially affect the Company's business, financial condition and operating results.

     Additionally, the Company is heavily dependent upon complex computer systems for all phases of its operations. The Year 2000 Issue is the result of computer programs being written using two digits rather than four to define the applicable year. Any of the Company's computer programs that have time-sensitive software may recognize a date using "00" as the year 1900 rather than the year 2000. This could result in a system failure or miscalculations causing disruptions of operations, including, among other things, a temporary inability to process transactions or engage in similar normal business activities.

     Based on its assessment, the Company has determined that it will be required to modify or replace portions of its software so that its computer systems will function properly with respect to dates in the year 2000 and thereafter. The Company presently believes that with modifications to existing software and conversions to new software, the Year 2000 Issue will not pose significant operational problems for its computer systems. However, if such modifications and conversions are not made, or are not completed timely, the Year 2000 Issue could have a material impact on the operations of the Company.

     The Company began initiating its Year 2000 project throughout the Company in January 1997. The project is sponsored and closely monitored by both senior and executive level management. The Office of the Comptroller of the Currency ("OCC") and the Federal Financial Institutions Examination Council recommends that all systems reprogramming efforts be completed by December 31, 1998 to allow for sufficient testing and implementation. Management intends to meet this recommendation. Plan components are being executed in accordance with guidelines that have been mandated by the OCC. The Company's approach to Year 2000 compliance encompasses five industry standard phases: awareness, assessment, renovation, validation, and implementation. The Company has completed the awareness, assessment, and renovation phases of the project. Currently, the Company is completing the validation phase and has begun the implementation phase in certain areas. Management of the Company does not believe that the sum of the costs incurred to date and the estimated costs remaining to be incurred are material to the consolidated financial statements of the Company.

     The Company also uses third-party vendors for certain system applications. The Company has initiated formal communications with its vendors and large credit customers to determine the extent to which the Company's interface systems are vulnerable to those third parties' failure to remediate their own Year 2000 Issues. The Company's total Year 2000 project cost and estimates to complete include the estimated costs and time associated with the impact of third party Year 2000 Issues based on presently available information. However, there can be no guarantee that the systems of other companies on which the Company's systems rely will be timely converted and would not have an adverse effect on the Company's systems.

     The costs of the project and the date on which the Company believes it will complete the Year 2000 modifications are based on management's best estimates, which were derived utilizing numerous assumptions of future events, including the continued availability of certain resources, third party modification plans and other factors. However, there can be no guarantee that these estimates will be achieved and actual results could differ materially from those anticipated. Specific factors that might cause such material differences include, but are not limited to, the availability and cost of personnel trained in this area, the ability to locate and correct all relevant computer codes, the ability of vendors and other third-parties, such as credit customers, to remediate their own Year 2000 problems and similar uncertainties.


STATUS OF THE COMPANY AS A BANK HOLDING COMPANY

     Because the Company is a bank holding company, its right to participate in any distribution of assets of the Banks upon the Banks' liquidation or reorganization or otherwise (and thus the ability of holders of the Capital Securities to benefit indirectly from such a distribution) is subject to the prior claims of creditors of the Banks (including their depositors), except to the extent that the Company may itself be recognized as a creditor of the Banks. At June 30, 1998, the Banks had total liabilities (excluding liabilities owed to the Company) of approximately $1.3 billion, including deposits. Accordingly, the Capital Securities effectively will be subordinated to all existing and future liabilities of the Banks, and holders of Capital Securities should look only to the assets of the Company for payments on the Capital Securities. Neither the Guarantee nor the Junior Subordinated Indenture places any limitation on the amount of secured or unsecured debt that may be incurred by the Banks in the future. See "Description of Junior Subordinated Debentures" and "Description of Guarantee."

     In addition, almost all of the operating assets of the Company are owned by the Banks. Historically, the Company has relied primarily on dividends from the Banks to meet its obligations for the payment of principal and interest on its separate debt obligations and corporate expenses and for payment of dividends on its outstanding common stock. The payment of dividends by the Banks to the Company is subject to certain legal and regulatory limitations, is subject to ongoing review by banking regulators and, under certain circumstances, may require prior approval by banking regulatory authorities. The Banks also are subject to certain restrictions under Federal law on extensions of credit to, and certain other transactions with, the Company and certain of its other affiliates, and on investments in the stock or other securities thereof. Such restrictions prevent the Company and such other affiliates from borrowing from the Banks unless the loans are secured by various types of collateral. Further, such secured loans or other transactions and investments by the Banks are generally limited in amount as to the Company and as to each such other affiliate to 10% of the Banks' capital and surplus and as to the Company and all such other affiliates to an aggregate of 20% of the Banks' capital and surplus.

                             CITY HOLDING COMPANY

GENERAL


     The Company is a registered bank holding company, chartered under the laws of the State of West Virginia, and headquartered in Charleston, West Virginia. At June 30, 1998, the Company had total consolidated assets of approximately $1.5 billion, total consolidated deposits of approximately $1.1 billion, and total consolidated stockholders' equity of approximately $126 million.


     Through its lead bank subsidiary, City National, the Company provides a wide variety of retail and commercial banking products and services to individuals and small- and medium-sized businesses through 43 banking offices in the State of West Virginia. In addition to City National, the Company operates Del Amo, a federally-chartered savings bank headquartered in Torrance, California. Del Amo operates three locations in Southern California and complements the Company's mortgage loan origination businesses located in Irvine and Costa Mesa, California.

     The Company has experienced significant growth through acquisitions, having acquired 11 depository and five non-depository institutions since 1985, adding approximately $700 million in assets and 29 branch offices to the Company's franchise. In addition, the Company has started six de novo operations, including one depository institution. While the strategy of the Company is to permit its various banking operations to be responsive to the markets in which they operate, the Company has consolidated all back-office functions, including portions of the credit underwriting, investment portfolio management, and loan review functions. To promote responsiveness to customer requests and operational efficiency, the Company has emphasized the use of technology, including check imaging.

     The Company maintains a diverse loan portfolio which consists of commercial, real estate, and consumer loans to customers in its markets. At June 30, 1998, the Company had non-performing loans, consisting of non-accrual, past-due, and restructured credits of $7.4 million, or 0.79% of gross loans. Net charge-offs through June 30, 1998 were 0.12% of average loans. The allowance for loan losses at June 30, 1998, was 0.93% of gross loans and 117.81% of non-performing loans. Additionally, the Company's net charge-offs to average loans ratio has averaged 0.19% over the five years ended December 31, 1997. For the six months ended June 30, 1998 the Company's return on average assets and return on average equity were 0.94% and 11.13%, respectively.

     Recognizing the increasing competition in the financial services industry, the Company's management has embarked upon a strategy to increase non-interest income and diversify the markets in which it operates. In 1993, the Company organized City Financial Corporation ("City Financial"), a full-service securities brokerage and investment advisory company. City Financial operates an office in Charleston, West Virginia, from which it offers brokerage and investment advisory services to customers of the Company and others throughout West Virginia.


     After approximately two years of providing warehouse funding to an independent third party financial institution that participated in a FHA Title I loan securitization conduit, in August 1996 the Company formed CMS, a division of City National. CMS, with offices in Costa Mesa, California and Cross Lanes, West Virginia, was created as a specialty loan servicing division focusing on servicing niche loan products such as sub-prime mortgage, non-conforming mortgage, home improvement, home equity, and other similar products. During the Fall of 1996, CMS began servicing FHA Title I loans that were securitized by the third party financial institution to which the Company had previously provided warehouse funding. In December 1996, the Company acquired certain assets and assumed certain liabilities of a California FHA Title I loan servicing company and, as a result, acquired the right to service, through CMS, a number of securitized loan pools approximating $600 million in unpaid principal balances. In October 1997, the Company acquired an originator of high loan-to-value, predominately junior lien, mortgage loans, located in Irvine, California, with an experienced team of junior lien mortgage originators. Soon thereafter, the Company formed two additional retail origination platforms, one located in Southern California and the other located in Charleston, West Virginia. In addition to these three separate retail origination platforms, the Company maintains a wholesale division in California which focuses on acquiring high loan-to-value mortgage loans from a network of correspondent lenders. In August 1998, the Company opened a fourth retail origination office and expanded its loan servicing division with facilities located in Dallas, Texas.

     Currently, these divisions are focusing on generating high loan-to-value products, primarily 125% loan-to-value products through direct mail and telemarketing solicitation nationwide. At June 30, 1998, the Company's portfolio of junior lien mortgages aggregated approximately $178 million, of which $164 million would be classified as 125% loan-to-value products. The typical 125% loan-to-value product customer has an average FICO score of approximately 680, and is generally utilizing the loan product to consolidate high-rate credit card or other debt or for college tuition, home improvements, or vacations. It is the Company's intention to sell the various loan products generated by these divisions through a combination of loan securitizations and whole loan sales, where, in the case of loan securitizations, the Company would retain the servicing rights. Through June 30, 1998, the Company had completed three transactions involving the securitization of approximately $183 million of high loan-to-value loans. The Company plans to securitize a portion of its junior lien mortgage loan portfolio every quarter.

     The Company's strategy is to develop these loan origination divisions into marketing platforms, that through the use of technology and direct mail and telemarketing solicitations, permit the Company to access additional geographic markets and efficiently deliver a variety of financial service products.

     In addition to these mortgage origination and servicing divisions, the Company also operates an escrow services division, a direct mail/marketing division and an internet service provider and web site development division. The Company has also sought to expand the range of insurance products and services that it provides through the acquisition of an insurance agency located in Charleston, West Virginia, in December 1997, and one additional agency in the first quarter of 1998.


RECENT DEVELOPMENTS


     HORIZON. On August 7, 1998, the Company announced that it had entered into a definitive agreement and plan of reorganization to merge with Horizon.
Horizon is a West Virginia bank holding company with assets of $1.04 billion as of June 30, 1998. The combined company would have total assets in excess of $2.5 billion, rank third in deposit market share in the State of West Virginia and rank among the Top 100 banks in the country in terms of market capitalization. It is the intent of the Company and Horizon that the transaction be accounted for as a pooling of interests and close during the first quarter of 1999. The Company expects to issue approximately 10,300,000 shares of Common Stock in connection with the merger with Horizon. Subsequent to the completion of this merger, Horizon's five bank subsidiaries will be merged into City National. Steven J. Day, President and Chief Executive Officer of the Company and City National, will continue to serve in those roles for the combined entity. Consummation of this transaction is subject to shareholder approval by Horizon and the Company, regulatory approval, and satisfaction of other conditions. No assurance can be provided that the necessary shareholder and regulatory approvals can be obtained or that the other conditions precedent to the merger will be satisfied. Certain historical financial information regarding Horizon is incorporated by reference herein. See "Incorporation of Certain Documents by Reference." In addition, certain pro forma financial information about the Company and Horizon is included herein. See "Index to Financial Information."


     MEGO. On June 29, 1998, the Company (through City National) completed its strategic investment in Mego Mortgage Corporation ("Mego"), a specialty financial services company that originates and purchases conventional home improvement, high loan-to-value debt consolidation, and other similar loans. As part of an overall recapitalization of Mego completed by several investors, the Company invested $10 million to acquire 10,000 shares of Mego Series A Preferred Stock, which are convertible into 6.7 million shares of Mego common stock. The Company also acquired an option to purchase an additional 6.7 million shares of Mego common stock at a price of $1.50 per share. Concurrent with this investment, CMS acquired the right to service approximately $536 million of consumer mortgage loans previously serviced by Mego and the exclusive right to service up to an additional $1 billion of mortgage loans originated or acquired by Mego in the future.

     The Company expects to take advantage of the consolidation of the financial services industry by further developing its franchise through the acquisition of financial institutions and other entities engaged in lines of business permissible for banks and bank holding companies. The Company believes that as the competitive environment becomes increasingly challenging to smaller financial institutions, the Company can offer community banking organizations an attractive alternative, by providing the technology, product variety, and efficiencies and services of a larger banking organization, while managing such institutions in a manner that allows them to remain responsive to the markets in which they operate. In addition to acquiring community banking organizations, the Company also has interest in supplementing the Del Amo acquisition through related acquisitions in California to further support the Company's mortgage operations in California. Additionally, the Company is interested in acquiring mortgage operations, including whole operations or portfolios of mortgage servicing rights and mortgage loans, and in acquiring technology-related firms. However, the Company remains firmly committed to its commercial banking operations and expects to increase its commercial banking presence in West Virginia significantly through its merger with Horizon.

     The Company continues to evaluate business combination opportunities and as a result, business combination discussions and, in some cases, negotiations take place and future business combinations involving cash, debt, or equity securities can be expected. Any future business combination or series of business combinations that the Company may undertake may be material, in terms of assets acquired or liabilities assumed, to the Company's financial condition.

     The Company was organized under the laws of the State of West Virginia on March 12, 1982. The Company's principal executive offices are located at 25 Gatewater Road, Charleston, West Virginia 25313, and its telephone number at such address is (304) 769-1100.


     For additional information regarding the Company's financial condition and results of operations, see "Capitalization," "Selected Consolidated Financial Data and Other Information," Selected Pro Forma Financial Data of the Company and Horizon Combined" and "Index to Financial Information."


     NEITHER THE CAPITAL SECURITIES NOR THE JUNIOR SUBORDINATED DEBENTURES ARE OBLIGATIONS OF OR GUARANTEED BY CITY NATIONAL OR DEL AMO.

                         CITY HOLDING CAPITAL TRUST II

     The Issuer Trust is a statutory business trust created under Delaware law pursuant to a trust agreement and the filing of a certificate of trust with the Delaware Secretary of State. The Issuer Trust will be governed by the Trust Agreement among the Company, as Depositor, Chase Manhattan Bank Delaware, as Delaware Trustee, The Chase Manhattan Bank, as Property Trustee, the Administrators named therein, and the holders, from time to time, of undivided beneficial interests in the assets of the Issuer Trust. Two individuals will be selected by the holders of the Common Securities to act as administrators with respect to the Issuer Trust (the "Administrators"). The Company, while holder of the Common Securities, intends to select two individuals who are employees or officers of or affiliated with the Company to serve as the Administrators. See "Description of Capital Securities -- Miscellaneous." The Issuer Trust exists for the exclusive purposes of (i) issuing and selling the Trust Securities, (ii) using the proceeds from the sale of the Trust Securities to acquire the Junior Subordinated Debentures and (iii) engaging in only those other activities necessary, convenient or incidental thereto (such as registering the transfer of the Trust Securities). Accordingly, the Junior Subordinated Debentures will be the sole assets of the Issuer Trust, and payments under the Junior Subordinated Debentures will be the sole source of revenue of the Issuer Trust. The Delaware Trustee, the Property Trustee and the Guarantee Trustee serve in the same capacities to City Holding Capital Trust, and the Securities issued by City Holding Capital Trust rank PARI PASSU with the Trust Securities.


     All the Common Securities will initially be owned by the Company. The Common Securities will rank PARI PASSU, and payments will be made thereon PRO RATA, with the Capital Securities, except that upon the occurrence and during the continuation of a Debenture Event of Default arising as a result of any failure by the Company to pay any amounts in respect of the Junior Subordinated Debentures when due, the rights of the holders of the Common Securities to payment in respect of Distributions and payments upon liquidation, redemption or otherwise will be subordinated to the rights of the holders of the Capital Securities. See "Description of Capital Securities -- Subordination of Common Securities." The Company will acquire Common Securities in an aggregate liquidation amount equal to approximately 3% of the total capital of the Issuer Trust. The Issuer Trust has a term of 31 years, but may dissolve earlier as provided in the Trust Agreement. The address of the Delaware Trustee is Chase Manhattan Bank Delaware, 1201 Market Street, Wilmington, Delaware 19801, telephone number (302) 428-3375. The address of the Property Trustee, the Guarantee Trustee and the Debenture Trustee is The Chase Manhattan Bank, 450 West 33rd Street, 15th Floor, New York, New York 10001, telephone number (212) 946-3340.



                             ACCOUNTING TREATMENT

     For financial reporting purposes, the Issuer Trust will be treated as a subsidiary of the Company and, accordingly, the accounts of the Issuer Trust will be included in the consolidated financial statements of the Company. The Capital Securities will be included in the consolidated balance sheets as liabilities of the Company and appropriate disclosures about the Capital Securities, the Guarantee and the Junior Subordinated Debentures will be included in the notes to the consolidated financial statements of the Company. For financial reporting purposes, distributions on the Capital Securities will be recorded in the consolidated statements of income of the Company as interest expense. See also "Capitalization."



                                USE OF PROCEEDS

     All the proceeds to the Issuer Trust from the sale of the Capital Securities will be invested by the Issuer Trust in the Junior Subordinated Debentures. All of the net proceeds to be received by the Company from the sale of the Junior Subordinated Debentures will be used for general corporate purposes, potential future acquisitions, repayment of corporate debt, and investments in or extensions of credit to its subsidiaries. Pending such use, the net proceeds may be temporarily invested. The precise amounts and timing of the application of proceeds will depend upon the funding requirements of the Company and its subsidiaries and the availability of other funds. In view of anticipated funding requirements, the Company may from time to time engage in additional financings of a character and in amounts to be determined.

     Generally, the proceeds from the sale of the Capital Securities are expected to qualify as Tier 1 or core capital with respect to the Company under the risk-based capital guidelines established by the Federal Reserve. However, capital received from the proceeds of the sale of trust preferred securities cannot constitute more than 25% of the total Tier 1 capital of the Company (the "25% Capital Limitation"). Amounts in excess of the 25% Capital Limitation will constitute Tier 2 or supplementary capital of the Company. Because of the 25% Capital Limitation, only approximately 24% or $12 million of the proceeds from the Capital Securities will immediately qualify as Tier 1 or core capital, with the remaining 76% or $38 million of the proceeds qualifying for Tier 2 capital treatment under the risk-based capital guidelines of the Federal Reserve. However, it is anticipated that upon the consummation of the merger with Horizon, the remaining $38 million of the proceeds will qualify for Tier 1 capital.

               CONSOLIDATED RATIOS OF EARNINGS TO FIXED CHARGES

     The following unaudited tables present the consolidated ratios of earnings to fixed charges of the Company along with that of Horizon and on a combined basis. The consolidated ratio of earnings to fixed charges has been computed by dividing income before income taxes and fixed charges by fixed charges. Fixed charges represent all interest expense (ratios are presented both excluding and including interest on deposits). Interest expense (other than on deposits) includes interest on borrowed funds, federal funds purchased and securities sold under agreements to repurchase, trust preferred securities outstanding, and other funds borrowed. The first table presents the consolidated ratios of earnings to fixed charges on a historical basis for the Company. The second table presents the consolidated ratios of earnings to fixed charges for the Company and Horizon on a combined basis, along with the pro forma effect assuming the Capital Securities were outstanding for the six months ended June 30, 1998 and the year ended December 31, 1997.





                                 FOR THE SIX
                                 MONTHS ENDED
                                   JUNE 30,                              FOR THE YEAR ENDED DECEMBER 31,
                       -------------------------------- -----------------------------------------------------------------
                                    1998                             1997
                                     PRO                              PRO
                          1998     FORMA(1)     1997       1997     FORMA(1)     1996       1995       1994       1993
                       ---------- ---------- ---------- ---------- ---------- ---------- ---------- ---------- ----------
Earnings to Fixed
  Charges-City Holding
  (Historical)
Including interest on
  deposits ............    1.38x      x         1.45x      1.44x       x         1.40x      1.38x      1.46x      1.49x
Excluding interest on
  deposits ............    2.46                 2.98       2.68                  2.57       3.01       6.10      13.07



---------
(1) Gives pro forma effect assuming the Capital Securities were outstanding during the periods indicated.







                                    FOR THE SIX
                                    MONTHS ENDED
                                      JUNE 30,
                       --------------------------------------
                                        1998
                            1998         PRO         1997
                        COMBINED(1)   FORMA(2)   COMBINED(1)
                       ------------- ---------- -------------
Earnings to Fixed
  Charges-City Holding
  and Horizon Combined
Including interest on
  deposits ............  1.48x          x         1.56x
Excluding interest on
  deposits ............  3.66                     4.80



                                               FOR THE YEAR ENDED DECEMBER 31,
                       -------------------------------------------------------------------------------
                                       1997
                           1997         PRO         1996          1995          1994         1993
                        COMBINED(1)   FORMA(2)   COMBINED(1)   COMBINED(1)   COMBINED(1)   COMBINED(1)
                       ------------- ---------- ------------- ------------- ------------- ------------
Earnings to Fixed
  Charges-City Holding
  and Horizon Combined
Including interest on
  deposits ............    1.54x          x         1.48x         1.50x          1.57x         1.54x
Excluding interest on
  deposits ............    4.15                     4.07          5.24          10.11         18.13


---------

(1) Includes the Company and Horizon combined as though the merger was in effect during the periods presented.

(2) Gives pro forma effect assuming the Capital Securities were outstanding during the periods indicated.

                                CAPITALIZATION


     The following table sets forth the unaudited consolidated capitalization of the Company as of June 30, 1998, and as adjusted to give effect to the consummation of the offering of the Capital Securities and the application of the net proceeds thereof as provided under "Use of Proceeds." The following data should be read in conjunction with the Company's reports filed with the Commission under the Exchange Act. See "Available Information," "Incorporation of Certain Documents by Reference," "Selected Consolidated Financial Data and Other Information" and "Index to Financial Information."






                                                                                AS OF JUNE 30, 1998
                                                                                    (UNAUDITED)
                                                                ---------------------------------------------------
                                                                                                    AS ADJUSTED FOR
                                                                                                      THE HORIZON
                                                                                AS ADJUSTED FOR     ACQUISITION AND
                                                                                    CAPITAL             CAPITAL
                                                                                   SECURITIES         SECURITIES
                                                                   ACTUAL           ISSUANCE           ISSUANCE
                                                                ------------   -----------------   ----------------
                                                                              (DOLLARS IN THOUSANDS)
Short-term borrowings .......................................     $111,974         $111,974            $155,678
Long-term borrowings ........................................       81,295           81,295              87,267
Corporation-obligated mandatory redeemable capital securities of subsidiary trust holding solely junior subordinated
 debentures of the corporation(l) ...........................       30,000           80,000              80,000
                                                                  --------         --------            --------
 Total borrowings ...........................................      223,269          273,269             322,945
                                                                  --------         --------            --------
Stockholders' equity:
 Common stock, $2.50 par value, 20,000,000 authorized,
   6,749,785 issued and outstanding, including 17,055
   shares in treasury .......................................       16,874           16,874              42,738
 Capital surplus ............................................       63,734           63,734              61,944
 Retained earnings ..........................................       44,280           44,280             134,896
 Accumulated other comprehensive income .....................        1,811            1,811               3,033
 Cost of common stock in treasury ...........................         (591)            (591)               (591)
                                                                  --------         --------            --------
 Total stockholders' equity .................................      126,108          126,108             242,020
                                                                  --------         --------            --------
 Total capitalization .......................................     $349,377         $399,377            $564,965
                                                                  ========         ========            ========
Capital ratios:
Tier 1 risk-based capital ratio .............................         9.37%           10.23%              13.92%
Total risk-based capital ratio ..............................        10.05            13.87               14.80
Leverage ratio ..............................................         8.55             9.35               11.32


---------
(1) Reflects the capital securities issued by City Holding Capital Trust on March 31, 1998 and the Capital Securities. The Issuer Trust is a subsidiary of the Company and holds the Junior Subordinated Debentures as its sole asset. See also "Accounting Treatment."

          SELECTED CONSOLIDATED FINANCIAL DATA AND OTHER INFORMATION

     The following table sets forth selected consolidated financial information for the Company for the five years ended December 31, 1997, and the six-month periods ended June 30, 1998 and 1997. The selected consolidated financial data as of and for each of the years in the five-year period ended December 31, 1997 have been derived from the Company's consolidated financial statements which have been audited by Ernst & Young, LLP, independent auditors. The data should be read in conjunction with the consolidated financial statements and related notes incorporated by reference herein. The information presented as of and for the six-month periods ended June 30, 1998 and 1997 is derived from the Company's unaudited consolidated financial statements for those periods. Those unaudited consolidated financial statements, which are incorporated by reference elsewhere in this Prospectus, include all adjustments, consisting only of normal recurring accruals, which management considers necessary for a fair presentation of the financial condition and results of operations for such interim periods. Results for the six-month period ended June 30, 1998 are not necessarily indicative of results to be expected for the full year or any other interim period. See also "Incorporation of Certain Documents by Reference," "Experts" and "Index to Financial Information."






                                                   AS OF AND FOR THE
                                                   SIX MONTHS ENDED
                                                       JUNE 30,
                                              ---------------------------
                                                   1998          1997
                                              ------------- -------------
                                                      (UNAUDITED)
Summary of Operations
 Total interest income ......................   $   54,726    $   46,052
 Total interest expense .....................       26,258        20,582
 Net interest income ........................       28,468        25,470
 Provision for loan losses ..................        1,201           828
 Total other income .........................       31,996         9,899
 Total other expenses .......................       49,201        25,192
 Income before income taxes .................       10,062         9,349
 Net income .................................        6,412         6,004
Per Share Data
 Net income (basic) .........................         0.97          0.99
 Net income (diluted) .......................         0.96          0.99
 Cash dividends declared (1) ................         0.38          0.36
 Book value per share .......................        18.73         14.41
Average Balance Sheet Summary
 Total loans ................................      841,367       739,362
 Securities .................................      162,074       179,447
 Deposits ...................................    1,010,554       876,887
 Long-term debt .............................       88,313        37,504
 Stockholders' equity .......................      115,229        85,172
 Total assets ...............................    1,371,538     1,147,712
At Period End
 Net loans ..................................      920,592       752,539
 Securities .................................      166,994       182,393
 Deposits ...................................    1,131,709       901,087
 Long-term debt .............................       81,295        39,400
 Stockholders' equity .......................      126,108        87,483
 Total assets ...............................    1,501,500     1,147,684
Selected Ratios
 Return on average assets ...................         0.94%         1.05%
 Return on average stockholders' equity .....        11.13         14.10
 Average equity to assets ...................         8.40          7.42
 Dividend payout ratio (1) ..................        39.18         36.36



                                                                  AS OF AND FOR THE YEAR ENDED
                                                                          DECEMBER 31,
                                              ---------------------------------------------------------------------
                                                   1997          1996          1995          1994          1993
                                              ------------- ------------- ------------- ------------- -------------
                                                      (DOLLARS IN THOUSANDS, EXCEPT PER SHARE INFORMATION)
Summary of Operations
 Total interest income ......................   $   96,796    $   86,069    $   75,125     $ 62,762      $ 55,301
 Total interest expense .....................       44,691        39,064        33,580       25,168        22,425
 Net interest income ........................       52,105        47,005        41,545       37,594        32,876
 Provision for loan losses ..................        1,662         1,678         1,104        1,040         1,434
 Total other income .........................       26,716        11,123         6,346        5,249         3,862
 Total other expenses .......................       57,670        40,982        33,887       30,116        24,292
 Income before income taxes .................       19,489        15,468        12,900       11,687        11,012
 Net income .................................       12,464        10,130         8,718        8,141         7,645
Per Share Data
 Net income (basic) .........................         2.03          1.81          1.55         1.44          1.35
 Net income (diluted) .......................         2.02          1.81          1.55         1.44          1.35
 Cash dividends declared (1) ................         0.73          0.63          0.56         0.49          0.46
 Book value per share .......................        16.56         14.21         13.09        11.66         11.56
Average Balance Sheet Summary
 Total loans ................................      757,803       665,641       608,551      504,795       413,645
 Securities .................................      179,590       166,667       221,743      264,976       262,742
 Deposits ...................................      892,865       812,655       771,303      736,115       639,480
 Long-term debt .............................       46,129        24,666         8,204        6,252         4,387
 Stockholders' equity .......................       92,317        76,130        69,463       67,652        63,511
 Total assets ...............................    1,213,261     1,079,540       957,048      864,690       739,804
At Period End
 Net loans ..................................      772,689       690,701       650,195      547,809       462,424
 Securities .................................      162,912       163,922       194,368      239,882       283,833
 Deposits ...................................      938,498       828,670       797,415      746,805       709,958
 Long-term debt .............................       68,400        34,250        20,000        6,875         5,875
 Stockholders' equity .......................      106,255        79,373        73,139       66,299        65,605
 Total assets ...............................    1,266,143     1,048,810     1,040,969      895,785       816,225
Selected Ratios
 Return on average assets ...................         1.03%         0.94%         0.91%        0.94%         1.03%
 Return on average stockholders' equity .....        13.50         13.31         12.55        12.03         12.04
 Average equity to assets ...................         7.61          7.05          7.26         7.82          8.58
 Dividend payout ratio (1) ..................        35.96         34.81         36.47        33.91         34.36



---------
(1) Cash dividends and the related payout ratio are based on historical results of the Company and do not include cash dividends of acquired subsidiaries prior to the dates of consummation.

                       SELECTED PRO FORMA FINANCIAL DATA
                      OF THE COMPANY AND HORIZON COMBINED

     The following selected pro forma financial data gives effect to the proposed merger of the Company with Horizon, to be accounted for as a pooling of interests, based on an exchange ratio of 1.111 shares of the Company's Common Stock for each share of common stock of Horizon. The pro forma data is based upon the historical financial statements of the Company and Horizon and may not be indicative of the results that actually would have occurred if the combination had been in effect on the dates indicated. See also "Incorporation of Certain Documents by Reference," "Experts" and "Index to Financial Information."






                                                    AS OF AND FOR THE
                                                    SIX MONTHS ENDED               AS OF AND FOR THE YEAR ENDED
                                                        JUNE 30,                           DECEMBER 31,
                                               --------------------------- --------------------------------------------
                                                    1998          1997          1997           1996           1995
                                               ------------- ------------- -------------- -------------- --------------
                                                       (UNAUDITED)             (DOLLARS IN THOUSANDS, EXCEPT PER SHARE
                                                                                           INFORMATION)
 Summary of Operations
  Total interest income ......................  $   95,754    $   83,002     $  173,166     $  159,708     $  145,743
  Total interest expense .....................      44,229        35,307         76,012         68,334         61,180
  Net interest income ........................      51,525        47,695         97,154         91,374         84,563
  Provision for loan losses ..................       2,467         1,928          4,064          5,012          3,609
  Total other income .........................      35,335        12,661         32,613         16,473         11,343
  Total other expense ........................      63,167        38,645         84,899         70,066         61,908
  Income before income taxes .................      21,226        19,783         40,804         32,769         30,389
  Net income .................................      13,736        12,758         26,291         21,281         20,200

 Per Share Data
  Net income (basic) .........................        0.82          0.78           1.60           1.34           1.26
  Net income (diluted) .......................        0.81          0.78           1.60           1.34           1.26
  Cash dividends declared ....................        0.38          0.36           0.73           0.63           0.56
  Book value per share .......................       14.34         12.19          13.24          11.86          11.52

 Average Balance Sheet Summary
  Total loans ................................   1,586,237     1,382,963      1,427,270      1,286,868      1,206,408
  Securities .................................     375,541       414,516        409,713        419,974        464,024
  Deposits ...................................   1,870,118     1,669,961      1,698,699      1,616,479      1,559,106
  Long-term debt .............................      96,080        37,504         47,603         24,666          8,204
  Stockholders' equity .......................     229,968       195,504        204,118        181,923        168,353
  Total assets ...............................   2,416,831     2,088,471      2,180,461      2,021,988      1,874,056

 At Period End
  Net loans ..................................   1,670,724     1,406,939      1,490,411      1,315,078      1,262,243
  Securities .................................     376,017       408,353        378,330        412,586        450,570
  Deposits ...................................   1,993,215     1,702,442      1,779,805      1,626,666      1,602,996
  Long-term debt .............................      87,267        39,400         75,502         34,250         20,000
  Stockholders' equity .......................     242,020       199,365        220,277        188,784        177,522
  Total assets ...............................   2,542,007     2,102,385      2,286,424      1,995,878      1,983,871

 Selected Ratios
  Return on average assets ...................        1.14%         1.22%          1.21%          1.05%          1.08%
  Return on average stockholders' equity .....       11.95         13.05          12.88          11.70          12.00
  Dividend payout ratio ......................       39.18         36.36          35.96          34.81          36.47
  Average equity to assets ...................        9.52          9.36           9.36           9.00           8.98

                 SELECTED HISTORICAL FINANCIAL DATA OF HORIZON


     The following table sets forth selected consolidated financial information for Horizon for the five years ended December 31, 1997, and the six-month periods ended June 30, 1998 and 1997. The selected consolidated financial data as of and for each of the years in the five-year period ended December 31, 1997 have been derived from Horizon's consolidated financial statements which have been audited by Ernst & Young LLP, independent auditors, which as to 1995 are based in part on the report of Diamond, Leftwich, Goheen & Dunn, P.L.L.C. The data should be read in conjunction with the consolidated financial statements and related notes incorporated by reference herein. The consolidated financial statements as of December 31, 1997 and 1996 and for each of the years in the three-year period ended December 31, 1997, and the report thereon of Ernst & Young, independent certified public accountants, are incorporated by reference to this Prospectus. The information presented as of and for the six-month periods ended June 30, 1998 and 1997 is derived from Horizon's unaudited consolidated financial statements for those periods. Those unaudited consolidated financial statements, which are incorporated by reference elsewhere in this Prospectus, include all adjustments, consisting only of normal recurring accruals, which management considers necessary for a fair presentation of the financial condition and results of operations for such interim periods. Results for the six-month period ended June 30, 1998 are not necessarily indicative of results to be expected for the full year or any other interim period. See also "Incorporation of Certain Documents by Reference," "Experts" and "Index to Financial Information."





                                             AS OF AND FOR THE
                                             SIX MONTHS ENDED
                                                 JUNE 30,
                                        ---------------------------
                                             1998          1997
                                        ------------- -------------
                                                (UNAUDITED)
Summary of Operations
 Total Interest income ................   $   41,028     $ 36,950
 Total Interest expense ...............       17,971       14,725
 Net interest income ..................       23,057       22,225
 Provision for loan losses ............        1,266        1,100
 Total other income ...................        3,339        2,762
 Total other expense ..................       13,966       13,453
 Income before income taxes ...........       11,164       10,434
 Net income ...........................        7,324        6,754
Per Share Data
 Net income (basic) ...................         0.80         0.73
 Net income (diluted) .................         0.80         0.73
 Cash dividends declared ..............         0.38         0.34
 Book value per share .................        12.69        12.08
Average Balance Sheet Summary
 Total loans ..........................      744,870      643,601
 Securities ...........................      213,467      235,069
 Deposits .............................      859,564      793,074
 Long-term debt .......................        7,767            0
 Stockholders' equity .................      114,739      110,332
 Total assets .........................    1,045,293      940,759
At Period End
 Net loans ............................      750,132      654,400
 Securities ...........................      209,023      225,960
 Deposits .............................      861,506      801,355
 Long-term debt .......................        5,972            0
 Stockholders' equity .................      115,912      111,882
 Total assets .........................    1,040,507      954,701
Selected Ratios
 Return on average assets .............         1.40%        1.44%
 Return on average stockholders' equity        12.77        12.24
 Average equity to assets .............        10.98        11.73
 Dividend payout ratio ................        47.50        46.58



                                                            AS OF AND FOR THE YEAR ENDED
                                                                    DECEMBER 31,
                                        ---------------------------------------------------------------------
                                             1997          1996          1995          1994          1993
                                        ------------- ------------- ------------- ------------- -------------
                                                (DOLLARS IN THOUSANDS, EXCEPT PER SHARE INFORMATION)
Summary of Operations
 Total Interest income ................   $   76,370     $ 73,639      $ 70,618      $ 62,231      $ 61,029
 Total Interest expense ...............       31,321       29,270        27,600        21,689        23,189
 Net interest income ..................       45,049       44,369        43,018        40,542        37,840
 Provision for loan losses ............        2,402        3,334         2,505         2,264         2,337
 Total other income ...................        5,897        5,350         4,997         3,877         4,176
 Total other expense ..................       27,229       29,084        28,021        27,161        25,838
 Income before income taxes ...........       21,315       17,301        17,489        14,974        13,841
 Net income ...........................       13,827       11,151        11,482        10,125         9,496
Per Share Data
 Net income (basic) ...................         1.49         1.20          1.23          1.09          1.02
 Net income (diluted) .................         1.49         1.20          1.23          1.09          1.02
 Cash dividends declared ..............         0.75         0.62          0.53          0.49          0.47
 Book value per share .................        12.38        11.76         11.23          9.98          9.56
Average Balance Sheet Summary
 Total loans ..........................      669,467      621,227       597,857       552,202       509,008
 Securities ...........................      230,123      253,307       242,281       252,023       275,019
 Deposits .............................      805,834      803,824       787,803       751,773       742,729
 Long-term debt .......................        1,474            0             0             0             0
 Stockholders' equity .................      111,801      105,793        98,890        90,873        85,966
 Total assets .........................      967,200      942,448       917,008       870,779       854,794
At Period End
 Net loans ............................      717,722      624,377       612,046       574,053       523,725
 Securities ...........................      215,418      248,664       256,202       237,266       270,009
 Deposits .............................      841,307      797,996       805,581       762,619       748,798
 Long-term debt .......................        7,102            0             0             0             0
 Stockholders' equity .................      114,022      109,411       104,383        92,892        88,943
 Total assets .........................    1,020,281      947,068       942,902       882,606       864,017
Selected Ratios
 Return on average assets .............         1.43%        1.18%         1.25%         1.16%         1.11%
 Return on average stockholders' equity        12.37        10.54         11.61         11.14         11.05
 Average equity to assets .............        11.56        11.23         10.78         10.44         10.06
 Dividend payout ratio ................        50.34        51.67         43.09         44.95         46.08

                       DESCRIPTION OF CAPITAL SECURITIES

     Pursuant to the terms of the Trust Agreement for the Issuer Trust, the Issuer Trustees on behalf of the Issuer Trust will issue the Capital Securities and the Common Securities. The Capital Securities will represent preferred undivided beneficial interests in the assets of the Issuer Trust and the holders thereof will be entitled to a preference in certain circumstances with respect to Distributions and amounts payable on redemption or liquidation over the Common Securities, as well as other benefits as described in the Trust Agreement. This summary of certain provisions of the Capital Securities and the Trust Agreement does not purport to be complete and is subject to, and qualified in its entirety by reference to, all the provisions of the Trust Agreement, including the definitions therein of certain terms. Wherever particular defined terms of the Trust Agreement are referred to herein, such defined terms are incorporated herein by reference. A copy of the form of the Trust Agreement is available upon request from the Issuer Trust by contacting the Issuer Trustees.


GENERAL

     The Capital Securities will be limited to $50,000,000 aggregate Liquidation Amount outstanding. The Capital Securities will rank PARI PASSU, and payments will be made thereon pro rata, with the Common Securities except as described under " -- Subordination of Common Securities." The Junior Subordinated Debentures will be registered in the name of the Issuer Trust and held by the Property Trustee in trust for the benefit of the holders of the Capital Securities and Common Securities. The Guarantee will be a guarantee on a subordinated basis with respect to the Capital Securities but will not guarantee payment of Distributions or amounts payable on redemption or liquidation of such Capital Securities when the Issuer Trust does not have funds on hand available to make such payments. See "Description of Guarantee."


DISTRIBUTIONS


     The Capital Securities represent preferred undivided beneficial interests in the assets of the Issuer Trust, and Distributions on each Capital Security
will be payable at an annual rate equal to   % on the stated Liquidation Amount
of $25.00, payable quarterly in arrears on the    day of    ,  ,   and    of
each year (each a "Distribution Date"), to the holders of the Capital Securities at the close of business on the fifteenth day, (whether or not a Business Day (as defined below)) next preceding the relevant Distribution Date. Distributions on the Capital Securities will be cumulative. Distributions will accumulate from the date of original issuance. The first Distribution Date for
the Capital Securities will be    , 1998. The amount of Distributions payable
for any period less than a full Distribution period will be computed on the basis of a 360-day year of twelve 30-day months and the actual days elapsed in a partial month in such period. Distributions payable for each full Distribution period will be computed by dividing the rate per annum by four. If any date on which Distributions are payable on the Capital Securities is not a Business Day, then payment of the Distributions payable on such date will be made on the next succeeding day that is a Business Day (without any additional Distributions or other payment in respect of any such delay), with the same force and effect as if made on the date such payment was originally payable.

     So long as no Debenture Event of Default has occurred and is continuing, the Company has the right under the Junior Subordinated Indenture to defer the payment of interest on the Junior Subordinated Debentures at any time or from time to time for a period not exceeding 20 consecutive quarterly periods with respect to each Extension Period, during which Extension Periods the Company shall have the right to make partial payments of interest on any Interest Payment Date and at the end of which the Company shall pay all interest then accrued and unpaid, provided that no Extension Period may extend beyond the Stated Maturity of the Junior Subordinated Debentures or end on a day other than a Distribution Date. As a consequence of any such deferral, quarterly Distributions on the Capital Securities by the Issuer Trust will be deferred during any such Extension Period. Distributions to which holders of the Capital Securities are entitled will accumulate additional Distributions thereon at a
rate equal to    % per annum, compounded quarterly from the relevant payment date for such Distributions, computed on the basis of a 360-day year of twelve 30-day months and the actual days elapsed in a partial month in such period. Additional Distributions payable for each full Distribution period will be computed by dividing the rate per annum by four. The term "Distributions" as used herein shall include any such additional Distributions. During any such Extension Period, the Company may not (i) declare or pay any dividends or distributions on, or redeem, purchase, acquire or make a liquidation payment with respect to, any of the Company's capital stock or (ii) make any payment of principal of or interest or premium, if any, on or repay, repurchase or redeem any debt securities of the Company that rank PARI PASSU in all respects with or junior in interest to the Junior Subordinated Debentures (other than (a) repurchases, redemptions or other acquisitions of shares of capital stock of the Company in connection with any employment contract, benefit plan or other similar arrangement with or for the benefit of any one or more employees, officers, directors or consultants, in connection with a dividend reinvestment or shareholder stock purchase plan or in connection with the issuance of capital stock of the Company (or securities convertible into or exercisable for such capital stock) as consideration in an acquisition transaction entered into prior to the applicable Extension Period, (b) as a result of an exchange or conversion of any class or series of the Company's capital stock (or any capital stock of a subsidiary of the Company) for any class or series of the Company's capital stock or of any class or series of the Company's indebtedness for any class or series of the Company's capital stock, (c) the purchase of fractional interests in shares of the Company's capital stock pursuant to the conversion or exchange provisions of such capital stock or the security being converted or exchanged, (d) any declaration of a dividend in connection with any shareholders' rights plan, or the issuance of rights, stock or other property under any shareholders' rights plan, or the redemption or repurchase of rights pursuant thereto, or (e) any dividend in the form of stock, warrants, options or other rights where the dividend stock or the stock issuable upon exercise of such warrants, options or other rights is the same stock as that on which the dividend is being paid or ranks PARI PASSU with or junior to such stock). Prior to the termination of any such Extension Period, the Company may further defer the payment of interest, provided that no Extension Period may exceed 20 consecutive quarterly periods or extend beyond the Stated Maturity of the Junior Subordinated Debentures. Upon the termination of any such Extension Period and the payment of all amounts then due, the Company may elect to begin a new Extension Period. No interest shall be due and payable during an Extension Period, except at the end thereof. The Company must give the holders of the Junior Subordinated Debentures and the Issuer Trustees notice of its election of such Extension Period at least one Business Day prior to the earlier of (i) the date the Distributions on the Capital Securities would have been payable but for the election to begin such Extension Period and (ii) the date the Property Trustee is required to give notice to holders of the Capital Securities of the record date or the date such Distributions are payable, but in any event not less than one Business Day prior to such record date. The Property Trustee will give notice of the Company's election to begin a new Extension Period to the holders of the Capital Securities. Subject to the foregoing, there is no limitation on the number of times that the Company may elect to begin an Extension Period. See "Description of Junior Subordinated Debentures -- Option to Extend Interest Payment Period" and "Certain Federal Income Tax Consequences -- Interest Income and Original Issue Discount."


     The Company has no current intention of exercising its right to defer payments of interest by extending the interest payment period on the Junior Subordinated Debentures.

     The revenue of the Issuer Trust available for distribution to holders of the Capital Securities will be limited to payments under the Junior Subordinated Debentures in which the Issuer Trust will invest the proceeds from the issuance and sale of the Capital Securities. See "Description of Junior Subordinated Debentures." If the Company does not make payments on the Junior Subordinated Debentures, the Issuer Trust may not have funds available to pay Distributions or other amounts payable on the Capital Securities. The payment of Distributions and other amounts payable on the Capital Securities (if and to the extent the Issuer Trust has funds legally available for and cash sufficient to make such payments) is guaranteed by the Company on a limited basis as set forth herein under "Description of Guarantee."


REDEMPTION

     Upon the repayment or redemption, in whole or in part, of the Junior Subordinated Debentures, whether at maturity or upon earlier redemption as provided in the Junior Subordinated Indenture, the proceeds from such repayment or redemption shall be applied by the Property Trustee to redeem a Like Amount (as defined below) of the Trust Securities, upon not less than 30 nor more than 60 days' notice, at a redemption price (the "Redemption Price") equal to the aggregate Liquidation Amount of such Capital Securities plus accumulated but unpaid Distributions thereon to but excluding the date of redemption (the "Redemption Date") and the related amount of the premium, if any, paid by the Company upon the concurrent redemption of such Junior Subordinated Debentures. See "Description of Junior Subordinated Debentures -- Redemption." If less than all the Junior Subordinated Debentures are to be repaid or redeemed on a Redemption Date, then the proceeds from such repayment or redemption shall be allocated to the redemption PRO RATA of the Capital Securities and the Common Securities based on the relative Liquidation Amounts of such classes. The amount of premium, if any, paid by the Company upon the redemption of all or any part of the Junior Subordinated Debentures to be repaid or redeemed on a Redemption Date shall be allocated to the redemption PRO RATA of the Capital Securities and the Common Securities.

     The Company has the right to redeem the Junior Subordinated Debentures (i)
on or after    , 2003, in whole at any time or in part from time to time, or
(ii) prior to    , 2003, in whole, but not in part, at any time within 90 days following the occurrence and during the continuation of a Tax Event, Investment Company Event or Capital Treatment Event (each as defined below), in each case subject to possible regulatory approval. See " -- Liquidation Distribution Upon Dissolution." A redemption of the Junior Subordinated Debentures would cause a mandatory redemption of a Like Amount of the Capital Securities and Common Securities at the Redemption Price.

     The Redemption Price, in the case of a redemption under (i) or (ii) above, shall equal the Liquidation Amount, together with accumulated Distributions to but excluding the date fixed for redemption.

     "Business Day" means a day other than (a) a Saturday or Sunday, (b) a day on which banking institutions in the City of New York or the City of Charleston, West Virginia are authorized or required by law or executive order to remain closed, or (c) a day on which the Property Trustee's Corporate Trust Office or the Corporate Trust Office of the Debenture Trustee is closed for business.

     "Like Amount" means (i) with respect to a redemption of Trust Securities, Trust Securities having a Liquidation Amount (as defined below) equal to that portion of the principal amount of Junior Subordinated Debentures to be contemporaneously redeemed in accordance with the Junior Subordinated Indenture, allocated to the Common Securities and to the Capital Securities based upon the relative Liquidation Amounts of such classes and (ii) with respect to a distribution of Junior Subordinated Debentures to holders of Trust Securities in connection with a dissolution or liquidation of the Issuer Trust, Junior Subordinated Debentures having a principal amount equal to the Liquidation Amount of the Trust Securities of the holder to whom such Junior Subordinated Debentures are distributed.

     "Liquidation Amount" means the stated amount of $25.00 per Trust Security.



     "Tax Event" means the receipt by the Issuer Trust of an opinion of counsel to the Company experienced in such matters to the effect that, as a result of any amendment to, or change (including any announced prospective change) in, the laws (or any regulations thereunder) of the United States or any political subdivision or taxing authority thereof or therein, or as a result of any official or administrative pronouncement or action or judicial decision interpreting or applying such laws or regulations, which amendment or change is effective or which pronouncement or decision is announced on or after the date of issuance of the Capital Securities (including, without limitation, any of the foregoing arising with respect to, or resulting from, any proposal, proceeding or other action commencing on or before such date of issuance), there is more than an insubstantial risk that (i) the Issuer Trust is, or will be within 90 days of the delivery of such opinion, subject to United States federal income tax with respect to income received or accrued on the Junior Subordinated Debentures, (ii) interest payable by the Company on the Junior Subordinated Debentures is not, or within 90 days of the delivery of such opinion, will not be, deductible by the Company, in whole or in part, for United States federal income tax purposes or (iii) the Issuer Trust is, or will be within 90 days of the delivery of such opinion, subject to more than a de minimis amount of other taxes, duties or other governmental charges.


     "Investment Company Event" means the receipt by the Issuer Trust of an opinion of counsel to the Company experienced in such matters to the effect that, as a result of the occurrence of a change in law or regulation or a written change (including any announced prospective change) in interpretation or application of law or regulation by any legislative body, court, governmental agency or regulatory authority, there is more than an insubstantial risk that the Issuer Trust is or will be considered an "investment company" that is required to be registered under the Investment Company Act, which change or prospective change becomes effective or would become effective, as the case may be, on or after the date of the issuance of the Capital Securities.

     "Capital Treatment Event" means the reasonable determination by the Company that, as a result of the occurrence of any amendment to, or change (including any announced prospective change) in, the laws (or any rules or regulations thereunder) of the United States or any political subdivision thereof or therein, or as a result of any official or administrative pronouncement or action or judicial decision interpreting or applying such laws or regulations, which amendment or change is effective or such pronouncement, action or decision is announced on or after the date of issuance of the Capital Securities, there is more than an insubstantial risk that the Company will not be entitled to treat the allowable amount (subject to current interpretation of the Federal Reserve as of the date of this Prospectus) of the Liquidation Amount of the Capital Securities as "Tier 1 Capital" (or the then equivalent thereof) for purposes of the risk-based capital adequacy guidelines of the Federal Reserve, as then in effect and applicable to the Company.

     PAYMENT OF ADDITIONAL SUMS. If a Tax Event described in clause (i) or
(iii) of the definition of Tax Event above has occurred and is continuing and the Issuer Trust is the holder of all the Junior Subordinated Debentures, the Company will pay Additional Sums (as defined below), if any, on the Junior Subordinated Debentures.

     "Additional Sums" means the additional amounts as may be necessary in order that the amount of Distributions then due and payable by the Issuer Trust on the outstanding Capital Securities and Common Securities of the Issuer Trust will not be reduced as a result of any additional taxes, duties and other governmental charges to which the Issuer Trust has become subject as a result of a Tax Event.

REDEMPTION PROCEDURES

     Capital Securities redeemed on each Redemption Date shall be redeemed at the Redemption Price with the applicable proceeds from the contemporaneous redemption of the Junior Subordinated Debentures. Redemptions of the Capital Securities shall be made and the Redemption Price shall be payable on each Redemption Date only to the extent that the Issuer Trust has funds on hand available for the payment of such Redemption Price. See also " -- Subordination of Common Securities."

     If the Issuer Trust gives a notice of redemption in respect of any Capital Securities, then, by 12:00 noon, New York City time, on the Redemption Date, to the extent funds are available, in the case of Capital Securities held in book-entry form, the Property Trustee will deposit irrevocably with DTC funds sufficient to pay the applicable Redemption Price and will give DTC irrevocable instructions and authority to pay the Redemption Price to the holders of the Capital Securities. With respect to Capital Securities not held in book-entry form, the Property Trustee, to the extent funds are available, will irrevocably deposit with the paying agent for the Capital Securities funds sufficient to pay the applicable Redemption Price and will give such paying agent irrevocable instructions and authority to pay the Redemption Price to the holders thereof upon surrender of their certificates evidencing the Capital Securities. Notwithstanding the foregoing, Distributions payable on or prior to the Redemption Date for any Capital Securities called for redemption shall be payable to the holders of the Capital Securities on the relevant record dates for the related Distribution Dates. If notice of redemption shall have been given and funds deposited as required, then upon the date of such deposit all rights of the holders of such Capital Securities so called for redemption will cease, except the right of the holders of such Capital Securities to receive the Redemption Price, and any distribution payable in respect of the Capital Securities, but without interest on such Redemption Price, and such Capital Securities will cease to be outstanding. If any date fixed for redemption of Capital Securities is not a Business Day, then payment of the Redemption Price payable on such date will be made on the next succeeding day which is a Business Day (without any interest or other payment in respect of any such delay), except that, if such Business Day falls in the next calendar year, such payment will be made on the immediately preceding Business Day. In the event that payment of the Redemption Price in respect of Capital Securities called for redemption is improperly withheld or refused and not paid either by the Issuer Trust or by the Company pursuant to the Guarantee as described under "Description of Guarantee," Distributions on such Capital Securities will continue to accumulate at the then applicable rate, from the Redemption Date originally established by the Issuer Trust for such Capital Securities to the date such Redemption Price is actually paid, in which case the actual payment date will be the date fixed for redemption for purposes of calculating the Redemption Price.


     Subject to applicable law (including, without limitation, United States federal securities laws), the Company or its affiliates may at any time and from time to time purchase outstanding Capital Securities by tender, in the open market or by private agreement, and may resell such securities.


     If less than all the Capital Securities and Common Securities are to be redeemed on a Redemption Date, then the aggregate Liquidation Amount of such Capital Securities and Common Securities to be redeemed shall be allocated PRO RATA to the Capital Securities and the Common Securities based upon the relative Liquidation Amounts of such classes. The particular Capital Securities to be redeemed shall be selected on a PRO RATA basis not more than 60 days prior to the Redemption Date by the Property Trustee from the outstanding Capital Securities not previously called for redemption, or if the Capital Securities are then held in the form of a Global Capital Security (as defined below), in accordance with DTC's customary procedures. The Property Trustee shall promptly notify the securities registrar for the Trust Securities in writing of the Capital Securities selected for redemption and, in the case of any Capital Securities selected for partial redemption, the Liquidation Amount thereof to be redeemed. For all purposes of the Trust Agreement, unless the context otherwise requires, all provisions relating to the redemption of Capital Securities shall relate, in the case of any Capital Securities redeemed or to be redeemed only in part, to the portion of the aggregate Liquidation Amount of Capital Securities which has been or is to be redeemed.

     Notice of any redemption will be mailed at least 30 days but not more than 60 days before the Redemption Date to each registered holder of Capital Securities to be redeemed at its address appearing on the securities register for the Trust Securities. Unless the Company defaults in payment of the Redemption Price on the Junior Subordinated Debentures, on and after the Redemption Date interest will cease to accrue on the Junior Subordinated Debentures or portions thereof (and, unless payment of the Redemption Price in respect of the Capital Securities is withheld or refused and not paid either by the Issuer Trust or the Company pursuant to the Guarantee, Distributions will cease to accumulate on the Capital Securities or portions thereof) called for redemption.

SUBORDINATION OF COMMON SECURITIES

     Payment of Distributions on, the Liquidation Distribution in respect of, and the Redemption Price of, the Capital Securities and Common Securities, as applicable, shall be made PRO RATA based on the Liquidation Amount of such Capital Securities and Common Securities. However, if on any Distribution Date or Redemption Date a Debenture Event of Default has occurred and is continuing as a result of any failure by the Company to pay any amounts in respect of the Junior Subordinated Debentures when due, no payment of any Distribution on, or Liquidation Distribution in respect of, or the Redemption Price of, any of the Common Securities, and no other payment on account of the redemption, liquidation or other acquisition of such Common Securities, shall be made unless payment in full in cash of all accumulated and unpaid Distributions on all the outstanding Capital Securities for all Distribution periods terminating on or prior thereto, or in the case of payment of the Redemption Price the full amount of such Redemption Price on all the outstanding Capital Securities then called for redemption, or in the case of payment of the Liquidation Distribution, the full amount of such Liquidation Distribution on all outstanding Capital Securities, shall have been made or provided for, and all funds immediately available to the Property Trustee shall first be applied to the payment in full in cash of all Distributions on, or Redemption Price of, the Capital Securities then due and payable.

     In the case of any Event of Default (as defined below) resulting from a Debenture Event of Default, the holders of the Common Securities will be deemed to have waived any right to act with respect to any such Event of Default under the Trust Agreement until the effects of all such Events of Default with respect to such Capital Securities have been cured, waived or otherwise eliminated. See " -- Events of Default; Notice" and "Description of Junior Subordinated Debentures -- Debenture Events of Default." Until all such Events of Default under the Trust Agreement with respect to the Capital Securities have been so cured, waived or otherwise eliminated, the Property Trustee will act solely on behalf of the holders of the Capital Securities and not on behalf of the holders of the Common Securities, and only the holders of the Capital Securities will have the right to direct the Property Trustee to act on their behalf.


LIQUIDATION DISTRIBUTION UPON DISSOLUTION

     The amount payable on the Capital Securities in the event of any liquidation of the Issuer Trust is $25.00 per Capital Security plus accumulated and unpaid Distributions to the date of payment, subject to certain exceptions, which may be in the form of a distribution of such amount in Junior Subordinated Debentures.

     The holders of all the outstanding Common Securities have the right at any time to dissolve the Issuer Trust and, after satisfaction of liabilities to creditors of the Issuer Trust as provided by applicable law, cause the Junior Subordinated Debentures to be distributed to the holders of the Capital Securities and Common Securities in liquidation of the Issuer Trust.

     The Federal Reserve's risk-based capital guidelines currently provide that redemptions of permanent equity or other capital instruments before stated maturity could have a significant impact on a bank holding company's overall capital structure and that any organization considering such a redemption should consult with the Federal Reserve before redeeming any equity or capital instrument prior to maturity if such redemption could have a material effect on the level or composition of the organization's capital base (unless the equity or capital instrument were redeemed with the proceeds of, or replaced by, a like amount of a similar or higher quality capital instrument and the Federal Reserve considers the organization's capital position to be fully adequate after the redemption).

     In the event the Company, while a holder of Common Securities, dissolves the Issuer Trust prior to the Stated Maturity of the Capital Securities and the dissolution of the Issuer Trust is deemed to constitute the redemption of capital instruments by the Federal Reserve under its risk-based capital guidelines or policies, the dissolution of the Issuer Trust by the Company may be subject to the prior approval of the Federal Reserve. Moreover, any changes in applicable law or changes in the Federal Reserve's risk-based capital guidelines or policies could impose a requirement on the Company that it obtain the prior approval of the Federal Reserve to dissolve the Issuer Trust.

     Pursuant to the Trust Agreement, the Issuer Trust will automatically dissolve upon expiration of its term or, if earlier, will dissolve on the first to occur of: (i) certain events of bankruptcy, dissolution or liquidation of the Company or the holder of the Common Securities; (ii) if the holders of Common Securities have given written direction to the Property Trustee to dissolve the Issuer Trust (which direction, subject to the foregoing restrictions, is optional and wholly within the discretion of the holders of Common Securities); (iii) the repayment of all the Capital Securities in connection with the redemption of all the Trust Securities as described under " -- Redemption" and (iv) the entry of an order for the dissolution of the Issuer Trust by a court of competent jurisdiction.

     If dissolution of the Issuer Trust occurs as described in clause (i), (ii) or (iv) above, the Issuer Trust will be liquidated by the Property Trustee as expeditiously as the Property Trustee determines to be possible by distributing, after satisfaction of liabilities to creditors of the Issuer Trust as provided by applicable law, to the holders of such Trust Securities a Like Amount of the Junior Subordinated Debentures, unless such distribution is not practical, in which event such holders will be entitled to receive out of the assets of the Issuer Trust available for distribution to holders, after satisfaction of liabilities to creditors of the Issuer Trust as provided by applicable law, an amount equal to, in the case of holders of Capital Securities, the aggregate of the Liquidation Amount plus accumulated and unpaid Distributions thereon to the date of payment (such amount being the "Liquidation Distribution"). If such Liquidation Distribution can be paid only in part because the Issuer Trust has insufficient assets available to pay in full the aggregate Liquidation Distribution, then the amounts payable directly by the Issuer Trust on its Capital Securities shall be paid on a PRO RATA basis. The holders of the Common Securities will be entitled to receive distributions upon any such liquidation PRO RATA with the holders of the Capital Securities, except that if a Debenture Event of Default has occurred and is continuing as a result of any failure by the Company to pay any amounts in respect of the Junior Subordinated Debentures when due, the Capital Securities shall have a priority over the Common Securities. See " -- Subordination of Common Securities."

     After the liquidation date is fixed for any distribution of Junior Subordinated Debentures (i) the Capital Securities will no longer be deemed to be outstanding, (ii) DTC or its nominee, as the registered holder of Capital Securities, will receive a registered global certificate or certificates representing the Junior Subordinated Debentures to be delivered upon such distribution with respect to Capital Securities held by DTC or its nominee and
(iii) any certificates representing the Capital Securities not held by DTC or its nominee will be deemed to represent the Junior Subordinated Debentures having a principal amount equal to the stated Liquidation Amount of the Capital Securities and bearing accrued and unpaid interest in an amount equal to the accumulated and unpaid Distributions on the Capital Securities until such certificates are presented to the security registrar for the Trust Securities for transfer or reissuance.

     If the Company does not redeem the Junior Subordinated Debentures prior to the Stated Maturity and the Issuer Trust is not liquidated and the Junior Subordinated Debentures are not distributed to holders of the Capital Securities, the Capital Securities will remain outstanding until the repayment of the Junior Subordinated Debentures and the distribution of the Liquidation Distribution to the holders of the Capital Securities.

     There can be no assurance as to the market prices for the Capital Securities or the Junior Subordinated Debentures that may be distributed in exchange for Capital Securities if a dissolution and liquidation of the Issuer Trust were to occur. Accordingly, the Capital Securities that an investor may purchase, or the Junior Subordinated Debentures that the investor may receive on dissolution and liquidation of the Issuer Trust, may trade at a discount to the price that the investor paid to purchase the Capital Securities offered hereby.


EVENTS OF DEFAULT; NOTICE

     Any one of the following events constitutes an "Event of Default" under the Trust Agreement (an "Event of Default") with respect to the Capital Securities (whatever the reason for such Event of Default and whether it is voluntary or involuntary or is effected by operation of law or pursuant to any judgment, decree or order of any court or any order, rule or regulation of any administrative or governmental body):

      (i) the occurrence of a Debenture Event of Default (see "Description of Junior Subordinated Debentures -- Debenture Events of Default");

      (ii) default by the Issuer Trust in the payment of any Distribution when it becomes due and payable, and continuation of such default for a period of 30 days;

      (iii) default by the Issuer Trust in the payment of any Redemption Price of any Trust Security when it becomes due and payable;

      (iv) default in the performance, or breach, in any material respect, of any covenant or warranty of the Issuer Trustees in the Trust Agreement (other than a covenant or warranty a default in the performance of which or the breach of which is dealt with in clause (ii) or (iii) above), and continuation of such default or breach for a period of 60 days after there has been given, by registered or certified mail, to the Issuer Trustees and the Company by the holders of at least 25% in aggregate Liquidation Amount of the outstanding Capital Securities, a written notice specifying such default or breach and requiring it to be remedied and stating that such notice is a "Notice of Default" under the Trust Agreement; or

      (v) the occurrence of certain events of bankruptcy or insolvency with respect to the Property Trustee if a successor Property Trustee has not been appointed within 90 days thereof.

     Within five Business Days after the occurrence of any Event of Default actually known to the Property Trustee, the Property Trustee will transmit notice of such Event of Default to the holders of Trust Securities and the Administrators, unless such Event of Default has been cured or waived. The Company, as Depositor, and the Administrators are required to file annually with the Property Trustee a certificate as to whether or not they are in compliance with all the conditions and covenants applicable to them under the Trust Agreement.

     If a Debenture Event of Default has occurred and is continuing as a result of any failure by the Company to pay any amounts in respect of the Junior Subordinated Debentures when due, the Capital Securities will have a preference over the Common Securities with respect to payments of any amounts in respect of the Capital Securities as described above. See " -- Subordination of Common Securities," " -- Liquidation Distribution Upon Dissolution" and "Description of Junior Subordinated Debentures -- Debenture Events of Default."


REMOVAL OF ISSUER TRUSTEES; APPOINTMENT OF SUCCESSORS

     The holders of at least a majority in aggregate Liquidation Amount of the outstanding Capital Securities may remove an Issuer Trustee for cause or, if a Debenture Event of Default has occurred and is continuing, with or without cause. If an Issuer Trustee is removed by the holders of the outstanding Capital Securities, the successor may be appointed by the Company. If an Issuer Trustee resigns, the Company will appoint its successor. Within one year after the appointment by the Company of the successor Issuer Trustee by the Company, an Issuer Trustee who shall succeed the successor Issuer Trustee appointed by the Company may be chosen by the holders of at least 25% in Liquidation Amount of Capital Securities. If a successor has not been appointed by the Company or the holders, any holder of Capital Securities or Common Securities or the other Issuer Trustee may petition a court in the State of Delaware to appoint a successor. Any Delaware Trustee must meet the applicable requirements of Delaware law. Any Property Trustee must be a national or state-chartered bank, and at the time of appointment have securities rated in one of the three highest rating categories by a nationally recognized statistical rating organization and have a combined capital and surplus of at least $50,000,000. No resignation or removal of an Issuer Trustee and no appointment of a successor trustee shall be effective until the acceptance of appointment by the successor trustee in accordance with the provisions of the Trust Agreement.


MERGER OR CONSOLIDATION OF ISSUER TRUSTEES

     Any entity into which the Property Trustee or the Delaware Trustee may be merged or converted or with which it may be consolidated, or any entity resulting from any merger, conversion or consolidation to which such Issuer Trustee is a party, or any entity succeeding to all or substantially all of the corporate trust business of such Issuer Trustee, will be the successor of such Issuer Trustee under the Trust Agreement, provided such entity is otherwise qualified and eligible.


MERGERS, CONSOLIDATIONS, AMALGAMATIONS OR REPLACEMENTS OF THE ISSUER TRUST

     The Issuer Trust may not merge with or into, consolidate, amalgamate, or be replaced by, or convey, transfer or lease its properties and assets substantially as an entirety to any entity, except as described below or as otherwise set forth in the Trust Agreement. The Issuer Trust may, at the request of the holders of the Common Securities and with the consent of the holders of at least a majority in aggregate Liquidation Amount of the outstanding Capital Securities, merge with or into, consolidate, amalgamate, or be replaced by or convey, transfer or lease its properties and assets substantially as an entirety to a trust organized as such under the laws of any State, so long as (i) such successor entity either (a) expressly assumes all the obligations of the Issuer Trust with respect to the Capital Securities or
(b) substitutes for the Capital Securities other securities having substantially the same terms as the Capital Securities (the "Successor Securities") so long as the Successor Securities have the same priority as the Capital Securities with respect to distributions and payments upon liquidation, redemption and otherwise, (ii) a trustee of such successor entity, possessing the same powers and duties as the Property Trustee, is appointed to hold the Junior Subordinated Debentures, (iii) such merger, consolidation, amalgamation, replacement, conveyance, transfer or lease does not cause the Capital Securities (including any Successor Securities) to be downgraded by any nationally recognized statistical rating organization, (iv) such merger, consolidation, amalgamation, replacement, conveyance, transfer or lease does not adversely affect the rights, preferences and privileges of the holders of the Capital Securities (including any Successor Securities) in any material respect, (v) such successor entity has a purpose substantially identical to that of the Issuer Trust, (vi) prior to such merger, consolidation, amalgamation, replacement, conveyance, transfer or lease, the Issuer Trust has received an opinion from independent counsel experienced in such matters to the effect that (a) such merger, consolidation, amalgamation, replacement, conveyance, transfer or lease does not adversely affect the rights, preferences and privileges of the holders of the Capital Securities (including any Successor Securities) in any material respect and (b) following such merger, consolidation, amalgamation, replacement, conveyance, transfer or lease, neither the Issuer Trust nor such successor entity will be required to register as an investment company under the Investment Company Act, and (vii) the Company or any permitted successor or assignee owns all the common securities of such successor entity and guarantees the obligations of such successor entity under the Successor Securities at least to the extent provided by the Guarantee. Notwithstanding the foregoing, the Issuer Trust may not, except with the consent of holders of 100% in aggregate Liquidation Amount of the Capital Securities, consolidate, amalgamate, merge with or into, or be replaced by or convey, transfer or lease its properties and assets substantially as an entirety to, any other entity or permit any other entity to consolidate, amalgamate, merge with or into, or replace it if such consolidation, amalgamation, merger, replacement, conveyance, transfer or lease would cause the Issuer Trust or the successor entity to be taxable other than as a grantor trust for United States federal income tax purposes.



VOTING RIGHTS; AMENDMENT OF TRUST AGREEMENT

     Except as provided below and under " -- Removal of Issuer Trustees; Appointment of Successors" and "Description of Guarantee -- Amendments and Assignment" and as otherwise required by law and the Trust Agreement, the holders of the Capital Securities will have no voting rights.


     The Trust Agreement may be amended from time to time by the holders of a majority in Liquidation Amount of the Common Securities and the Property Trustee, without the consent of the holders of the Capital Securities, (i) to cure any ambiguity, correct or supplement any provisions in the Trust Agreement that may be inconsistent with any other provision, or to make any other provisions with respect to matters or questions arising under the Trust Agreement, provided that any such amendment does not adversely affect in any material respect the interests of any holder of Trust Securities, or (ii) to modify, eliminate or add to any provisions of the Trust Agreement to such extent as may be necessary to ensure that the Issuer Trust will not be taxable other than as a grantor trust for United States federal income tax purposes at any time that any Trust Securities are outstanding or to ensure that the Issuer Trust will not be required to register as an "investment company" under the Investment Company Act. The Trust Agreement may be amended by the holders of a majority of the Common Securities and the Property Trustee with (i) the consent of holders representing not less than a majority in aggregate Liquidation Amount of the outstanding Capital Securities and (ii) receipt by the Issuer Trustees of an opinion of counsel to the effect that such amendment or the exercise of any power granted to the Issuer Trustees in accordance with such amendment will not affect the Issuer Trust's not being taxable other than as a grantor trust for United States federal income tax purposes or the Issuer Trust's exemption from status as an "investment company" under the Investment Company Act, except that, without the consent of each holder of Trust Securities affected thereby, the Trust Agreement may not be amended to (x) change the amount or timing of any Distribution on the Trust Securities or otherwise adversely affect the amount of any Distribution required to be made in respect of the Trust Securities as of a specified date or (y) restrict the right of a holder of Trust Securities to institute suit for the enforcement of any such payment on or after such date.

     So long as any Junior Subordinated Debentures are held by the Property Trustee on behalf of the Issuer Trust, the Property Trustee will not (i) direct the time, method and place of conducting any proceeding for any remedy available to the Debenture Trustee, or execute any trust or power conferred on the Property Trustee with respect to the Junior Subordinated Debentures, (ii) waive any past default that is waivable under Section 5.13 of the Junior Subordinated Indenture, (iii) exercise any right to rescind or annul a declaration that the Junior Subordinated Debentures shall be due and payable or
(iv) consent to any amendment, modification or termination of the Junior Subordinated Indenture or the Junior Subordinated Debentures, where such consent shall be required, without, in each case, obtaining the prior approval of the holders of at least a majority in aggregate Liquidation Amount of the Capital Securities, except that, if a consent under the Junior Subordinated Indenture would require the consent of each holder of Junior Subordinated Debentures affected thereby, no such consent will be given by the Property Trustee without the prior written consent of each holder of the Capital Securities. The Property Trustee may not revoke any action previously authorized or approved by a vote of the holders of the Capital Securities except by subsequent vote of the holders of the Capital Securities. The Property Trustee will notify each holder of Capital Securities of any notice of default with respect to the Junior Subordinated Debentures. In addition to obtaining the foregoing approvals of the holders of the Capital Securities, before taking any of the foregoing actions, the Property Trustee will obtain an opinion of counsel experienced in such matters to the effect that the Issuer Trust will not be taxable other than as a grantor trust for United States federal income tax purposes on account of such action.


     Any required approval of holders of Capital Securities may be given at a meeting of holders of Capital Securities convened for such purpose or pursuant to written consent. The Property Trustee will cause a notice of any meeting at which holders of Capital Securities are entitled to vote, or of any matter upon which action by written consent of such holders is to be taken, to be given to each registered holder of Capital Securities in the manner set forth in the Trust Agreement.

     No vote or consent of the holders of Capital Securities will be required to redeem and cancel Capital Securities in accordance with the Trust Agreement.

     Notwithstanding that holders of Capital Securities are entitled to vote or consent under any of the circumstances described above, any of the Capital Securities that are owned by the Company, the Issuer Trustees or any affiliate of the Company or any Issuer Trustees, will, for purposes of such vote or consent, be treated as if they were not outstanding.


FORM, DENOMINATION, BOOK-ENTRY PROCEDURES AND TRANSFER

     The Capital Securities to be issued in the offering may be transferred or exchanged in the manner and at the offices described below.

     The Capital Securities to be issued in the offering initially will be represented by one or more Capital Securities in registered, global form (collectively, the "Global Capital Securities"). The Global Capital Securities will be deposited upon issuance with the Property Trustee as custodian for DTC, in New York, New York, and registered in the name of DTC or its nominee, in each case for credit to an account of a direct or indirect participant in DTC, as described below.

     Except as set forth below, the Global Capital Securities may be transferred, in whole and not in part, only to another nominee of DTC or to a successor of DTC or its nominee. Beneficial interests in the Global Capital Securities may not be exchanged for Certificated Capital Securities except in the limited circumstances described under " -- Exchange of Book-Entry Capital Securities for Certificated Capital Securities" below. In addition, transfer of beneficial interests in the Global Capital Securities will be subject to the applicable rules and procedures of DTC and its direct or indirect participants, which may change from time to time.


DEPOSITARY PROCEDURES

     DTC has advised the Issuer Trust and the Company that DTC is a limited-purpose trust company created to hold securities for its participating organizations (collectively, the "Participants") and to facilitate the clearance and settlement of transactions in those securities between Participants through electronic book-entry changes in accounts of its Participants. The Participants include securities brokers and dealers, banks, trust companies, clearing corporations and certain other organizations. Access to DTC's system is also available to other entities such as banks, brokers, dealers and trust companies that clear through or maintain a custodial relationship with a Participant, either directly or indirectly (collectively, the "Indirect Participants"). Persons who are not Participants may beneficially own securities held by or on behalf of DTC only through the Participants or the Indirect Participants. The ownership interest and transfer of ownership interest of each actual purchaser of each security held by or on behalf of DTC are recorded on the records of the Participants and the Indirect Participants.

     DTC has also advised the Issuer Trust and the Company that, pursuant to procedures established by it, (i) upon deposit of the Global Capital Securities, DTC will credit the accounts of Participants on behalf of purchasers of the Capital Securities with portions of the Liquidation Amount of the Global Capital Securities and (ii) ownership of such interests in the Global Capital Securities will be shown on, and the transfer of ownership thereof will be effected only through, records maintained by DTC (with respect to the Participants) or by the Participants and the Indirect Participants (with respect to other owners of beneficial interests in the Global Capital Securities).

     Investors in the Global Capital Securities may hold their interests therein directly through DTC if they are Participants in such system, or indirectly through organizations which are Participants in such system. All interests in a Global Security may be subject to the procedures and requirements of DTC. The laws of some states require that certain persons take physical delivery in certificated form of securities that they own. Consequently, the ability to transfer beneficial interests in a Global Capital Security to such persons will be limited to that extent. Because DTC can act only on behalf of Participants, which in turn act on behalf of Indirect Participants and certain banks, the ability of a person having beneficial interests in a Global Capital Security to pledge such interests to persons or entities that do not participate in the DTC system, or otherwise take actions in respect of such interests, may be affected by the lack of a physical certificate evidencing such interests. For certain other restrictions on the transferability of the Capital Securities, see " -- Exchange of Book-Entry Capital Securities for Certificated Capital Securities."

     Except as described below, owners of interests in the Global Capital Securities will not have Capital Securities registered in their name, will not receive physical delivery of Certificated Capital Securities and will not be considered the registered owners or holders thereof under the Trust Agreement for any purpose.

     Payments in respect of the Global Capital Securities registered in the name of DTC or its nominee will be payable by the Property Trustee to DTC in its capacity as the registered holder under the Trust Agreement. Under the terms of the Trust Agreement, the Property Trustee will treat the persons in whose names the Capital Securities, including the Global Capital Securities, are registered as the owners thereof for the purpose of receiving such payments and for any and all other purposes whatsoever. Consequently, neither the Property Trustee nor any agent thereof has or will have any responsibility or liability for (i) any aspect of DTC's records or any Participant's or Indirect Participant's records relating to or payments made on account of beneficial ownership interests in the Global Capital Securities, or for maintaining, supervising or reviewing any of DTC's records or any Participant's or Indirect Participant's records relating to the beneficial ownership interests in the Global Capital Securities or (ii) any other matter relating to the actions and practices of DTC or any of its Participants or Indirect Participants. DTC has advised the Issuer Trust and the Company that its current practice, upon receipt of any payment in respect of securities such as the Capital Securities, is to credit the account of the relevant Participants with the payment on the payment date, in amounts proportionate to their respective holdings in Liquidation Amount of beneficial interests in the relevant security as shown on the records of DTC unless DTC has reason to believe it will not receive payment on such payment date. Payments by the Participants and the Indirect Participants to the beneficial owners of Capital Securities will be governed by standing instructions and customary practices and will be the responsibility of the Participants or the Indirect Participants and will not be the responsibility of DTC, the Property Trustee, the Issuer Trust or the Company. Neither the Issuer Trust nor the Company or the Property Trustee will be liable for any delay by DTC or any of its Participants in identifying the beneficial owners of the Capital Securities, and the Issuer Trust or the Company and the Property Trustee may conclusively rely on and will be protected in relying on instructions from DTC or its nominee for all purposes.

     DTC has advised the Issuer Trust and the Company that it will take any action permitted to be taken by a holder of Capital Securities only at the direction of one or more Participants to whose account with DTC interests in the Global Capital Securities are credited and only in respect of such portion of the Liquidation Amount of the Capital Securities as to which such Participant or Participants has or have given such direction. However, if there is an Event of Default under the Trust Agreement, DTC reserves the right to exchange the Global Capital Securities for Certificated Capital Securities and to distribute such Capital Securities to its Participants.

     The information in this section concerning DTC and book-entry systems has been obtained from sources that the Issuer Trust and the Company believe to be reliable, but neither the Issuer Trust nor the Company takes responsibility for the accuracy thereof.


EXCHANGE OF BOOK-ENTRY CAPITAL SECURITIES FOR CERTIFICATED CAPITAL SECURITIES

     A Global Capital Security is exchangeable for Certificated Capital Securities if (i) DTC (x) notifies the Company and the Property Trustee in writing that it is unwilling or unable to properly discharge its responsibilities as depositary for the Global Capital Security and the Company is unable to locate a qualified successor, or (y) has ceased to be a clearing agency registered under the Exchange Act and the Company thereupon is unable to locate a qualified successor, (ii) the Issuer Trust at its option advises DTC in writing that it elects to terminate the book-entry system through DTC, or
(iii) there shall have occurred and be continuing an Event of Default or any event which after notice or lapse of time or both would be an Event of Default under the Trust Agreement. In all cases, Certificated Capital Securities delivered in exchange for any Global Capital Security or beneficial interests therein will be registered in the names, and issued in any approved denominations, requested by or on behalf of DTC (in accordance with its customary procedures).


EXPENSES AND TAXES

     In the Trust Agreement, the Company has agreed to pay all debts and other obligations (other than with respect to the Capital Securities) and all costs and expenses of the Issuer Trust (including costs and expenses relating to the organization of the Issuer Trust, the fees and expenses of the Issuer Trustees and the costs and expenses relating to the operation of the Issuer Trust) and to pay any and all taxes and all costs and expenses with respect thereto (other than withholding taxes) to which the Issuer Trust might become subject. The foregoing obligations of the Company under the Trust Agreement are for the benefit of, and shall be enforceable by, any person to whom any such debts, obligations, costs, expenses and taxes are owed (a "Creditor") whether or not such Creditor has received notice thereof. Any such Creditor may enforce such obligations of the Company directly against the Company, and the Company has irrevocably waived any right or remedy to require that any such Creditor take any action against the Issuer Trust or any other person before proceeding against the Company.


PAYMENT AND PAYING AGENCY

     Payments in respect of the Capital Securities will be made to DTC, which will credit the relevant accounts at DTC on the applicable Distribution Dates or, if the Capital Securities are not held by DTC, such payments will be made by check mailed to the address of the holder entitled thereto as such address appears on the securities register for the Trust Securities. The paying agent (the "Paying Agent") initially will be the Property Trustee and any co-paying agent chosen by the Property Trustee and acceptable to the Administrators. The Paying Agent will be permitted to resign as Paying Agent upon 30 days' written notice to the Property Trustee and the Administrators. If the Property Trustee is no longer the Paying Agent, the Property Trustee will appoint a successor (which must be a bank or trust company reasonably acceptable to the Administrators) to act as Paying Agent.


REGISTRAR AND TRANSFER AGENT

     The Property Trustee will act as registrar and transfer agent for the Capital Securities.

     Registration of transfers of Capital Securities will be effected without charge by or on behalf of the Issuer Trust, but upon payment of any tax or other governmental charges that may be imposed in connection with any transfer or exchange. The Issuer Trust will not be required to register or cause to be registered the transfer of the Capital Securities after the Capital Securities have been called for redemption.


INFORMATION CONCERNING THE PROPERTY TRUSTEE

     The Property Trustee, other than during the occurrence and continuance of an Event of Default, undertakes to perform only such duties as are specifically set forth in the Trust Agreement and, after such Event of Default, must exercise the same degree of care and skill as a prudent person would exercise or use in the conduct of his or her own affairs. Subject to this provision, the Property Trustee is under no obligation to exercise any of the powers vested in it by the Trust Agreement at the request of any holder of Capital Securities unless it is offered reasonable indemnity against the costs, expenses and liabilities that might be incurred thereby.

     For information concerning the relationships between The Chase Manhattan Bank, the Property Trustee, and the Company, see "Description of Junior Subordinated Debentures -- Information Concerning the Debenture Trustee."


MISCELLANEOUS


     The Administrators and the Property Trustee are authorized and directed to conduct the affairs of and to operate the Issuer Trust in such a way that the Issuer Trust will not be deemed to be an "investment company" required to be registered under the Investment Company Act or taxable other than as a grantor trust for United States federal income tax purposes and so that the Junior Subordinated Debentures will be treated as indebtedness of the Company for United States federal income tax purposes. In this connection, the Property Trustee and the holders of Common Securities are authorized to take any action, not inconsistent with applicable law, the certificate of trust of the Issuer Trust or the Trust Agreement, that the Property Trustee and the holders of Common Securities determine in their discretion to be necessary or desirable for such purposes, as long as such action does not materially adversely affect the interests of the holders of the Capital Securities.


     Holders of the Capital Securities have no preemptive or similar rights.

     The Issuer Trust may not borrow money or issue debt or mortgage or pledge any of its assets.


GOVERNING LAW

     The Trust Agreement will be governed by and construed in accordance with the laws of the State of Delaware.

                 DESCRIPTION OF JUNIOR SUBORDINATED DEBENTURES

     The Junior Subordinated Debentures are to be issued under the Junior Subordinated Indenture, under which The Chase Manhattan Bank is acting as Debenture Trustee. This summary of certain terms and provisions of the Junior Subordinated Debentures and the Junior Subordinated Indenture does not purport to be complete and is subject to, and is qualified in its entirety by reference to, all the provisions of the Junior Subordinated Indenture, including the definitions therein of certain terms. Whenever particular defined terms of the Junior Subordinated Indenture (as amended or supplemented from time to time) are referred to herein, such defined terms are incorporated herein by reference. A copy of the form of Junior Subordinated Indenture is available from the Debenture Trustee upon request.


GENERAL


     Concurrently with the issuance of the Capital Securities, the Issuer Trust will invest the proceeds thereof, together with the consideration paid by the Company for the Common Securities, in the Junior Subordinated Debentures issued by the Company. The Junior Subordinated Debentures will bear interest, accruing
from the date of original issuance, at a rate equal to   % per annum on the
principal amount thereof, payable quarterly in arrears on the    day of   ,   ,
and   of each year (each, an "Interest Payment Date"), commencing       , 1998,
to the person in whose name each Junior Subordinated Debenture is registered at the close of business on the fifteenth day, (whether or not a Business Day) next preceding such Interest Payment Date. It is anticipated that, until the liquidation of the Issuer Trust, each Junior Subordinated Debenture will be registered in the name of the Issuer Trust and held by the Property Trustee in trust for the benefit of the holders of the Trust Securities. The amount of interest payable for any period less than a full interest period will be computed on the basis of a 360-day year of twelve 30-day months and the actual days elapsed in a partial month in such period. The amount of interest payable for any full interest period will be computed by dividing the rate per annum by four. If any date on which interest is payable on the Junior Subordinated Debentures is not a Business Day, then payment of the interest payable on such date will be made on the next succeeding day that is a Business Day (without any interest or other payment in respect of any such delay), with the same force and effect as if made on the date such payment was originally payable. Accrued interest that is not paid on the applicable Interest Payment Date will bear additional interest on the amount thereof (to the extent permitted by law)
at a rate equal to   % per annum, compounded quarterly and computed on the
basis of a 360-day year of twelve 30-day months and the actual days elapsed in a partial month in such period. The amount of additional interest payable for any full interest period will be computed by dividing the rate per annum by four. The term "interest" as used herein includes quarterly interest payments, interest on quarterly interest payments not paid on the applicable Interest Payment Date and Additional Sums (as defined below), as applicable.


     The Junior Subordinated Debentures will mature on     , 2028.

     The Junior Subordinated Debentures will be unsecured and will rank junior and be subordinate in right of payment to all Senior Indebtedness of the Company. The Junior Subordinated Debentures will not be subject to a sinking fund and will not be eligible as collateral for any loan made by the Company. The Junior Subordinated Indenture does not limit the incurrence or issuance of other secured or unsecured debt by the Company, including Senior Indebtedness, whether under the Junior Subordinated Indenture or any existing or other indenture or agreement that the Company may enter into in the future or otherwise. See " -- Subordination."


OPTION TO EXTEND INTEREST PAYMENT PERIOD


     So long as no Debenture Event of Default has occurred and is continuing, the Company has the right at any time during the term of the Junior Subordinated Debentures to defer the payment of interest at any time or from time to time for a period not exceeding 20 consecutive quarterly periods with respect to each Extension Period, during which Extension Periods the Company shall have the right to make partial payments of interest on any Interest Payment Date, and at the end of which, the Company shall pay all interest then accrued and unpaid, provided that no Extension Period may extend beyond the Stated Maturity of the Junior Subordinated Debentures or end on a date other than an Interest Payment Date. At the end of such Extension Period, the Company must pay all interest then accrued and unpaid (together with interest thereon
at a rate equal to   % per annum, compounded quarterly and computed on the
basis of a 360-day year of twelve 30-day months and the actual days elapsed in a partial month in such period, to the extent permitted by applicable law). The amount of additional interest payable for any full interest period will be computed by dividing the rate per annum by four. During an Extension Period, interest will continue to accrue and holders of Junior Subordinated Debentures (or holders of Capital Securities while outstanding) will be required to accrue original issue discount income for United States federal income tax purposes. See "Certain Federal Income Tax Consequences -- Interest Income and Original Issue Discount."

     During any such Extension Period, the Company may not (i) declare or pay any dividends or distributions on, or redeem, purchase, acquire or make a liquidation payment with respect to, any of the Company's capital stock or (ii) make any payment of principal of or interest or premium, if any, on or repay, repurchase or redeem any debt securities of the Company that rank PARI PASSU in all respects with, or junior in interest to, the Junior Subordinated Debentures (other than (a) repurchases, redemptions or other acquisitions of shares of capital stock of the Company in connection with any employment contract, benefit plan or other similar arrangement with or for the benefit of any one or more employees, officers, directors or consultants, in connection with a dividend reinvestment or shareholder stock purchase plan or in connection with the issuance of capital stock of the Company (or securities convertible into or exercisable for such capital stock) as consideration in an acquisition transaction entered into prior to the applicable Extension Period, (b) as a result of an exchange or conversion of any class or series of the Company's capital stock (or any capital stock of a subsidiary of the Company) for any class or series of the Company's capital stock or of any class or series of the Company's indebtedness for any class or series of the Company's capital stock,
(c) the purchase of fractional interests in shares of the Company's capital stock pursuant to the conversion or exchange provisions of such capital stock or the security being converted or exchanged, (d) any declaration of a dividend in connection with any shareholder's rights plan, or the issuance of rights, stock or other property under any shareholder rights plan, or the redemption or repurchase of rights pursuant thereto, or (e) any dividend in the form of stock, warrants, options or other rights where the dividend stock or the stock issuable upon exercise of such warrants, options or other rights is the same stock as that on which the dividend is being paid or ranks PARI PASSU with or junior to such stock). Prior to the termination of any such Extension Period, the Company may further defer the payment of interest, provided that no Extension Period may exceed 20 consecutive quarterly periods or extend beyond the Stated Maturity of the Junior Subordinated Debentures. Upon the termination of any such Extension Period and the payment of all amounts then due, the Company may elect to begin a new Extension Period subject to the above conditions. No interest shall be due and payable during an Extension Period, except at the end thereof. The Company must give the holders of the Junior Subordinated Debentures and the Issuer Trustees notice of its election of such Extension Period at least one Business Day prior to the earlier of (i) the date the Distributions on the Capital Securities would have been payable but for the election to begin such Extension Period and (ii) the date the Property Trustee is required to give notice to holders of the Capital Securities of the record date or the date such Distributions are payable, but in any event not less than one Business Day prior to such record date. The Property Trustee will give notice of the Company's election to begin a new Extension Period to the holders of the Capital Securities. There is no limitation on the number of times that the Company may elect to begin an Extension Period.



REDEMPTION

     The Junior Subordinated Debentures are redeemable prior to maturity at the
option of the Company (i) on or after    , 2003, in whole at any time or in
part from time to time, or (ii) prior to    , 2003, in whole, but not in part,
at any time within 90 days following the occurrence and during the continuation of a Tax Event, Investment Company Event or Capital Treatment Event (each as defined under "Description of Capital Securities -- Redemption"), in each case at the redemption price described below. The proceeds of any such redemption will be used by the Issuer Trust to redeem the Capital Securities.

     The Federal Reserve's risk-based capital guidelines, which are subject to change, currently provide that redemptions of permanent equity or other capital instruments before stated maturity could have a significant impact on a bank holding company's overall capital structure and that any organization considering such a redemption should consult with the Federal Reserve before redeeming any equity or capital instrument prior to maturity if such redemption could have a material effect on the level or composition of the organization's capital base (unless the equity or capital instrument were redeemed with the proceeds of, or replaced by, a like amount of a similar or higher quality capital instrument and the Federal Reserve considers the organization's capital position to be fully adequate after the redemption).

     The redemption of the Junior Subordinated Debentures by the Company prior to their Stated Maturity would constitute the redemption of capital instruments under the Federal Reserve's current risk-based capital guidelines and may be subject to the prior approval of the Federal Reserve. The redemption of the Junior Subordinated Debentures also could be subject to the additional prior approval of the Federal Reserve.

     The Redemption Price for Junior Subordinated Debentures in the case of a redemption under (i) or (ii) above shall equal their principal amount, together with accrued interest to but excluding the date fixed for redemption.

ADDITIONAL SUMS

     The Company has covenanted in the Junior Subordinated Indenture that, if and for so long as (i) the Issuer Trust is the holder of all Junior Subordinated Debentures and (ii) the Issuer Trust is required to pay any additional taxes, duties or other governmental charges as a result of a Tax Event, the Company will pay as additional sums on the Junior Subordinated Debentures such amounts as may be required so that the Distributions payable by the Issuer Trust will not be reduced as a result of any such additional taxes, duties or other governmental charges. See "Description of Capital Securities -- Redemption."


REGISTRATION, DENOMINATION AND TRANSFER


     The Junior Subordinated Debentures will initially be registered in the name of the Issuer Trust. If the Junior Subordinated Debentures are distributed to holders of Capital Securities, it is anticipated that the depositary arrangements for the Junior Subordinated Debentures will be substantially identical to those in effect for the Capital Securities. See "Description of Capital Securities -- Form, Denomination, Book-Entry Procedures and Transfer."


     Although DTC has agreed to the procedures described above, it is under no obligation to perform or continue to perform such procedures, and such procedures may be discontinued at any time. If DTC is at any time unwilling or unable to continue as depositary and a successor depositary is not appointed by the Company within 90 days of receipt of notice from DTC to such effect, the Company will cause the Junior Subordinated Debentures to be issued in definitive form.


     Payments on Junior Subordinated Debentures represented by a global security will be made to Cede, the nominee for DTC, as the registered holder of the Junior Subordinated Debentures, as described under "Description of Capital Securities -- Form, Denomination, Book-Entry Procedures and Transfer." If Junior Subordinated Debentures are issued in certificated form, principal and interest will be payable, the transfer of the Junior Subordinated Debentures will be registrable and Junior Subordinated Debentures will be exchangeable for Junior Subordinated Debentures of other authorized denominations of a like aggregate principal amount, at the corporate trust office of the Debenture Trustee in New York, New York or at the offices of any Paying Agent or transfer agent appointed by the Company, provided that payment of interest may be made at the option of the Company by check mailed to the address of the persons entitled thereto. However, a holder of $1 million or more in aggregate principal amount of Junior Subordinated Debentures may receive payments of interest (other than interest payable at the Stated Maturity) by wire transfer of immediately available funds upon written request to the Debenture Trustee not later than 15 calendar days prior to the date on which the interest is payable.

     The Junior Subordinated Debentures will be issuable only in registered form without coupons in integral multiples of $25.00. Junior Subordinated Debentures will be exchangeable for other Junior Subordinated Debentures of like tenor, of any authorized denominations, and of a like aggregate principal amount.


     Junior Subordinated Debentures may be presented for exchange as provided above, and may be presented for registration of transfer (with the form of transfer endorsed thereon, or a satisfactory written instrument of transfer, duly executed), at the office of the securities registrar appointed under the Junior Subordinated Indenture or at the office of any transfer agent designated by the Company for such purpose without service charge and upon payment of any taxes and other governmental charges as described in the Junior Subordinated Indenture. The Company will appoint the Debenture Trustee as securities registrar under the Junior Subordinated Indenture. The Company may at any time designate additional transfer agents with respect to the Junior Subordinated Debentures.

     In the event of any redemption, neither the Company nor the Debenture Trustee shall be required to (i) issue, register the transfer of or exchange Junior Subordinated Debentures during a period beginning at the opening of business 15 days before the day of selection for redemption of the Junior Subordinated Debentures to be redeemed and ending at the close of business on the day of mailing of the relevant notice of redemption or (ii) to register the transfer or exchange of any Junior Subordinated Debentures so selected for redemption in whole or in part, except, in the case of any Junior Subordinated Debentures being redeemed in part, any portion thereof not to be redeemed.

     Any monies deposited with the Debenture Trustee or any paying agent, or then held by the Company in trust, for the payment of the principal of (and premium, if any) or interest on any Junior Subordinated Debenture and remaining unclaimed for two years after such principal (and premium, if any) or interest has become due and payable shall, at the request of the Company, be repaid to the Company and the holder of such Junior Subordinated Debenture shall thereafter look, as a general unsecured creditor, only to the Company for payment thereof.

RESTRICTIONS ON CERTAIN PAYMENTS; CERTAIN COVENANTS OF THE COMPANY

     The Company has covenanted that it will not (i) declare or pay any dividends or distributions on, or redeem, purchase, acquire, or make a liquidation payment with respect to, any of the Company's capital stock or (ii) make any payment of principal of or interest or premium, if any, on or repay, repurchase or redeem any debt securities of the Company that rank PARI PASSU in all respects with or junior in interest to the Junior Subordinated Debentures (other than (a) repurchases, redemptions or other acquisitions of shares of capital stock of the Company in connection with any employment contract, benefit plan or other similar arrangement with or for the benefit of any one or more employees, officers, directors or consultants, in connection with a dividend reinvestment or shareholder stock purchase plan or in connection with the issuance of capital stock of the Company (or securities convertible into or exercisable for such capital stock) as consideration in an acquisition transaction entered into prior to the applicable Extension Period or other event referred to below, (b) as a result of an exchange or conversion of any class or series of the Company's capital stock (or any capital stock of a subsidiary of the Company) for any class or series of the Company's capital stock or of any class or series of the Company's indebtedness for any class or series of the Company's capital stock, (c) the purchase of fractional interests in shares of the Company's capital stock pursuant to the conversion or exchange provisions of such capital stock or the security being converted or exchanged,
(d) any declaration of a dividend in connection with any shareholder rights plan, or the issuance of rights, stock or other property under any shareholder rights plan, or the redemption or repurchase of rights pursuant thereto or (e) any dividend in the form of stock, warrants, options or other rights where the dividend stock or the stock issuable upon exercise of such warrants, options or other rights is the same stock as that on which the dividend is being paid or ranks PARI PASSU with or junior to such stock), if at such time (x) there has occurred any event, (1) of which the Company has actual knowledge, that with the giving of notice or the lapse of time, or both, would constitute a Debenture Event of Default and (2) that the Company has not taken reasonable steps to cure, (y) if the Junior Subordinated Debentures are held by the Issuer Trust, the Company is in default with respect to its payment of any obligations under the Guarantee or (z) the Company has given notice of its election of an Extension Period as provided in the Junior Subordinated Indenture and has not rescinded such notice, or such Extension Period, or any extension thereof, is continuing.


     The Company has covenanted in the Junior Subordinated Indenture (i) to continue to hold, directly or indirectly, 100% of the Common Securities, provided that certain successors that are permitted pursuant to the Junior Subordinated Indenture may succeed to the Company's ownership of the Common Securities, (ii) as holder of the Common Securities, not to voluntarily dissolve, wind up or liquidate the Issuer Trust, other than (a) in connection with a distribution of Junior Subordinated Debentures to the holders of the Capital Securities in liquidation of the Issuer Trust or (b) in connection with certain mergers, consolidations or amalgamations permitted by the Trust Agreement and (iii) to use its reasonable efforts, consistent with the terms and provisions of the Trust Agreement, to cause the Issuer Trust to continue not to be taxable other than as a grantor trust for United States federal income tax purposes.



MODIFICATION OF JUNIOR SUBORDINATED INDENTURE

     From time to time, the Company and the Debenture Trustee may, without the consent of any of the holders of the outstanding Junior Subordinated Debentures, amend, waive or supplement the provisions of the Junior Subordinated Indenture to: (i) evidence succession of another corporation or association to the Company and the assumption by such person of the obligations of the Company under the Junior Subordinated Debentures; (ii) add further covenants, restrictions or conditions for the protection of holders of the Junior Subordinated Debentures; (iii) cure ambiguities or correct the Junior Subordinated Debentures in the case of defects or inconsistencies in the provisions thereof, so long as any such cure or correction does not adversely affect the interest of the holders of the Junior Subordinated Debentures in any material respect; (iv) change the terms of the Junior Subordinated Debentures to facilitate the issuance of the Junior Subordinated Debentures in certificated or other definitive form; (v) evidence or provide for the appointment of a successor Debenture Trustee; (vi) qualify, or maintain the qualification of, the Junior Subordinated Indentures under the Trust Indenture Act; (vii) convey, transfer, assign, mortgage or pledge any property to or with the Debenture Trustee or to surrender any right or power conferred on the Company in the Junior Subordinated Indenture; (viii) establish the form or terms of Junior Subordinated Debentures or (ix) change or eliminate any provision of the Junior Subordinated Indenture, so long as at the time of such change there are no outstanding Junior Subordinated Debentures entitled to the benefit of such provision or such change does not apply to then outstanding Junior Subordinated Debentures. The Junior Subordinated Indenture contains provisions permitting the Company and the Debenture Trustee, with the consent of the holders of not less than a majority in principal amount of the Junior Subordinated Debentures, to modify the Junior Subordinated Indenture in a manner affecting the rights of the holders of the Junior Subordinated Debentures, except that no such modification may, without the consent of the holder of each outstanding Junior Subordinated Debenture so affected, (i) change the Stated Maturity of the principal of, or any installment of interest on, Junior Subordinated Debentures, or reduce the principal amount thereof, the rate of interest thereon or any premium payable upon the redemption thereof, or change the place of payment where, or the currency in which, any such amount is payable or impair the right to institute suit for the enforcement of any Junior Subordinated Debenture or
(ii) reduce the percentage of principal amount of Junior Subordinated Debentures, the holders of which are required to consent to any such modification of the Junior Subordinated Indenture. Furthermore, so long as any of the Capital Securities remain outstanding, no such modification may be made that adversely affects the holders of such Capital Securities in any material respect, and no termination of the Junior Subordinated Indenture may occur, and no waiver of any Debenture Event of Default or compliance with any covenant under the Junior Subordinated Indenture may be effective, without the prior consent of the holders of at least a majority of the aggregate Liquidation Amount of the outstanding Capital Securities unless and until the principal of (and premium, if any, on) the Junior Subordinated Debentures and all accrued and unpaid interest thereon have been paid in full and certain other conditions are satisfied.


DEBENTURE EVENTS OF DEFAULT

     The Junior Subordinated Indenture provides that any one or more of the following described events with respect to the Junior Subordinated Debentures that has occurred and is continuing constitutes an "Event of Default" with respect to the Junior Subordinated Debentures:

      (i) failure to pay any interest on the Junior Subordinated Debentures when due and payable, and continuance of such default for a period of 30 days (subject to the deferral of any due date in the case of an Extension Period);

      (ii) failure to pay any principal of or premium, if any, on the Junior Subordinated Debentures when due whether at maturity, upon redemption, by declaration of acceleration or otherwise;


      (iii) failure to observe or perform certain other covenants contained in the Junior Subordinated Indenture for 90 days after written notice to the Company from the Debenture Trustee or the holders of at least 25% in aggregate outstanding principal amount of the outstanding Junior Subordinated Debentures; or


      (iv) certain events in bankruptcy, insolvency or reorganization of the Company.

     For purposes of the Trust Agreement and this Prospectus, each such Event of Default under the Junior Subordinated Debenture is referred to as a "Debenture Event of Default." As described in "Description of Capital Securities -- Events of Default; Notice," the occurrence of a Debenture Event of Default will also constitute an Event of Default in respect of the Trust Securities.


     The holders of at least a majority in aggregate principal amount of outstanding Junior Subordinated Debentures have the right to direct the time, method and place of conducting any proceeding for any remedy available to the Debenture Trustee. The Debenture Trustee or the holders of not less than 25% in aggregate principal amount of outstanding Junior Subordinated Debentures may declare the principal due and payable immediately upon a Debenture Event of Default, and, should the Debenture Trustee or such holders of Junior Subordinated Debentures fail to make such declaration, the holders of at least 25% in aggregate Liquidation Amount of the outstanding Capital Securities shall have such right. The holders of a majority in aggregate principal amount of outstanding Junior Subordinated Debentures may annul such declaration and waive the default if all defaults (other than the non-payment of the principal of Junior Subordinated Debentures which has become due solely by such acceleration) have been cured and a sum sufficient to pay all matured installments of interest and principal due otherwise than by acceleration has been deposited with the Debenture Trustee. Should the holders of Junior Subordinated Debentures fail to annul such declaration and waive such default, the holders of a majority in aggregate Liquidation Amount of the outstanding Capital Securities shall have such right.


     The holders of at least a majority in aggregate principal amount of the outstanding Junior Subordinated Debentures affected thereby, and the holders of a majority in aggregate Liquidation Amount of the Capital Securities issued by the Issuer Trust, may, on behalf of the holders of all the Junior Subordinated Debentures, waive any past default, except a default in the payment of principal (or premium, if any) or interest (unless such default has been cured and a sum sufficient to pay all matured installments of interests and principal due otherwise than by acceleration has been deposited with the Debenture Trustee) or a default in respect of a covenant or provision which under the Junior Subordinated Indenture cannot be modified or amended without the consent of the holder of each outstanding Junior Subordinated Debenture affected thereby. See " -- Modification of Junior Subordinated Indenture." The Company is required to file annually with the Debenture Trustee a certificate as to whether or not the Company is in compliance with all the conditions and covenants applicable to it under the Junior Subordinated Indenture.

     If a Debenture Event of Default occurs and is continuing, the Property Trustee will have the right to declare the principal of and the interest on the Junior Subordinated Debentures, and any other amounts payable under the Junior Subordinated Indenture, to be forthwith due and payable and to enforce its other rights as a creditor with respect to the Junior Subordinated Debentures.


ENFORCEMENT OF CERTAIN RIGHTS BY HOLDERS OF CAPITAL SECURITIES

     If a Debenture Event of Default has occurred and is continuing and such event is attributable to the failure of the Company to pay any amounts payable in respect of the Junior Subordinated Debentures on the date such amounts are otherwise payable, a registered holder of Capital Securities may institute a direct action against the Company for enforcement of payment to such holder of an amount equal to the amount payable in respect of Junior Subordinated Debentures having a principal amount equal to the aggregate Liquidation Amount of the Capital Securities held by such holder (a "Direct Action"). The Company may not amend the Junior Subordinated Indenture to remove the foregoing right to bring a Direct Action without the prior written consent of the holders of all the Capital Securities. The Company will have the right under the Junior Subordinated Indenture to set-off any payment made to such holder of Capital Securities by the Company in connection with a Direct Action.

     With certain exceptions, the holders of the Capital Securities would not be able to exercise directly any remedies available to the holders of the Junior Subordinated Debentures except under the circumstances described in the preceding paragraph. See "Description of Capital Securities -- Events of Default; Notice."


CONSOLIDATION, MERGER, SALE OF ASSETS AND OTHER TRANSACTIONS

     The Junior Subordinated Indenture provides that the Company may not consolidate with or merge into any other Person or convey, transfer or lease its properties and assets substantially as an entirety to any Person, and no Person may consolidate with or merge into the Company or convey, transfer or lease its properties and assets substantially as an entirety to the Company, unless (i) if the Company consolidates with or merges into another Person (as defined in the Junior Subordinated Indenture) or conveys or transfers its properties and assets substantially as an entirety to any Person, the successor Person is organized under the laws of the United States or any state or the District of Columbia, and such successor Person expressly assumes the Company's obligations in respect of the Junior Subordinated Debentures; (ii) immediately after giving effect thereto, no Debenture Event of Default, and no event which, after notice or lapse of time or both, would constitute a Debenture Event of Default, has occurred and is continuing; and (iii) certain other conditions as prescribed in the Junior Subordinated Indenture are satisfied.

     The provisions of the Junior Subordinated Indenture do not afford holders of the Junior Subordinated Debentures protection in the event of a highly leveraged or other transaction involving the Company that may adversely affect holders of the Junior Subordinated Debentures.


SATISFACTION AND DISCHARGE


     The Junior Subordinated Indenture provides that when, among other things, all Junior Subordinated Debentures not previously delivered to the Debenture Trustee for cancellation (i) have become due and payable (ii) will become due and payable at the Stated Maturity within one year, (iii) or are to be called for redemption within one year under arrangements satisfactory to the Debenture Trustee and the Company deposits or causes to be deposited with the Debenture Trustee funds, in trust, for the purpose and in an amount sufficient to pay and discharge the entire indebtedness on the Junior Subordinated Debentures not previously delivered to the Debenture Trustee for cancellation, for the principal (and premium, if any) and interest to the date of the deposit or to the Stated Maturity, as the case may be, then the Junior Subordinated Indenture will upon the Company's request be satisfied and discharged and cease to be of further effect (except as to any surviving rights of registration of transfer or exchange, certain obligations of the Company to the Debenture Trustee and the obligations of the Debenture Trustee to apply money deposited by the Company in payment of the Junior Subordinated Debentures).



SUBORDINATION

     The Junior Subordinated Debentures will be subordinate and junior in right of payment, to the extent set forth in the Junior Subordinated Indenture, to all Senior Indebtedness (as defined below) of the Company. If the Company defaults in the payment of any principal, premium, if any, or interest, if any, or any other amount payable on any Senior Indebtedness when the same becomes due and payable, whether at maturity or at a date fixed for redemption or by declaration of acceleration or otherwise, upon written notice of such default to the Company, by the holders of Senior Indebtedness, then, unless and until such default has been cured or waived or has ceased to exist or all Senior Indebtedness has been paid, no direct or indirect payment (in cash, property, securities, by setoff or otherwise) may be made or agreed to be made on the Junior Subordinated Debentures, or in respect of any redemption, repayment, retirement, purchase or other acquisition of any of the Junior Subordinated Debentures.

     As used herein, "Senior Indebtedness" means, whether recourse is to all or a portion of the assets of the Company and whether or not contingent, (i) every obligation of the Company for money borrowed; (ii) every obligation of the Company evidenced by bonds, debentures, notes or other similar instruments, including obligations incurred in connection with the acquisition of property, assets or businesses; (iii) every reimbursement obligation of the Company with respect to letters of credit, bankers' acceptances or similar facilities issued for the account of the Company; (iv) every obligation of the Company issued or assumed as the deferred purchase price of property or services (but excluding trade accounts payable or accrued liabilities arising in the ordinary course of business); (v) every capital lease obligation of the Company; (vi) every obligation of the Company for claims (as defined in Section 101(4) of the United States Bankruptcy Code of 1978, as amended) in respect of derivative products such as interest and foreign exchange rate contracts, commodity contracts and similar arrangements; and (vii) every obligation of the type referred to in clauses (i) through (vi) of another person the payment of which the Company has guaranteed or is responsible or liable, directly or indirectly, as obligor or otherwise; without limiting the generality of the foregoing. "Senior Indebtedness" shall not include (i) any obligations which, by their terms, are expressly stated to rank PARI PASSU in right of payment with, or to not be superior in right of payment to, the Junior Subordinated Debentures,
(ii) any Senior Indebtedness of the Company which when incurred and without respect to any election under Section 111 1(b) of the United States Bankruptcy Code of 1978, as amended, was without recourse to the Company, (iii) any Senior Indebtedness of the Company to any of its subsidiaries, (iv) Senior Indebtedness to any executive officer or director of the Company, or (v) any indebtedness in respect of debt securities issued to any trust, or a trustee of such trust, partnership or other entity affiliated with the Company that is a financing entity of the Company in connection with the issuance of such financing entity of securities that are similar to the Capital Securities.

     In the event of (i) certain events of bankruptcy, dissolution or liquidation of the Company or the holder of the Common Securities, (ii) any proceeding for the liquidation, dissolution or other winding up of the Company, voluntary or involuntary, whether or not involving insolvency or bankruptcy proceedings, (iii) any assignment by the Company for the benefit of creditors or (iv) any other marshalling of the assets of the Company, all Senior Indebtedness (including any interest thereon accruing after the commencement of any such proceedings) shall first be paid in full before any payment or distribution, whether in cash, securities or other property, shall be made on account of the Junior Subordinated Debentures. In such event, any payment or distribution on account of the Junior Subordinated Debentures, whether in cash, securities or other property, that would otherwise (but for the subordination provisions) be payable or deliverable in respect of the Junior Subordinated Debentures will be paid or delivered directly to the holders of Senior Indebtedness in accordance with the priorities then existing among such holders until all Senior Indebtedness (including any interest thereon accruing after the commencement of any such proceedings) has been paid in full.

     In the event of any such proceeding, after payment in full of all sums owing with respect to Senior Indebtedness, the holders of Junior Subordinated Debentures, together with the holders of any obligations of the Company ranking on a parity with the Junior Subordinated Debentures, will be entitled to be paid from the remaining assets of the Company the amounts at the time due and owing on the Junior Subordinated Debentures and such other obligations before any payment or other distribution, whether in cash, property or otherwise, will be made on account of any capital stock or obligations of the Company ranking junior to the Junior Subordinated Debentures and such other obligations. If any payment or distribution on account of the Junior Subordinated Debentures of any character or any security, whether in cash, securities or other property is received by any holder of any Junior Subordinated Debentures in contravention of any of the terms hereof and before all the Senior Indebtedness has been paid in full, such payment or distribution or security will be received in trust for the benefit of, and must be paid over or delivered and transferred to, the holders of the Senior Indebtedness at the time outstanding in accordance with the priorities then existing among such holders for application to the payment of all Senior Indebtedness remaining unpaid to the extent necessary to pay all such Senior Indebtedness in full. By reason of such subordination, in the event of the insolvency of the Company, holders of Senior Indebtedness may receive more, ratably, and holders of the Junior Subordinated Debentures may receive less, ratably, than the other creditors of the Company. Such subordination will not prevent the occurrence of any Event of Default in respect of the Junior Subordinated Debentures.

     The Junior Subordinated Indenture places no limitation on the amount of additional Senior Indebtedness that may be incurred by the Company. The Company expects from time to time to incur additional indebtedness constituting Senior Indebtedness.

INFORMATION CONCERNING THE DEBENTURE TRUSTEE


     The Debenture Trustee, other than during the occurrence and continuance of a Debenture Event of Default, undertakes to perform only such duties as are specifically set forth in the Junior Subordinated Indenture, is under no obligation to exercise any of the powers vested in it by the Junior Subordinated Indenture, and, after such Debenture Event of Default, must exercise the same degree of care and skill as a prudent person would exercise or use in the conduct of his or her own affairs. The Debenture Trustee is not required to expend or risk its own funds or otherwise incur personal financial liability in the performance of its duties if the Debenture Trustee reasonably believes that repayment or adequate indemnity is not reasonably assured to it.


     The Chase Manhattan Bank, the Debenture Trustee, may serve from time to time as trustee under other indentures or trust agreements with the Company or its subsidiaries relating to other issues of their securities. In addition, the Company and certain of its affiliates may have other banking relationships with The Chase Manhattan Bank and its affiliates.


GOVERNING LAW

     The Junior Subordinated Indenture and the Junior Subordinated Debentures will be governed by and construed in accordance with the laws of the State of New York.

                           DESCRIPTION OF GUARANTEE

     The Guarantee will be executed and delivered by the Company concurrently with the issuance of Capital Securities by the Issuer Trust for the benefit of the holders from time to time of the Capital Securities. The Chase Manhattan Bank will act as Guarantee Trustee under the Guarantee. This summary of certain provisions of the Guarantee does not purport to be complete and is subject to, and qualified in its entirety by reference to, all the provisions of the Guarantee, including the definitions therein of certain terms. A copy of the form of Guarantee is available upon request from the Guarantee Trustee. The Guarantee Trustee will hold the Guarantee for the benefit of the holders of the Capital Securities.


GENERAL

     The Company will irrevocably agree to pay in full on a subordinated basis, to the extent set forth herein, the Guarantee Payments (as defined below) to the holders of the Capital Securities, as and when due, regardless of any defense, right of set-off or counterclaim that the Issuer Trust may have or assert other than the defense of payment. The following payments with respect to the Capital Securities, to the extent not paid or made by or on behalf of the Issuer Trust (the "Guarantee Payments"), will be subject to the Guarantee:
(i) any accumulated and unpaid Distributions required to be paid on such Capital Securities, to the extent that the Issuer Trust has funds on hand available therefor at such time; (ii) the Redemption Price with respect to any Capital Securities called for redemption, to the extent that the Issuer Trust has funds on hand available therefor at such time; and (iii) upon a voluntary or involuntary dissolution, winding up or liquidation of the Issuer Trust (unless the Junior Subordinated Debentures are distributed to holders of the Capital Securities), the lesser of (a) the aggregate of the Liquidation Amount and all accumulated and unpaid Distributions to the date of payment, to the extent that the Issuer Trust has funds on hand available therefor at such time, and (b) the amount of assets of the Issuer Trust remaining available for distribution to holders of the Capital Securities on liquidation of the Issuer Trust. The Company's obligation to make a Guarantee Payment may be satisfied by direct payment of the required amounts by the Company to the holders of the Capital Securities or by causing the Issuer Trust to pay such amounts to such holders.

     The Guarantee will be an irrevocable guarantee on a subordinated basis of the Issuer Trust's obligations under the Capital Securities, but will apply only to the extent that the Issuer Trust has funds sufficient to make such payments, and is not a guarantee of collection.

     If the Company does not make payments on the Junior Subordinated Debentures held by the Issuer Trust, the Issuer Trust will not be able to pay any amounts payable in respect of the Capital Securities and will not have funds legally available therefor. The Guarantee will rank subordinate and junior in right of payment to all Senior Indebtedness of the Company. See
" -- Status of the Guarantee." The Guarantee does not limit the incurrence or issuance of other secured or unsecured debt of the Company, including Senior Indebtedness, whether under the Junior Subordinated Indenture, any other indenture that the Company may enter into in the future or otherwise.

     The Company has, through the Guarantee, the Trust Agreement, the Junior Subordinated Debentures and the Junior Subordinated Indenture, taken together, fully, irrevocably and unconditionally guaranteed all the Issuer Trust's obligations under the Capital Securities. No single document standing alone or operating in conjunction with fewer than all the other documents constitutes such guarantee. It is only the combined operation of these documents that has the effect of providing a full, irrevocable and unconditional guarantee of the Issuer Trust's obligations in respect of the Capital Securities. See "Relationship Among the Capital Securities, the Junior Subordinated Debentures and the Guarantee."


STATUS OF THE GUARANTEE

     The Guarantee will constitute an unsecured obligation of the Company and will rank subordinate and junior in right of payment to all Senior Indebtedness of the Company in the same manner as the Junior Subordinated Debentures.

     The Guarantee will constitute a guarantee of payment and not of collection (i.e., the guaranteed party may institute a legal proceeding directly against the Guarantor to enforce its rights under the Guarantee without first instituting a legal proceeding against any other person or entity). The Guarantee will be held by the Guarantee Trustee for the benefit of the holders of the Capital Securities. The Guarantee will not be discharged except by payment of the Guarantee Payments in full to the extent not paid by the Issuer Trust or distributed to the holders of the Capital Securities of the Junior Subordinated Debentures.

AMENDMENTS AND ASSIGNMENT


     Except with respect to any changes which do not materially adversely affect the rights of holders of the Capital Securities (in which case no vote will be required), the Guarantee may not be amended without the prior approval of the holders of not less than a majority of the aggregate Liquidation Amount of the Capital Securities. The manner of obtaining any such approval will be as set forth under "Description of Capital Securities -- Voting Rights; Amendment of Trust Agreement." All guarantees and agreements contained in the Guarantee shall bind the successors, assigns, receivers, trustees and representatives of the Company and shall inure to the benefit of the holders of the Capital Securities then outstanding.



EVENTS OF DEFAULT

     An event of default under the Guarantee will occur upon the failure of the Company to perform any of its payment or other obligations thereunder, or to perform any non-payment obligation if such non-payment default remains unremedied for 30 days. The holders of not less than a majority in aggregate Liquidation Amount of the Capital Securities have the right to direct the time, method and place of conducting any proceeding for any remedy available to the Guarantee Trustee in respect of the Guarantee or to direct the exercise of any trust or power conferred upon the Guarantee Trustee under the Guarantee.

     Any registered holder of Capital Securities may institute a legal proceeding directly against the Company to enforce its rights under the Guarantee without first instituting a legal proceeding against the Issuer Trust, the Guarantee Trustee or any other person or entity.

     The Company, as guarantor, is required to file annually with the Guarantee Trustee a certificate as to whether or not the Company is in compliance with all the conditions and covenants applicable to it under the Guarantee.


INFORMATION CONCERNING THE GUARANTEE TRUSTEE

     The Guarantee Trustee, other than during the occurrence and continuance of a default by the Company in performance of the Guarantee, undertakes to perform only such duties as are specifically set forth in the Guarantee and, after the occurrence of an event of default with respect to the Guarantee, must exercise the same degree of care and skill as a prudent person would exercise or use in the conduct of his or her own affairs. Subject to this provision, the Guarantee Trustee is under no obligation to exercise any of the powers vested in it by the Guarantee at the request of any holder of the Capital Securities unless it is offered reasonable indemnity against the costs, expenses and liabilities that might be incurred thereby. For information concerning the relationship between The Chase Manhattan Bank, the Guarantee Trustee, and the Company, see "Description of Junior Subordinated Debentures -- Information Concerning the Debenture Trustee."


TERMINATION OF THE GUARANTEE

     The Guarantee will terminate and be of no further force and effect upon full payment of the Redemption Price of the Capital Securities, upon full payment of the amounts payable with respect to the Capital Securities upon liquidation of the Issuer Trust, upon distribution of Junior Subordinated Debentures to the holders of the Capital Securities and under certain instances, upon the exchange of the Guarantee pursuant to an exchange offer for the Capital Securities. The Guarantee will continue to be effective or will be reinstated, as the case may be, if at any time any holder of the Capital Securities must restore payment of any sums paid under the Capital Securities or the Guarantee.


GOVERNING LAW

     The Guarantee will be governed by and construed in accordance with the laws of the State of New York.

             RELATIONSHIP AMONG THE CAPITAL SECURITIES, THE JUNIOR
                   SUBORDINATED DEBENTURES AND THE GUARANTEE

FULL AND UNCONDITIONAL GUARANTEE

     Payments of Distributions and other amounts due on the Capital Securities (to the extent the Issuer Trust has funds available for such payment) are irrevocably guaranteed by the Company as and to the extent set forth under "Description of Guarantee." Taken together, the Company's obligations under the Junior Subordinated Debentures, the Junior Subordinated Indenture, the Trust Agreement and the Guarantee provide, in the aggregate, a full, irrevocable and unconditional guarantee of payments of Distributions and other amounts due on the Capital Securities. No single document standing alone or operating in conjunction with fewer than all the other documents constitutes such guarantee. It is only the combined operation of these documents that has the effect of providing a full, irrevocable and unconditional guarantee of the Issuer Trust's obligations in respect of the Capital Securities. If and to the extent that the Company does not make payments on the Junior Subordinated Debentures, the Issuer Trust will not have sufficient funds to pay Distributions or other amounts due on the Capital Securities. The Guarantee does not cover payment of amounts payable with respect to the Capital Securities when the Issuer Trust does not have sufficient funds to pay such amounts. In such event, the remedy of a holder of the Capital Securities is to institute a legal proceeding directly against the Company for enforcement of payment of the Company's obligations under Junior Subordinated Debentures having a principal amount equal to the Liquidation Amount of the Capital Securities held by such holder.

     The obligations of the Company under the Junior Subordinated Debentures and the Guarantee are subordinate and junior in right of payment to all Senior Indebtedness.


SUFFICIENCY OF PAYMENTS

     As long as payments are made when due on the Junior Subordinated Debentures, such payments will be sufficient to cover Distributions and other payments distributable on the Capital Securities, primarily because: (i) the aggregate principal amount of the Junior Subordinated Debentures will be equal to the sum of the aggregate stated Liquidation Amount of the Capital Securities and Common Securities; (ii) the interest rate and interest and other payment dates on the Junior Subordinated Debentures will match the Distribution rate, Distribution Dates and other payment dates for the Capital Securities; (iii) the Company will pay for all and any costs, expenses and liabilities of the Issuer Trust except the Issuer Trust's obligations to holders of the Trust Securities; and (iv) the Trust Agreement further provides that the Issuer Trust will not engage in any activity that is not consistent with the limited purposes of the Issuer Trust.

     Notwithstanding anything to the contrary in the Junior Subordinated Indenture, the Company has the right to set-off any payment it is otherwise required to make thereunder against and to the extent the Company has theretofore made, or is concurrently on the date of such payment making, a payment under the Guarantee.


ENFORCEMENT RIGHTS OF HOLDERS OF CAPITAL SECURITIES

     A holder of any Capital Security may institute a legal proceeding directly against the Company to enforce its rights under the Guarantee without first instituting a legal proceeding against the Guarantee Trustee, the Issuer Trust or any other person or entity. See "Description of Guarantee."

     A default or event of default under any Senior Indebtedness of the Company would not constitute a default or Event of Default in respect of the Capital Securities. However, in the event of payment defaults under, or acceleration of, Senior Indebtedness of the Company, the subordination provisions of the Junior Subordinated Indenture provide that no payments may be made in respect of the Junior Subordinated Debentures until such Senior Indebtedness has been paid in full or any payment default thereunder has been cured or waived. See "Description of Junior Subordinated Debentures -- Subordination."


LIMITED PURPOSE OF ISSUER TRUST

     The Capital Securities represent preferred undivided beneficial interests in the assets of the Issuer Trust, and the Issuer Trust exists for the sole purpose of issuing its Capital Securities and Common Securities and investing the proceeds thereof in Junior Subordinated Debentures. A principal difference between the rights of a holder of a Capital Security and a holder of a Junior Subordinated Debenture is that a holder of a Junior Subordinated Debenture is entitled to receive from the Company payments on Junior Subordinated Debentures held, while a holder of Capital Securities is entitled to receive Distributions or other amounts distributable with respect to the Capital Securities from the Issuer Trust (or from the Company under the Guarantee) only if and to the extent the Issuer Trust has funds available for the payment of such Distributions.

RIGHTS UPON DISSOLUTION

     Upon any voluntary or involuntary dissolution of the Issuer Trust, other than any such dissolution involving the distribution of the Junior Subordinated Debentures, after satisfaction of liabilities to creditors of the Issuer Trust as required by applicable law, the holders of the Capital Securities will be entitled to receive, out of assets held by the Issuer Trust, the Liquidation Distribution in cash. See "Description of Capital Securities -- Liquidation Distribution Upon Dissolution." Upon any voluntary or involuntary liquidation or bankruptcy of the Company, the Issuer Trust, as registered holder of the Junior Subordinated Debentures, would be a subordinated creditor of the Company, subordinated and junior in right of payment to all Senior Indebtedness as set forth in the Junior Subordinated Indenture, but entitled to receive payment in full of all amounts payable with respect to the Junior Subordinated Debentures before any shareholders of the Company receive payments or distributions. Since the Company is the guarantor under the Guarantee and has agreed under the Junior Subordinated Indenture to pay for all costs, expenses and liabilities of the Issuer Trust (other than the Issuer Trust's obligations to the holders of the Trust Securities), the positions of a holder of the Capital Securities and a holder of such Junior Subordinated Debentures relative to other creditors and to shareholders of the Company in the event of liquidation or bankruptcy of the Company are expected to be substantially the same.

                    CERTAIN FEDERAL INCOME TAX CONSEQUENCES

GENERAL

     The following is a summary of the principal United States federal income tax consequences of the purchase, ownership and disposition of Capital Securities. The statements of law and legal conclusions set forth in this summary regarding the tax consequences to the beneficial owners of Capital Securities (the "Securityholders") represent the opinion of Hunton & Williams, counsel to the Company. This summary does not address all tax consequences that may be applicable to a Securityholder, nor does it address the tax consequences to (i) persons that may be subject to special treatment under United States federal income tax law, such as banks, insurance companies, thrift institutions, regulated investment companies, real estate investment trusts, tax-exempt organizations and dealers in securities or currencies, (ii) persons that will hold Capital Securities as part of a position in a "straddle" or as part of a "hedging," "conversion" or other integrated investment transaction for federal income tax purposes, (iii) except with respect to the discussion under the caption "United States Alien Securityholders," persons whose functional currency is not the United States dollar or (iv) persons that do not hold Capital Securities as capital assets.

     This summary is based upon the Code, Treasury Regulations, IRS rulings and pronouncements and judicial decisions now in effect, all of which are subject to change at any time. Such changes may be applied retroactively in a manner that could cause the tax consequences to vary substantially from the consequences described below, possibly adversely affecting a beneficial owner of Capital Securities. In addition, the authorities on which this summary is based (including authorities distinguishing debt from equity) are subject to various interpretations, and it is therefore possible that the federal income tax treatment of the Capital Securities may differ from the treatment described below. No ruling has been received from the IRS regarding the tax consequences of the Capital Securities. Counsel's opinion regarding such tax consequences represents only counsel's best legal judgment based on current authorities and is not binding on the IRS or the courts.

     PROSPECTIVE INVESTORS ARE ADVISED TO CONSULT WITH THEIR OWN TAX ADVISORS IN LIGHT OF THEIR OWN PARTICULAR CIRCUMSTANCES AS TO THE FEDERAL TAX CONSEQUENCES OF THE PURCHASE, OWNERSHIP AND DISPOSITION OF CAPITAL SECURITIES, AS WELL AS THE EFFECT OF ANY STATE, LOCAL OR FOREIGN TAX LAWS.


CLASSIFICATION OF THE JUNIOR SUBORDINATED DEBENTURES

     The Junior Subordinated Debentures are intended to be, in the opinion of Hunton & Williams should be, and the Company intends to take the position that the Junior Subordinated Debentures will be, classified for United States federal income tax purposes as indebtedness under current law. No assurance can be given, however, that the IRS will not challenge that position. According to a petition recently filed in the United States Tax Court by a corporation unrelated to the Company and the Issuer Trust, the IRS has challenged the status as indebtedness, for United States federal income tax purposes, of certain purported debt instruments held by entities intended to be taxable as partnerships for United States federal income tax purposes, where those entities, in turn, issued preferred securities to investors. Although the overall structure of the financing arrangement involved in that case is somewhat similar to the financing structure for the Junior Subordinated Debentures and the Issuer Trust, the relevant facts involved in that case appear to differ significantly from those relating to the Junior Subordinated Debentures and the Issuer Trust. The remainder of this summary assumes that the Junior Subordinated Debentures will be classified as indebtedness for United States federal income tax purposes.


CLASSIFICATION OF THE ISSUER TRUST

     In the opinion of Hunton & Williams, under current law and assuming compliance with the terms of the Trust Agreement, the Issuer Trust will be classified as a grantor trust and not as an association taxable as a corporation for United States federal income tax purposes. As a result, each Securityholder will be treated as owning an undivided beneficial interest in the Junior Subordinated Debentures. Accordingly, each Securityholder will be required to include in its gross income its PRO RATA share of the interest, including any original issue discount ("OID"), and any other income received or accrued with respect to the Junior Subordinated Debentures whether or not cash is actually distributed to the Securityholders. See " -- Interest Income and Original Issue Discount." No amount included in income with respect to the Capital Securities will be eligible for the dividends received deduction.


INTEREST INCOME AND ORIGINAL ISSUE DISCOUNT

     Under Treasury Regulations applicable to debt instruments issued after August 12, 1996 (the "Regulations"), a "remote" contingency that stated interest will not be timely paid will be ignored in determining whether a debt instrument is issued with OID. The Company believes that the likelihood of its exercising its option to defer payments of interest on the Junior Subordinated Debentures is remote. Based on the foregoing, in the opinion of Hunton & Williams, the Junior Subordinated Debentures will not be considered to be issued with OID at the time of their original issuance and, accordingly, a Securityholder should include in gross income such Securityholder's allocable share of interest on the Junior Subordinated Debentures (other than any portion of the first interest payment attributable to pre-issuance accrued interest, which a Securityholder may treat as a reduction of the issue price of the Junior Subordinated Debentures rather than as gross income) in accordance with such Securityholder's method of tax accounting.

     Under the Regulations, if the Company should actually exercise its option to defer any payment of interest, the Junior Subordinated Debentures would at that time be treated as issued with OID, and all stated interest on the Junior Subordinated Debentures would thereafter be treated as OID so long as the Junior Subordinated Debentures remained outstanding. In such event, all of a Securityholder's taxable interest income with respect to the Junior Subordinated Debentures would be accounted for as OID on an economic accrual basis regardless of such Securityholder's method of tax accounting, and actual payments of stated interest would not be reported as taxable income. Consequently, a Securityholder would be required to include in gross income OID even though the Company would not make any cash payments during an Extension Period.

     The Regulations have not been addressed in any rulings or other interpretations by the IRS, and it is possible that the IRS could take a position contrary to the interpretation herein.


MARKET DISCOUNT AND AMORTIZABLE PREMIUM

     A secondary market purchaser of Capital Securities at a discount from the principal amount (or, if the Junior Subordinated Debentures are deemed to be issued with OID, the issue price plus accrued but unpaid OID) of the PRO RATA share of Junior Subordinated Debentures represented by the Capital Securities acquires such Capital Securities with "market discount" if the discount is not less than the product of (i) 0.25% of the principal amount (or, if the Junior Subordinated Debentures are deemed to be issued with OID, the issue price plus accrued but unpaid OID) multiplied by (ii) the number of complete years to maturity of the Junior Subordinated Debentures after the date of purchase. A purchaser of Capital Securities with market discount generally will be required to treat any gain on the sale, redemption or other disposition of all or part of such Capital Securities as ordinary income to the extent of accrued (but not previously taxable) market discount. Market discount generally will accrue ratably during the period from the date of purchase to the maturity date, unless the Securityholder elects to accrue such market discount on the basis of a constant interest rate. A Securityholder who acquires Capital Securities at a market discount may be required to defer some interest deductions attributable to any indebtedness incurred or continued to purchase or carry the Capital Securities.

     A secondary market purchaser of Capital Securities at a premium over the stated principal amount of the PRO RATA share of Junior Subordinated Debentures (plus accrued interest) generally may elect to amortize such premium ("Section 171 premium"), under a constant yield method, as an offset to interest income on the Junior Subordinated Debentures. If the Junior Subordinated Debentures are deemed to be issued with OID and Capital Securities are acquired at a premium, the premium will not be Section 171 premium but will be amortized as a reduction in the amount of OID includable in the Securityholder's income.


DISTRIBUTION OF JUNIOR SUBORDINATED DEBENTURES TO HOLDERS OF CAPITAL SECURITIES

     Except as noted below, under current law a distribution by the Issuer Trust of the Junior Subordinated Debentures as described under the caption "Description of Capital Securities -- Liquidation Distribution Upon Dissolution," would not be a taxable event to Securityholders for United States federal income tax purposes; such a distribution would result in a Securityholder receiving directly its PRO RATA share of the Junior Subordinated Debentures previously held indirectly through the Issuer Trust, with a holding period and aggregate tax basis equal to the holding period and aggregate tax basis such Securityholder had in its Capital Securities before such distribution; and a Securityholder would account for interest, market discount and amortizable premium in respect of Junior Subordinated Debentures received from the Issuer Trust in the manner described above under " -- Interest Income and Original Issue Discount" and " -- Market Discount and Amortizable Premium." If, however, the Junior Subordinated Debentures were distributed in connection with a Tax Event that would cause the Issuer Trust to be subject to United States federal income tax with respect to income received or accrued on the Junior Subordinated Debentures, the distribution likely would be a taxable event to Securityholders. In that case, Securityholders would recognize gain or loss equal to the difference between their adjusted bases in their Capital Securities and the fair market value of the Junior Subordinated Debentures distributed to the Securityholders, and they would obtain new holding periods and fair market value bases for such Junior Subordinated Debentures.

SALE OR REDEMPTION OF CAPITAL SECURITIES

     Upon a sale (including redemption) of Capital Securities, a Securityholder will recognize gain or loss equal to the difference between its adjusted tax basis in the Capital Securities and the amount realized on the sale of such Capital Securities (excluding any amount attributable to any accrued interest with respect to such Securityholder's PRO RATA share of the Junior Subordinated Debentures not previously included in income, which will be taxable as ordinary income). Provided that the Company does not exercise its option to defer payment of interest on the Junior Subordinated Debentures and the Capital Securities are not considered to be issued with OID, a Securityholder's adjusted tax basis in the Capital Securities generally will be its initial purchase price, increased by any market discount included in income and reduced by any amortized Section 171 premium for such Capital Securities. If the Junior Subordinated Debentures are deemed to be issued with OID as a result of the Company's deferral of any interest payment, a Securityholder's tax basis in the Capital Securities generally will be increased by OID previously includable in such Securityholder's gross income to the date of disposition and decreased by distributions or other payments received on the Capital Securities since and including the commencement date of the first Extension Period. Such gain or loss, except to the extent of any accrued market discount, generally will be a capital gain or loss and generally will be a long-term capital gain or loss if the Capital Securities have been held for more than one year.

     Should the Company exercise its option to defer any payment of interest on the Junior Subordinated Debentures, the Capital Securities may trade at a price that does not accurately reflect the value of accrued but unpaid interest with respect to the underlying Junior Subordinated Debentures. As a result, and because a Securityholder will be required to include in income accrued but unpaid interest on Junior Subordinated Debentures and to add such amount to its adjusted tax basis, such Securityholder may recognize a capital loss on a sale of Capital Securities during an Extension Period. Subject to certain limited exceptions, capital losses cannot be applied to offset ordinary income for United States federal income tax purposes.


BACKUP WITHHOLDING TAX AND INFORMATION REPORTING

     The amount of interest paid and any OID accrued with respect to the Capital Securities to Securityholders (other than corporations and other exempt Securityholders) will be reported to the IRS. It is expected that such income on the Capital Securities will be reported to Securityholders on Form 1099 and mailed to Securityholders by January 31 following each calendar year. "Backup" withholding at a rate of 31% will apply to payments of interest and payments of disposition (including redemption) proceeds to a non-exempt Securityholder unless the Securityholder furnishes to the payor its taxpayer identification number, certifies that such number is correct, and meets certain other conditions. Any amounts withheld from a Securityholder under the backup withholding rules will be allowable as a refund or a credit against such Securityholder's United States federal income tax liability.


UNITED STATES ALIEN SECURITYHOLDERS

     For purposes of this discussion, a United States Alien Securityholder is any corporation, individual, partnership, estate or trust that for United States federal income tax purposes is a foreign corporation, non-resident alien individual, foreign partnership, foreign estate or foreign trust. This discussion assumes that income with respect to the Capital Securities is not effectively connected with a trade or business in the United States in which the United States Alien Securityholder is engaged.

     Under current United States federal income tax law:

      (i) payments by the Issuer Trust or any of its paying agents to any holder of Capital Securities that is a United States Alien Securityholder generally will not be subject to withholding or other United States federal income tax, provided that, in the case of payments with respect to interest (including OID), (a) the beneficial owner of the Capital Securities does not actually or constructively own 10% or more of the total combined voting power of all classes of stock of the Company entitled to vote, (b) the beneficial owner of the Capital Securities is not a controlled foreign corporation that is related to the Company through stock ownership, and (c) either (A) the beneficial owner of the Capital Securities certifies to the Issuer Trust or its agent, under penalties of perjury, that it is a United States Alien Securityholder and provides its name and address or (B) a securities clearing organization, bank or other financial institution that holds customers' securities in the ordinary course of its trade or business (a "Financial Institution") and holds the Capital Securities in such capacity certifies to the Issuer Trust or its agent under penalties of perjury that such statement has been received from the beneficial owner by it or by a Financial Institution between it and the beneficial owner and furnishes the Issuer Trust or its agent with a copy thereof; and

      (ii) a United States Alien Securityholder of Capital Securities generally will not be subject to withholding or other United States federal income tax on any gain realized upon the sale or other disposition of Capital Securities.


POSSIBLE TAX LAW CHANGES


     In both 1996 and 1997, the Clinton Administration proposed to amend the Code to deny deductions of interest and OID on instruments with features similar to those of the Junior Subordinated Debentures when issued under arrangements similar to the Issuer Trust. That proposal was not passed by, and is not currently pending before, Congress. There can be no assurance, however, that future legislative proposals, future regulations or official administrative pronouncements, or future judicial decisions will not affect the ability of the Company to deduct interest on the Junior Subordinated Debentures. Such a change could give rise to a Tax Event, which may permit the Company, upon approval of the Federal Reserve if then required under applicable capital guidelines or policies of the Federal Reserve, to cause a redemption of the Capital Securities, as described more fully under "Description of Capital Securities -- Redemption."



                         CERTAIN ERISA CONSIDERATIONS

     Before authorizing an investment in the Capital Securities, fiduciaries of pension, profit sharing or other employee benefit plans subject to ERISA or
Section 4975 of the Code ("Plans") should consider, among other matters, (a) ERISA's fiduciary standards (including its prudence and diversification requirements), (b) whether such fiduciaries have authority to make such investment in the Capital Securities under the applicable Plan investment policies and governing instruments, and (c) rules under ERISA and the Code that prohibit Plan fiduciaries from causing a Plan to engage in a "prohibited transaction."

     Section 406 of ERISA and Section 4975 of the Code prohibit Plans, as well as individual retirement accounts and Keogh plans subject to Section 4975 of the Code (also "Plans"), from, among other things, engaging in certain transactions involving "plan assets" with persons who are "parties in interest" under ERISA or "disqualified persons" under the Code ("Parties in Interest") with respect to such Plan. A violation of these "prohibited transaction" rules may result in an excise tax or other liabilities under ERISA and/or Section 4975 of the Code for such persons, unless exemptive relief is available under an applicable statutory or administrative exemption. Employee benefit plans that are governmental plans (as defined in Section 3(32) of ERISA), certain church plans (as defined in Section 3(33) of ERISA) and foreign plans (as described in Section 4(b)(4) of ERISA) are not subject to the requirements of ERISA or Section 4975 of the Code.

     The Department of Labor (the "DOL") has issued a regulation (29 C.F.R. 2510.3-101) (the "Plan Assets Regulation") concerning the definition of what constitutes the assets of a Plan. The Plan Assets Regulation provides that, as a general rule, the underlying assets and properties of corporations, partnerships, trusts and certain other entities in which a Plan makes an "equity" investment will be deemed, for purposes of ERISA, to be assets of the investing Plan unless certain exceptions apply.

     Pursuant to an exception contained in the Plan Assets Regulation, the assets of the Issuer Trust would not be deemed to be "plan assets" of investing Plans if, immediately after the most recent acquisition of any equity interest in the Issuer Trust, less than 25% of the value of each class of equity interests in the Issuer Trust were held by Plans, other employee benefit plans not subject to ERISA or Section 4975 of the Code (such as governmental, church and foreign plans), individual retirement accounts, Keogh plans and entities holding assets deemed to be "plan assets" of any Plan (collectively, "Benefit Plan Investors"). No assurance can be given that the value of the Capital Securities held by Benefit Plan Investors will be less than 25% of the total value of such Capital Securities at the completion of the initial offering or thereafter, and no monitoring or other measures will be taken with respect to the satisfaction of the conditions to this exception. All the Common Securities will be purchased and held directly by the Company.

     Under another exception contained in the Plan Assets Regulation, if the New Capital Securities received as a result of an Exchange Offer were to qualify as "publicly offered securities" under the Plan Assets Regulation, the assets of the Issuer Trust would not be deemed to be "plan assets" by reason of a Plan's acquisition or holding of such securities. The New Capital Securities would qualify as "publicly offered securities" if, among other things, they are offered pursuant to an effective registration statement, are owned by 100 or more investors independent of the issuer and each other at the time of the offering, and are subsequently registered under the Exchange Act. It is expected that the 100 investor requirement will not be satisfied and that the New Capital Securities will not be registered under the Exchange Act.

     There can be no assurance that any of the exceptions set forth in the Plan Assets Regulation will apply to the purchase of Capital Securities offered hereby and, as a result, an investing Plan's assets could be considered to include an undivided interest in the Junior Subordinated Debentures held by the Issuer Trust. In the event that assets of the Issuer Trust are considered assets of an investing Plan, the Trustees, the Company and/or other persons, in providing services with respect to the Junior Subordinated Debentures, could be considered fiduciaries to such Plan and subject to the fiduciary responsibility provisions of Title I of ERISA. In addition, certain transactions involving the Issuer Trust and/or the Capital Securities could be deemed to constitute direct or indirect prohibited transactions under ERISA and Section 4975 of the Code with respect to a Plan. For example, if the Company is a Party in Interest with respect to an investing Plan (either directly or by reason of its ownership of City National or other subsidiaries), extensions of credit between the Company and the Issuer Trust (as represented by the Junior Subordinated Debentures and the Guarantee) would likely be prohibited by Section 406(a)(1)(B) of ERISA and
Section 4975(c)(1)(B) of the Code.


     The DOL has issued five prohibited transaction class exemptions ("PTCEs") that may provide exemptive relief for direct or indirect prohibited transactions resulting from the purchase or holding of the Capital Securities, assuming that assets of the Issuer Trust were deemed to be "plan assets" of Plans investing in the Issuer Trust (see above). Those class exemptions are PTCE 96-23 (for certain transactions determined by in-house asset managers), PTCE 91-38 (for certain transactions involving bank collective investment funds), PTCE 95-60 (for certain transactions involving insurance company general accounts), PTCE 90-1 (for certain transactions involving insurance company pooled separate accounts), and PTCE 84-14 (for certain transactions determined by independent qualified asset managers).

     Because of ERISA's prohibitions and those of Section 4975 of the Code, the Capital Securities may not be purchased or held by any Plan, any entity whose underlying assets include "plan assets" by reason of any Plan's investment in the entity (a "Plan Asset Entity") or any other person investing "plan assets" of any Plan, unless such purchase or holding is covered by the exemptive relief provided by PTCE 96-23, 95-60, 91-38, 90-1 or 84-14 or another applicable exemption. If a purchaser or holder of the Capital Securities that is a Plan or a Plan Asset Entity elects to rely on an exemption other than PTCE 96-23, 95-60, 91-38, 90-1 or 84-14, the Company and the Issuer Trust may require a satisfactory opinion of counsel or other evidence with respect to the availability of such exemption for such purchase and holding. Any purchaser or holder of the Capital Securities that is a Plan or a Plan Asset Entity or that is purchasing such securities on behalf of or with "plan assets" will be deemed to have represented by its purchase and holding thereof that (a) the purchase and holding of the Capital Securities is covered by the exemptive relief provided by PTCE 96-23, 95-60, 91-38, 90-1 or 84-14 or another applicable exemption, (b) the Company and the Administrators are not "fiduciaries," within the meaning of Section 3(21) of ERISA and the regulations thereunder, with respect to such person's interest in the Capital Securities or the Junior Subordinated Debentures, and (c) in purchasing the Capital Securities, such person approves the purchase of the Junior Subordinated Debentures and the appointment of the Issuer Trustees.


     Any plans or other entities whose assets include Plan assets subject to ERISA or Section 4975 of the Code proposing to acquire Capital Securities should consult with their own counsel.

     Governmental Plans and certain church plans are not subject to ERISA, and are also not subject to the prohibited transaction provisions of Section 4975 of the Code. However, state laws or regulations governing the investment and management of the assets of such plans may contain fiduciary and prohibited transaction provisions similar to those under ERISA and the Code discussed above. Accordingly, fiduciaries of governmental and church plans, in consultation with their advisers, should consider the impact of their respective state laws on investments in the Capital Securities and the considerations discussed above to the extent applicable.


                                 UNDERWRITING


     Subject to the terms and conditions set forth in the Underwriting Agreement, the Company and the Issuer Trust have agreed that the Issuer Trust will sell 2,000,000 Capital Securities to Wheat First Union, a division of Wheat First Securities, Inc., and Friedman, Billings, Ramsey & Co., Inc. (the "Underwriters"), and the Underwriters have agreed to purchase that number of Capital Securities from the Issuer Trust.


     Under the terms and conditions set forth in the Underwriting Agreement, the Underwriters are committed to take and pay for all such Capital Securities offered hereby, if any are taken.


     The Underwriters propose to offer the Capital Securities in part directly to the public at the initial public offering price set forth on the cover page of this Prospectus and in part to certain securities dealers at such price less
a concession of $   per Capital Security. After the Capital Securities are
released for sale to the public, the offering price and other selling terms may from time to time be varied by the Underwriters. The Underwriters may allow,
and such dealers may re-allow, a concession not to exceed $   per Capital
Security to certain brokers or dealers.

     The Company and the Issuer Trust have granted to the Underwriters an option, exercisable at any time (but not more than once) within 30 days after the first date that any of the Capital Securities are released by the Underwriters for sale to the public, to purchase up to an additional $7,500,000 aggregate Liquidation Amount of Capital Securities (300,000 Capital Securities) at the public offering price, less the underwriting discounts and commissions set forth on the cover page of this Prospectus, plus accumulated distributions,
if any, from        , 1998. To the extent that the Underwriters exercise such
option, the Issuer Trust will be obligated, pursuant to the option, to sell such additional Capital Securities to the Underwriters. The Underwriters may exercise such option only to cover over-allotments made in connection with the sale of Capital Securities offered hereby. If purchased, the Underwriters will offer such additional Capital Securities on the same terms as those on which the $50,000,000 aggregate Liquidation Amount of the Capital Securities are being offered.


     In connection with the offering of the Capital Securities, the Underwriters and any selling group members and their respective affiliates may engage in transactions effected in accordance with Rule 104 of the Commission's Regulation M that are intended to stabilize, maintain or otherwise affect the market price of the Capital Securities. Such transactions may include over-allotment transactions in which the Underwriters create a short position for their own accounts by selling more Capital Securities than they are committed to purchase from the Issuer Trust. In such a case, to cover all or part of the short position, the Underwriters may exercise any over-allotment option or may purchase Capital Securities in the open market following completion of the initial offering of Capital Securities. The Underwriters also may engage in stabilizing transactions in which they bid for, and purchase, shares of the Capital Securities at a level above that which might otherwise prevail in the open market for the purpose of preventing or retarding a decline in the market price of the Capital Securities. The Underwriters also may reclaim any selling concessions allowed to a dealer if the Underwriters repurchase shares distributed by that dealer. Any of the foregoing transactions may result in the maintenance of a price for the Capital Securities at a level above that which might otherwise prevail in the open market. Neither the Company nor the Underwriters make any representation or prediction as to the direction or magnitude of any effect that the transactions described above may have on the price of the Capital Securities. The Underwriters are not required to engage in any of the foregoing transactions and, if commenced, such transactions may be discontinued at any time without notice.


     In view of the fact that the proceeds from the sale of the Capital Securities will be used to purchase the Junior Subordinated Debentures issued by the Company, the Underwriting Agreement provides that the Company will pay as Underwriters' compensation for the Underwriters arranging the investment
therein of such proceeds an amount of $   per Capital Security for the accounts
of the Underwriters.


     The Company and the Issuer Trust have agreed that, during the period beginning from the date of the Underwriting Agreement and continuing to and including 180 days following the Closing Date, they will not offer, sell, contract to sell or otherwise dispose of any additional securities of the Issuer Trust or the Company substantially similar to the Capital Securities or any securities convertible into or exchangeable for or that represent the right to receive any such similar securities, without the consent of the Underwriter, which consent shall not be unreasonably withheld.


     Prior to this offering, there has been no public market for the Capital Securities. The Capital Securities have been approved for quotation on the Nasdaq NMS, subject to notice of issuance, under the symbol "CHCOP." However, no assurance can be given as to the liquidity of or the existence of the trading market for the Capital Securities.


     The Company and the Issuer Trust have agreed to indemnify the Underwriter against certain liabilities, including liabilities under the Securities Act of 1933, as amended.

     The Underwriters or their affiliates have provided from time to time, and expect to provide in the future, investment or commercial banking services to the Company and its affiliates, for which the Underwriters or their affiliates have received or will receive customary fees and commissions.


                                 LEGAL MATTERS


     Certain matters of Delaware law relating to the validity of the Capital Securities, the enforceability of the Trust Agreement and the creation of the Issuer Trust will be passed upon by Richards, Layton & Finger, P.A., special Delaware counsel to the Company and the Issuer Trust. The validity of the Guarantee and the Junior Subordinated Debentures will be passed upon for the Company by Hunton & Williams, counsel to the Company, and for the Underwriters by Alston & Bird LLP, Washington, D.C., counsel to the Underwriters. Hunton & Williams and Alston & Bird LLP will rely as to certain matters of Delaware law on the opinion of Richards, Layton & Finger, P.A. and Alston & Bird LLP will rely as to certain matters of West Virginia law on the opinion of Hunton & Williams.

                                    EXPERTS

     The consolidated financial statements of the Company incorporated by reference in the Company's Annual Report on Form 10-K for the fiscal year ended December 31, 1997, have been audited by Ernst & Young, LLP, independent auditors, as set forth in their report thereon, incorporated by reference therein and incorporated herein by reference. Such consolidated financial statements are incorporated herein by reference in reliance upon such report given upon the authority of said firm as experts in accounting and auditing.

     The consolidated financial statements of Horizon incorporated by reference in Horizon's Annual Report on Form 10-K for the fiscal year ended December 31, 1997 and included in the Company's Current Report on Form 8-K filed on September 14, 1998, have been audited by Ernst & Young, LLP, independent auditors, as set forth in their report thereon, included therein and incorporated herein by reference, which as to 1995 are based in part on the report of Diamond, Leftwich, Goheen & Dunn, P.L.L.C. Such consolidated financial statements are incorporated herein by reference in reliance upon such report given upon the authority of said firms as experts in accounting and auditing.

                     (This Page Intentionally Left Blank)

                        INDEX TO FINANCIAL INFORMATION


 Pro Forma Balance Sheet - City Holding Company
 and Horizon Bancorp, Inc. as of June 30, 1998 .....................  F-3

 Pro Forma Balance Sheet - City Holding Company
 and Horizon Bancorp, Inc. as of June 30, 1997 .....................  F-4

 Pro Forma Balance Sheet - City Holding Company
 and Horizon Bancorp, Inc. as of December 31, 1997 .................  F-5

 Pro Forma Balance Sheet - City Holding Company
 and Horizon Bancorp, Inc. as of December 31, 1996 .................  F-6

 Pro Forma Statement of Income - City Holding Company and Horizon Bancorp, Inc. for the six months ended June 30, 1998 .. F-7

 Pro Forma Statement of Income - City Holding Company and Horizon Bancorp, Inc. for the six months ended June 30, 1997 .. F-8

 Pro Forma Statement of Income - City Holding Company
 and Horizon Bancorp, Inc. for the year ended December 31, 1997 ....  F-9

 Pro Forma Statement of Income - City Holding Company
 and Horizon Bancorp, Inc. for the year ended December 31, 1996 ....  F-10

 Pro Forma Statement of Income - City Holding Company
 and Horizon Bancorp, Inc. for the year ended December 31, 1995 ....  F-11

                         UNAUDITED PRO FORMA CONDENSED
                             FINANCIAL INFORMATION

     The following Unaudited Pro Forma Condensed Balance Sheets as of June 30, 1998 and 1997 and December 31, 1997 and 1996 combine the historical consolidated balance sheets of the Company and Horizon as if the merger with Horizon (the "Merger") had been in effect on the dates indicated. The Company's historical financial statements are incorporated by reference from its Annual Report on Form 10-K for each of the three years in the period ended December 31, 1997 as filed with the Commission on March 16, 1998. In addition, the Company's historical interim financial statements for the six months ended June 30, 1998 are incorporated by reference from its Form 10-Q as filed with the Commission on August 14, 1998. Horizon's historical financial statements are incorporated by reference from the Company's current report on Form 8-K, as filed with the Commission on September 14, 1998. The unaudited pro forma condensed financial information should be read in conjunction with the historical financial statements of the Company and Horizon.

     The Unaudited Pro Forma Condensed Statements of Income for the six months ended June 30, 1998 and 1997 and the years ended December 31, 1997, 1996 and 1995 present the combined results of operations of the Company and Horizon as if the Merger had been in effect on the dates indicated.

     The unaudited pro forma condensed financial information reflect the application of the pooling of interests method of accounting for the Merger. Under this method of accounting, the recorded assets, liabilities, shareholders' equity, income and expenses of the Company and Horizon are combined and reflected at their historical amounts.

     The Company expects to achieve certain benefits from the Merger in the form of operating cost savings that may be significant. The pro forma earnings, which do not reflect any direct costs or potential savings that are expected to result from the consolidation of operations of the Company and Horizon, may not be indicative of the results of future operations. No assurance can be given with respect to the ultimate level of expense savings.

     On March 31, 1998, the Company sold $30,000,000 of Corporation-obligated Manditorily Redeemable Capital Securities of a subsidiary trust that holds only subordinated debentures of the Company ("Trust Preferred Securities"). Pro forma amounts, assuming that the Trust Preferred Securities had been outstanding during all periods presented herein and the Company had incurred the expense of and realized the income from the proceeds of such securities, would not be materially different from those presented herein.

PRO FORMA BALANCE SHEET - CITY HOLDING COMPANY AND HORIZON BANCORP, INC. AS OF JUNE 30, 1998 (IN THOUSANDS)



                                                                                              PRO FORMA
                                                       CITY HOLDING   HORIZON BANCORP      ADJUSTMENTS AND         PRO FORMA
                                                       AS REPORTED      AS REPORTED          ELIMINATIONS           COMBINED
                                                     --------------- ----------------- ------------------------ ---------------
 ASSETS
 Cash and due from bank ............................   $    62,111      $    25,721     $            $            $    87,832
 Federal funds sold ................................           570           12,265                                    12,835
                                                       -----------      -----------    ----------     ----------  -----------
 CASH AND CASH EQUIVALENTS .........................        62,681           37,986                                   100,667
 Securities available for sale .....................       166,994          168,593                                   335,587
 Investment securities .............................                         40,430                                    40,430
 Loans:
  Gross loans ......................................       936,161          764,244                                 1,700,405
  Unearned income ..................................        (6,889)          (4,328)                                  (11,217)
  Allowance for loan losses ........................        (8,680)          (9,784)                                  (18,464)
                                                       -----------      -----------   -----------     ----------  -----------
 NET LOANS .........................................       920,592          750,132                                 1,670,724
 Loans held for sale ...............................       194,959                0                                   194,959
 Bank premises and equipment .......................        50,371           16,732                                    67,103
 Accrued interest receivable .......................        10,292            9,305                                    19,597
 Other assets ......................................        95,611           17,329                                   112,940
                                                       -----------      -----------   -----------     ----------  -----------
 TOTAL ASSETS ......................................   $ 1,501,500      $ 1,040,507     $            $            $ 2,542,007
                                                       ===========      ===========     =========    ========     ===========
 LIABILITIES
 Deposits:
  Non-interest bearing .............................   $   174,707      $   120,301     $            $            $   295,008
  Interest bearing .................................       957,002          741,205                                 1,698,207
                                                       -----------      -----------    -----------    ----------  -----------
 TOTAL DEPOSITS ....................................     1,131,709          861,506                                 1,993,215
 Short-term borrowings .............................       111,974           43,704                                   155,678
 Long-term debt ....................................        81,295            5,972                                    87,267
 Corporation-obligated mandatorily redeemable
  capital securities of subsidiary trust holding
  solely subordinated debentures of City
  Holding Company ("Trust Preferred
  Securities") .....................................        30,000                0                                    30,000
 Other liabilities .................................        20,414           13,413                                    33,827
                                                       -----------      -----------   -------------   ----------- -----------
 TOTAL LIABILITIES .................................     1,375,392          924,595                                 2,299,987
 STOCKHOLDERS' EQUITY
 Common stock ......................................        16,874            9,312        25,864      (9,312)         42,738
 Capital surplus ...................................        63,734           19,814       (30,916)      9,312          61,944
 Retained earnings .................................        44,280           90,616                                   134,896
 Cost of common stock in treasury ..................          (591)          (5,052)        5,052                        (591)
 Accumulated other comprehensive income ............         1,811            1,222                                     3,033
                                                       -----------      -----------    -----------    ----------- -----------
 TOTAL STOCKHOLDERS' EQUITY ........................       126,108          115,912                                   242,020
                                                       -----------      -----------    -----------    ----------- -----------
 TOTAL LIABILITIES AND
  STOCKHOLDERS' EQUITY .............................   $ 1,501,500      $ 1,040,507     $            $            $ 2,542,007
                                                       ===========      ===========     =========    ========     ===========

PRO FORMA BALANCE SHEET - CITY HOLDING COMPANY AND HORIZON BANCORP, INC. AS OF JUNE 30, 1997 (IN THOUSANDS)




                                                                                       PRO FORMA
                                                CITY HOLDING   HORIZON BANCORP      ADJUSTMENTS AND         PRO FORMA
                                                AS REPORTED      AS REPORTED          ELIMINATIONS           COMBINED
                                              --------------- ----------------- ------------------------ ---------------
 ASSETS
 Cash and due from bank .....................   $    45,011       $  35,990      $            $            $    81,001
 Federal funds sold .........................           532             980                                      1,512
                                                -----------       ---------    --------      ---------     -----------
 CASH AND CASH EQUIVALENTS ..................        45,543          36,970                                     82,513
 Securities available for sale ..............       182,393         184,062                                    366,455
 Investment securities ......................                        41,898                                     41,898
 Loans:
  Gross loans ...............................       768,553         671,307                                  1,439,860
  Unearned income ...........................        (8,150)         (6,151)                                   (14,301)
  Allowance for loan losses .................        (7,864)        (10,756)                                   (18,620)
                                                -----------       ---------    ---------     ----------     -----------
 NET LOANS ..................................       752,539         654,400                                  1,406,939
 Loans held for sale ........................       110,342               0                                    110,342
 Bank premises and equipment ................        30,848          16,627                                     47,475
 Accrued interest receivable ................         8,317           8,615                                     16,932
 Other assets ...............................        17,702          12,129                                     29,831
                                                -----------       ---------    ---------     -----------   -----------
 TOTAL ASSETS ...............................   $ 1,147,684       $ 954,701      $            $            $ 2,102,385
                                                ===========       =========      =========    ========     ===========
 LIABILITIES
 Deposits:
  Non-interest bearing ......................   $   138,037       $ 121,503      $            $            $   259,540
  Interest bearing ..........................       763,050         679,852                                  1,442,902
                                                -----------       ---------     ---------    ------------  -----------
 TOTAL DEPOSITS .............................       901,087         801,355                                  1,702,442
 Short-term borrowings ......................       101,832          28,659                                    130,491
 Long-term debt .............................        39,400               0                                     39,400
 Other liabilities ..........................        17,882          12,805                                     30,687
                                                -----------       ---------     ---------    ------------  -----------
 TOTAL LIABILITIES ..........................     1,060,201         842,819                                  1,903,020
 STOCKHOLDERS' EQUITY
 Common stock ...............................        15,207           9,309         25,856      (9,309)         41,063
 Capital surplus ............................        35,795          19,768        (26,950)      9,309          37,922
 Retained earnings ..........................        36,214          83,474                                    119,688
 Cost of common stock in treasury ...........          (310)         (1,094)         1,094                        (310)
 Accumulated other comprehensive income .....           577             425                                      1,002
                                                -----------       ---------     ----------    ------------ -----------
 TOTAL STOCKHOLDERS' EQUITY .................        87,483         111,882                                    199,365
                                                -----------       ---------     ----------    ------------ -----------
 TOTAL LIABILITIES AND
  STOCKHOLDERS' EQUITY ......................   $ 1,147,684       $ 954,701      $            $            $ 2,102,385
                                                ===========       =========      =========    ========     ===========

PRO FORMA BALANCE SHEET - CITY HOLDING COMPANY AND HORIZON BANCORP, INC. AS OF DECEMBER 31, 1997 (IN THOUSANDS)



                                                                                      PRO FORMA
                                               CITY HOLDING   HORIZON BANCORP      ADJUSTMENTS AND         PRO FORMA
                                                AS REPORTED     AS REPORTED          ELIMINATIONS           COMBINED
                                              -------------- ----------------- ------------------------ ---------------
 ASSETS
 Cash and due from bank .....................   $   47,207      $    31,262     $            $            $    78,469
 Federal funds sold .........................       40,028           14,035                                    54,063
                                                ----------      -----------    ---------     ---------    -----------
 CASH AND CASH EQUIVALENTS ..................       87,235           45,297                                   132,532
 Securities available for sale ..............      162,912          173,864                                   336,776
 Investment securities ......................                        41,554                                    41,554
 Loans:
  Gross loans ...............................      787,716          734,145                                 1,521,861
  Unearned income ...........................       (7,354)          (5,906)                                  (13,260)
  Allowance for loan losses .................       (7,673)         (10,517)                                  (18,190)
                                                ----------      -----------    ---------     ----------   -----------
 NET LOANS ..................................      772,689          717,722                                 1,490,411
 Loans held for sale ........................      134,990                0                                   134,990
 Bank premises and equipment ................       36,635           17,123                                    53,758
 Accrued interest receivable ................        8,677            8,876                                    17,553
 Other assets ...............................       63,005           15,845                                    78,850
                                                ----------      -----------    ---------     -----------  -----------
 TOTAL ASSETS ...............................   $1,266,143      $ 1,020,281     $            $            $ 2,286,424
                                                ==========      ===========     =========    ========     ===========
 LIABILITIES
 Deposits:
  Non-interest bearing ......................   $  136,842      $   113,415     $            $            $   250,257
  Interest bearing ..........................      801,656          727,892                                 1,529,548
                                                ----------      -----------     ---------    -----------  -----------
 TOTAL DEPOSITS .............................      938,498          841,307                                 1,779,805
 Short-term borrowings ......................      130,191           42,642                                   172,833
 Long-term debt .............................       68,400            7,102                                    75,502
 Other liabilities ..........................       22,799           15,208                                    38,007
                                                ----------      -----------     ---------    -----------  -----------
 TOTAL LIABILITIES ..........................    1,159,888          906,259                                 2,066,147
 STOCKHOLDERS' EQUITY
 Common stock ...............................       16,067            9,310        25,859      (9,310)         41,926
 Capital surplus ............................       48,769           19,784       (28,797)      9,310          49,066
 Retained earnings ..........................       40,374           86,768                                   127,142
 Cost of common stock in treasury ...........         (310)          (2,938)        2,938                        (310)
 Accumulated other comprehensive income .....        1,355            1,098                                     2,453
                                                ----------      -----------     ----------   ------------ -----------
 TOTAL STOCKHOLDERS' EQUITY .................      106,255          114,022                                   220,277
                                                ----------      -----------     ----------   ------------ -----------
 TOTAL LIABILITIES AND
 STOCKHOLDERS' EQUITY .......................   $1,266,143      $ 1,020,281     $            $            $ 2,286,424
                                                ==========      ===========     =========    ========     ===========

PRO FORMA BALANCE SHEET - CITY HOLDING COMPANY AND HORIZON BANCORP, INC. AS OF DECEMBER 31, 1996 (IN THOUSANDS)



                                                                                      PRO FORMA
                                               CITY HOLDING   HORIZON BANCORP      ADJUSTMENTS AND         PRO FORMA
                                                AS REPORTED     AS REPORTED          ELIMINATIONS           COMBINED
                                              -------------- ----------------- ------------------------ ---------------
 ASSETS
 Cash and due from bank .....................   $   47,351       $  36,503      $            $            $    83,854
 Federal funds sold .........................          413           2,455                                      2,868
                                                ----------       ---------      --------     --------     -----------
 CASH AND CASH EQUIVALENTS ..................       47,764          38,958                                     86,722
 Securities available for sale ..............      122,944         205,923                                    328,867
 Investment securities ......................       40,978          42,741                                     83,719
 Loans:
  Gross loans ...............................      704,775         640,352                                  1,345,127
  Unearned income ...........................       (6,793)         (6,368)                                   (13,161)
  Allowance for loan losses .................       (7,281)         (9,607)                                   (16,888)
                                                ----------       ---------      --------     --------     -----------
 NET LOANS ..................................      690,701         624,377                                  1,315,078
 Loans held for sale ........................       92,472               0                                     92,472
 Bank premises and equipment ................       30,025          16,580                                     46,605
 Accrued interest receivable ................        7,510           7,940                                     15,450
 Other assets ...............................       16,416          10,549                                     26,965
                                                ----------       ---------      --------     --------     -----------
 TOTAL ASSETS ...............................   $1,048,810       $ 947,068      $            $            $ 1,995,878
                                                ==========       =========      =========    ========     ===========
 LIABILITIES
 Deposits:
  Non-interest bearing ......................   $  118,976       $ 119,831      $            $            $   238,807
  Interest bearing ..........................      709,694         678,165                                  1,387,859
                                                ----------       ---------      --------     --------     -----------
 TOTAL DEPOSITS .............................      828,670         797,996                                  1,626,666
 Short-term borrowings ......................       90,298          29,154                                    119,452
 Long-term debt .............................       34,250               0                                     34,250
 Other liabilities ..........................       16,219          10,507                                     26,726
                                                ----------       ---------      --------     --------     -----------
 TOTAL LIABILITIES ..........................      969,437         837,657                                  1,807,094
 STOCKHOLDERS' EQUITY
 Common stock ...............................       13,998           9,308         25,853      (9,308)         39,851
 Capital surplus ............................       35,426          19,757        (26,028)      9,308          38,463
 Retained earnings ..........................       30,246          79,876                                    110,122
 Cost of common stock in treasury ...........         (300)           (175)           175                        (300)
 Accumulated other comprehensive income .....            3             645                                        648
                                                ----------       ---------      ----------    ---------   -----------
 TOTAL STOCKHOLDERS' EQUITY .................       79,373         109,411                                    188,784
                                                ----------       ---------      ----------    ---------   -----------
 TOTAL LIABILITIES AND
 STOCKHOLDERS' EQUITY .......................   $1,048,810       $ 947,068      $            $            $ 1,995,878
                                                ==========       =========      =========    ========     ===========

PRO FORMA STATEMENT OF INCOME - CITY HOLDING COMPANY AND HORIZON BANCORP, INC. FOR THE SIX MONTHS ENDED JUNE 30, 1998 (IN THOUSANDS, EXCEPT PER SHARE DATA)




                                                       CITY HOLDING   HORIZON BANCORP     PRO FORMA
                                                        AS REPORTED     AS REPORTED       COMBINED
                                                      -------------- ----------------- --------------
INTEREST INCOME
Interest and fees on loans ..........................   $  48,982        $ 33,936        $ 82,918
Interest on investment securities:
 Taxable ............................................       4,133           4,804           8,937
 Tax-exempt .........................................         828           1,581           2,409
Other interest income ...............................         783             707           1,490
                                                        ---------        --------         --------
TOTAL INTEREST INCOME ...............................      54,726          41,028          95,754
INTEREST EXPENSE ....................................
Interest on deposits ................................      19,374          16,885          36,259
Interest on short-term borrowings ...................       3,475           1,086           4,561
Interest on long-term debt ..........................       3,409               0           3,409
                                                        ---------        --------         --------
TOTAL INTEREST EXPENSE ..............................      26,258          17,971          44,229
                                                        ---------        --------         --------
NET INTEREST INCOME .................................      28,468          23,057          51,525
PROVISION FOR POSSIBLE LOAN LOSSES ..................       1,201           1,266           2,467
                                                        ---------        --------         --------
NET INTEREST INCOME AFTER PROVISION FOR POSSIBLE LOAN
LOSSES ..............................................      27,267          21,791          49,058
OTHER INCOME
Investment securities gains (losses) ................          16             (22)             (6)
Service charges .....................................       2,392           2,149           4,541
Mortgage loan servicing fees ........................       8,009               0           8,009
Net origination fees on junior lien mo rtgages ......       6,217               0           6,217
Gain on sale of loans ...............................       7,333               0           7,333
Other income ........................................       8,029           1,212           9,241
                                                        ---------        --------         ---------
TOTAL OTHER INCOME ..................................      31,996           3,339          35,335
OTHER EXPENSES
Salaries and employee benefits ......................      19,402           6,470          25,872
Occupancy, excluding depreciation ...................       2,644             853           3,497
Depreciation ........................................       3,661           1,364           5,025
Advertising .........................................       9,119             162           9,281
Other expenses ......................................      14,375           5,117          19,492
                                                        ---------        --------         ---------
TOTAL OTHER EXPENSES ................................      49,201          13,966          63,167
                                                        ---------        --------         ---------
INCOME BEFORE INCOME TAXES ..........................      10,062          11,164          21,226
INCOME TAXES ........................................       3,650           3,840           7,490
                                                        ---------        --------         ---------
NET INCOME ..........................................   $   6,412        $  7,324        $ 13,736
                                                        =========        ========         =========
Basic earnings per common share .....................   $    0.97        $   0.80         $  0.82
Diluted earnings per common share ...................   $    0.96        $   0.80         $  0.81
Average common shares outstanding:
 Basic ..............................................       6,589          10,171          16,760
 Diluted ............................................       6,640          10,226          16,866

PRO FORMA STATEMENT OF INCOME - CITY HOLDING COMPANY AND HORIZON BANCORP, INC. FOR THE SIX MONTHS ENDED JUNE 30, 1997 (IN THOUSANDS, EXCEPT PER SHARE DATA)




                                                   CITY HOLDING   HORIZON BANCORP    PRO FORMA
                                                    AS REPORTED     AS REPORTED      COMBINED
                                                  -------------- ----------------- ------------
INTEREST INCOME
Interest and fees on loans ......................   $  40,563        $ 29,525        $ 70,088
Interest on investment securities:
 Taxable ........................................       4,456           5,696          10,152
 Tax-exempt .....................................         974           1,615           2,589
Other interest income ...........................          59             114             173
                                                    ---------        --------        --------
TOTAL INTEREST INCOME ...........................      46,052          36,950          83,002
INTEREST EXPENSE
Interest on deposits ............................      15,851          14,248          30,099
Interest on short-term borrowings ...............       3,479             477           3,956
Interest on long-term debt ......................       1,252               0           1,252
                                                    ---------        --------        --------
TOTAL INTEREST EXPENSE ..........................      20,582          14,725          35,307
                                                    ---------        --------        --------
NET INTEREST INCOME .............................      25,470          22,225          47,695
PROVISION FOR POSSIBLE LOAN LOSSES ..............         828           1,100           1,928
                                                    ---------        --------        --------
NET INTEREST INCOME AFTER PROVISION FOR POSSIBLE
LOAN LOSSES .....................................      24,642          21,125          45,767
OTHER INCOME
Investment securities gains (losses) ............          11             (36)            (25)
Service charges .................................       2,086           1,864           3,950
Mortgage loan servicing fees ....................       5,352               0           5,352
Gain on sale of loans ...........................         993               0             993
Other income ....................................       1,457             934           2,391
                                                    ---------        --------        --------
TOTAL OTHER INCOME ..............................       9,899           2,762          12,661
OTHER EXPENSES
Salaries and employee benefits ..................      13,991           6,304          20,295
Occupancy, excluding depreciation ...............       1,753             925           2,678
Depreciation ....................................       2,253           1,128           3,381
Advertising .....................................         724             294           1,018
Other expenses ..................................       6,471           4,802          11,273
                                                    ---------        --------        --------
TOTAL OTHER EXPENSES ............................      25,192          13,453          38,645
                                                    ---------        --------        --------
INCOME BEFORE INCOME TAXES ......................       9,349          10,434          19,783
INCOME TAXES ....................................       3,345           3,680           7,025
                                                    ---------        --------        --------
NET INCOME ......................................   $   6,004        $  6,754        $ 12,758
                                                    =========        ========        ========
Basic earnings per common share .................   $    0.99        $   0.73        $   0.78
Diluted earnings per common share ...............   $    0.99        $   0.73        $   0.78
Average common shares outstanding:
 Basic ..........................................       6,069          10,313          16,382
 Diluted ........................................       6,080          10,333          16,413

PRO FORMA STATEMENT OF INCOME - CITY HOLDING COMPANY AND HORIZON BANCORP, INC. FOR THE YEAR ENDED DECEMBER 31, 1997 (IN THOUSANDS, EXCEPT PER SHARE DATA)



                                                   CITY HOLDING   HORIZON BANCORP     PRO FORMA
                                                    AS REPORTED     AS REPORTED       COMBINED
                                                  -------------- ----------------- --------------
INTEREST INCOME
Interest and fees on loans ......................   $  85,844        $ 61,916        $  147,760
Interest on investment securities:
 Taxable ........................................       9,005          10,835            19,840
 Tax-exempt .....................................       1,877           3,200             5,077
Other interest income ...........................          70             419               489
                                                    ---------        --------        ----------
TOTAL INTEREST INCOME ...........................      96,796          76,370           173,166
INTEREST EXPENSE
Interest on deposits ............................      33,117          29,969            63,086
Interest on short-term borrowings ...............       8,546           1,352             9,898
Interest on long-term debt ......................       3,028                             3,028
                                                    ---------        --------        ----------
TOTAL INTEREST EXPENSE ..........................      44,691          31,321            76,012
                                                    ---------        --------        ----------
NET INTEREST INCOME .............................      52,105          45,049            97,154
PROVISION FOR POSSIBLE LOAN LOSSES ..............       1,662           2,402             4,064
                                                    ---------        --------        ----------
NET INTEREST INCOME AFTER PROVISION FOR POSSIBLE
LOAN LOSSES .....................................      50,443          42,647            93,090
OTHER INCOME
Investment securities gains (losses) ............          26             (18)                8
Service charges .................................       4,307           3,938             8,245
Mortgage loan servicing fees ....................      11,933               0            11,933
Gain on sale of loans ...........................       4,392               0             4,392
Other income ....................................       6,058           1,977             8,035
                                                    ---------        --------        ----------
TOTAL OTHER INCOME ..............................      26,716           5,897            32,613
OTHER EXPENSES
Salaries and employee benefits ..................      28,747          12,845            41,592
Occupancy, excluding depreciation ...............       3,914           2,436             6,350
Depreciation ....................................       4,837           1,760             6,597
Advertising .....................................       4,402             533             4,935
Other expenses ..................................      15,770           9,655            25,425
                                                    ---------        --------        ----------
TOTAL OTHER EXPENSES ............................      57,670          27,229            84,899
                                                    ---------        --------        ----------
INCOME BEFORE INCOME TAXES ......................      19,489          21,315            40,804
INCOME TAXES ....................................       7,025           7,488            14,513
                                                    ---------        --------        ----------
NET INCOME ......................................   $  12,464        $ 13,827        $   26,291
                                                    =========        ========        ==========
Basic earnings per common share .................   $    2.03        $   1.49        $     1.60
Diluted earnings per common share ...............   $    2.02        $   1.49        $     1.60
Average common shares outstanding:
 Basic ..........................................       6,147          10,281            16,428
 Diluted ........................................       6,166          10,308            16,474

PRO FORMA STATEMENT OF INCOME - CITY HOLDING COMPANY AND HORIZON BANCORP, INC. FOR THE YEAR ENDED DECEMBER 31, 1996 (IN THOUSANDS, EXCEPT PER SHARE DATA)



                                                   CITY HOLDING   HORIZON BANCORP     PRO FORMA
                                                    AS REPORTED     AS REPORTED       COMBINED
                                                  -------------- ----------------- --------------
INTEREST INCOME
Interest and fees on loans ......................   $  75,888        $ 57,577        $  133,465
Interest on investment securities:
 Taxable ........................................       8,139          12,579            20,718
 Tax-exempt .....................................       2,012           2,673             4,685
Other interest income ...........................          30             810               840
                                                    ---------        --------        ----------
TOTAL INTEREST INCOME ...........................      86,069          73,639           159,708
INTEREST EXPENSE
Interest on deposits ............................      29,238          28,424            57,662
Interest on short-term borrowings ...............       8,138             846             8,984
Interest on long-term debt ......................       1,688               0             1,688
                                                    ---------        --------        ----------
TOTAL INTEREST EXPENSE ..........................      39,064          29,270            68,334
                                                    ---------        --------        ----------
NET INTEREST INCOME .............................      47,005          44,369            91,374
PROVISION FOR POSSIBLE LOAN LOSSES ..............       1,678           3,334             5,012
                                                    ---------        --------        ----------
NET INTEREST INCOME AFTER PROVISION FOR POSSIBLE
LOAN LOSSES .....................................      45,327          41,035            86,362
OTHER INCOME
Investment securities gains (losses) ............          87             (79)                8
Service charges .................................       3,700           3,432             7,132
Mortgage loan servicing fees ....................       2,958               0             2,958
Gain on sale of loans ...........................       1,260               0             1,260
Other income ....................................       3,118           1,997             5,115
                                                    ---------        --------        ----------
TOTAL OTHER INCOME ..............................      11,123           5,350            16,473
OTHER EXPENSES
Salaries and employee benefits ..................      21,593          12,878            34,471
Occupancy, excluding depreciation ...............       2,736           2,099             4,835
Depreciation ....................................       3,466           1,525             4,991
Advertising .....................................         914             585             1,499
Other expenses ..................................      12,273          11,997            24,270
                                                    ---------        --------        ----------
TOTAL OTHER EXPENSES ............................      40,982          29,084            70,066
                                                    ---------        --------        ----------
INCOME BEFORE INCOME TAXES                             15,468          17,301            32,769
INCOME TAXES ....................................       5,338           6,150            11,488
                                                    ---------        --------        ----------
NET INCOME ......................................   $  10,130        $ 11,151        $   21,281
                                                    =========        ========        ==========
Basic earnings per common share .................   $    1.81        $   1.20        $     1.34
Diluted earnings per common share ...............   $    1.81        $   1.20        $     1.34
Average common shares outstanding:
 Basic ..........................................       5,586          10,328            15,914
 Diluted ........................................       5,587          10,341            15,928

PRO FORMA STATEMENT OF INCOME - CITY HOLDING COMPANY AND HORIZON BANCORP, INC. FOR THE YEAR ENDED DECEMBER 31, 1995 (IN THOUSANDS, EXCEPT PER SHARE DATA)



                                                   CITY HOLDING   HORIZON BANCORP    PRO FORMA
                                                    AS REPORTED     AS REPORTED      COMBINED
                                                  -------------- ----------------- ------------
INTEREST INCOME
Interest and fees on loans ......................   $  61,124        $ 54,921       $ 116,045
Interest on investment securities:
 Taxable ........................................      11,612          12,185          23,797
 Tax-exempt .....................................       2,300           2,355           4,655
Other interest income ...........................          89           1,157           1,246
                                                    ---------        --------       ---------
TOTAL INTEREST INCOME ...........................      75,125          70,618         145,743
INTEREST EXPENSE
Interest on deposits ............................      27,149          26,869          54,018
Interest on short-term borrowings ...............       5,675             731           6,406
Interest on long-term debt ......................         756               0             756
                                                    ---------        --------       ---------
TOTAL INTEREST EXPENSE ..........................      33,580          27,600          61,180
                                                    ---------        --------       ---------
NET INTEREST INCOME .............................      41,545          43,018          84,563
PROVISION FOR POSSIBLE LOAN LOSSES ..............       1,104           2,505           3,609
                                                    ---------        --------       ---------
NET INTEREST INCOME AFTER PROVISION FOR POSSIBLE
LOAN LOSSES .....................................      40,441          40,513          80,954
OTHER INCOME
Investment securities gains (losses) ............           2            (131)           (129)
Service charges .................................       3,347           3,256           6,603
Mortgage loan servicing fees ....................         350               0             350
Gain on sale of loans ...........................         581               0             581
Other income ....................................       2,066           1,872           3,938
                                                    ---------        --------       ---------
TOTAL OTHER INCOME ..............................       6,346           4,997          11,343
OTHER EXPENSES
Salaries and employee benefits ..................      17,815          12,567          30,382
Occupancy, excluding depreciation ...............       2,555           2,180           4,735
Depreciation ....................................       2,534           1,642           4,176
Advertising .....................................         889             758           1,647
Other expenses ..................................      10,094          10,874          20,968
                                                    ---------        --------       ---------
TOTAL OTHER EXPENSES ............................      33,887          28,021          61,908
                                                    ---------        --------       ---------
INCOME BEFORE INCOME TAXES ......................      12,900          17,489          30,389
INCOME TAXES ....................................       4,182           6,007          10,189
                                                    ---------        --------       ---------
NET INCOME ......................................   $   8,718        $ 11,482       $  20,200
                                                    =========        ========       =========
Basic earnings per common share .................   $    1.55        $   1.23       $    1.26
Diluted earnings per common share ...............   $    1.55        $   1.23       $    1.26
Average common shares outstanding:
 Basic ..........................................       5,642          10,330          15,972
 Diluted ........................................       5,642          10,333          15,975

                     (This Page Intentionally Left Blank)

--------------------------------------------------------------------------------
--------------------------------------------------------------------------------


NO DEALER, SALESPERSON OR OTHER INDIVIDUAL HAS BEEN AUTHORIZED TO GIVE ANY INFORMATION OR TO MAKE ANY REPRESENTATIONS OTHER THAN THOSE CONTAINED OR INCORPORATED BY REFERENCE IN THIS PROSPECTUS IN CONNECTION WITH THE OFFER MADE BY THIS PROSPECTUS AND, IF GIVEN OR MADE, SUCH INFORMATION OR REPRESENTATIONS MUST NOT BE RELIED UPON AS HAVING BEEN AUTHORIZED. NEITHER THE DELIVERY OF THIS PROSPECTUS NOR ANY SALE MADE HEREUNDER AND THEREUNDER SHALL UNDER ANY CIRCUMSTANCES CREATE AN IMPLICATION THAT THERE HAS BEEN NO CHANGE IN THE AFFAIRS OF THE COMPANY OR THE ISSUER TRUST SINCE THE DATE HEREOF. THIS PROSPECTUS DOES NOT CONSTITUTE AN OFFER OR SOLICITATION BY ANYONE IN ANY JURISDICTION IN WHICH SUCH OFFER OR SOLICITATION IS NOT AUTHORIZED OR IN WHICH THE PERSON MAKING SUCH OFFER OR SOLICITATION IS NOT QUALIFIED TO DO SO OR TO ANYONE TO WHOM IT IS UNLAWFUL TO MAKE SUCH OFFER OR SOLICITATION.

                            -----------------------

                               TABLE OF CONTENTS




                                                              PAGE
                                                              ----
Available Information ..................................        4
Incorporation of Certain Documents
   by Reference ........................................        4
Summary ................................................        6

Risk Factors ...........................................       12
City Holding Company ...................................       20
City Holding Capital Trust II ..........................       23
Accounting Treatment ...................................       23
Use of Proceeds ........................................       23
Consolidated Ratios of Earnings
   to Fixed Charges ....................................       24
Capitalization .........................................       25
Selected Consolidated Financial Data and Other
   Information .........................................       26
Selected Pro Forma Financial Data of the
   Company and Horizon Combined ........................       27
Selected Historical Financial Data of Horizon ..........       28
Description of Capital Securities ......................       29
Description of Junior Subordinated Debentures ..........       40
Description of Guarantee ...............................       48
Relationship Among the Capital Securities, the
   Junior Subordinated Debentures and the
   Guarantee ...........................................       50
Certain Federal Income Tax Consequences ................       52
Certain ERISA Considerations ...........................       55
Underwriting ...........................................       56
Legal Matters ..........................................       57
Experts ................................................       58

Index to Financial Information .........................      F-1


--------------------------------------------------------------------------------
--------------------------------------------------------------------------------




--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

                                  $50,000,000




                              CAPITAL SECURITIES


                         CITY HOLDING CAPITAL TRUST II



                        % CAPITAL SECURITIES FULLY AND
                      UNCONDITIONALLY GUARANTEED, TO THE

                          EXTENT DESCRIBED HEREIN, BY




                          [CITY HOLDING COMPANY LOGO]




                                   ----------
                                   PROSPECTUS
                                   ----------


                               WHEAT FIRST UNION



                              FRIEDMAN, BILLINGS,
                              RAMSEY & CO., INC.



                                        , 1998

--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

                                    PART II
                    INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 14. OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION

     The estimated expenses in connection with the issuance and distribution of the Securities covered by this Registration Statement, other than underwriting discounts and commissions, are as follows:



Securities and Exchange Commission registration fee (actual) .........    $   16,963.00
Printing fees and expenses ...........................................        17,000.00
Legal fees and expenses ..............................................       150,000.00
Accounting fees and expenses .........................................        75,000.00
Blue Sky fees and expenses ...........................................         5,000.00
Trustees' Fees and expenses ..........................................        16,500.00
Other ................................................................        19,537.00
                                                                          -------------
 Total ...............................................................    $  300,000.00
                                                                          =============


ITEM 15. INDEMNIFICATION OF OFFICERS AND DIRECTORS

     Section 31-1-9 of the West Virginia Corporation Act provides in part that each West Virginia corporation shall have power to indemnify any director, officer, employee or agent or former director, officer, employee or agent against expenses actually and reasonably incurred by him in connection with the defense of any claim, action, suit or proceeding against him by reason of being or having been such director, officer, employee or agent other than an action by or in the right of the corporation if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interest of the corporation. With respect to an action by or in the right of the corporation the director, officer, employee or agent or former director, officer, employee or agent may be indemnified if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interest of the corporation, except in relation to matters as to which he shall be finally adjudged in such action, suit or proceeding against him by reason of being or having been such director, officer, employee or agent to be liable for negligence or misconduct in the performance of duty; and to make any other or further indemnity to any such persons that may be authorized by the articles of incorporation or any by-law made by the stockholders or any resolution adopted, before or after the event, by the stockholders. The By-laws of the Company contain provisions pursuant to the foregoing section of the West Virginia Corporation Act indemnifying the directors, officers, employees and agents of the Company in certain cases against expenses and liabilities under judgments and reimbursements of amounts paid in settlement.

     The Company has purchased directors and officers' liability insurance policies. Within the limits of their coverage, the policies insure (l) the directors and officers of the Company against certain losses, to the extent such losses are not indemnified by the Company, and (2) the Company, to the extent it indemnifies such directors and officers for losses as permitted under the laws of West Virginia.


ITEM 16. EXHIBITS


 EXHIBIT NO.                                           DESCRIPTION
 -----------                                           -----------
  1.1           Proposed form of Underwriting Agreement for Capital Securities
  4.1           Indenture of City Holding Company, with The Chase Manhattan Bank, as Trustee, relating to the
                Junior Subordinated Debentures
  4.2           Form of Certificate of Junior Subordinated Debenture (included in Exhibit 4.1)
  4.3           Certificate of Trust of City Holding Capital Trust II
  4.4           Form of Amended and Restated Trust Agreement for City Holding Capital Trust II
  4.5           Form of Capital Security Certificate for City Holding Capital Trust II (included as Exhibit D to
                Exhibit 4.4)
  4.6           Form of Guarantee of City Holding Company relating to the Capital Securities
  5.1           Opinion and consent of Hunton & Williams to City Holding Company as to validity of the Debentures and the Guarantee to be issued by City Holding Company
  5.2           Opinion of Richards, Layton & Finger, P.A., special Delaware counsel, as to validity of the Capital
                Securities to be issued by City Holding Capital Trust II
  8             Opinion of Hunton & Williams as to certain federal income tax matters

 EXHIBIT NO.                                           DESCRIPTION
 -----------                                           -----------
  12            Computation of ratio of earnings to fixed charges*
  23.1          Consent of Hunton & Williams (included in Exhibit 5.1)
  23.2          Consent of Richards, Layton & Finger, P.A. (included in Exhibit 5.2)
  23.3          Consent of Ernst & Young LLP
  23.4          Consent of Ernst & Young LLP
  23.5          Consent of Diamond, Leftwich, Goheen & Dunn, P.L.L.C.
  24            Power of Attorney of certain officers and directors of City Holding Company*
  25.1          Form T-1 Statement of Eligibility of The Chase Manhattan Bank to act as trustee as to the Capital
                Securities
  25.2          Form T-1 Statement of Eligibility of The Chase Manhattan Bank to act as trustee as to the Junior
                Subordinated Debentures
  25.3          Form T-1 Statement of Eligibility of The Chase Manhattan Bank to act as trustee as to the Guarantee for the benefit of the holders of Capital Securities of City Holding Capital Trust II


---------

*  Previously filed.



ITEM 17. UNDERTAKINGS

     (a) The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Securities Exchange Act of
1934) that is incorporated by reference in this registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial BONA FIDE offering thereof; and

     Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions or otherwise, the registrant has been advised that the in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted against the registrant by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

     (b) The undersigned registrant further hereby undertakes that:

     (1) For purposes of determining any liability under the Securities Act of 1933, the information omitted from the form of prospectus filed as part of this registration statement in reliance upon Rule 430A and contained in the form of prospectus filed by the registrant pursuant to Rule 424(b)(1) or (4) or 497(h) under the Securities Act shall be deemed to be part of this registration statement as of the time it was declared effective.

     (2) For the purpose of determining any liability under the Securities Act of 1933, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

                                  SIGNATURES


     Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this amendment to the registration statement to be signed on its behalf by the undersigned thereunto duly authorized, in the City of Charleston, State of West Virginia, on the 21st day of October, 1998.



                                        CITY HOLDING COMPANY
                                        (Registrant)

                                        By: /s/     STEVEN J. DAY
                                        ________________________________
                                                    Steven J. Day
                                                    President/Director

                                                   (Principal Executive Officer)



     Pursuant to the requirements of the Securities Act of 1933, this amendment to the registration statement has been signed below on the 21st day of October, 1998 by the following persons in the capacities indicated.






/s/ ROBERT A. HENSON*                       /s/ MICHAEL D. DEAN*
______________________________________      ______________________________________
Robert A. Henson                            Michael D. Dean
Chief Financial Officer                     Senior Vice President - Finance
Principal Financial Officer)                (Principal Accounting Officer)

/s/ SAMUEL M. BOWLING*                      /s/ C. SCOTT BRIERS*
______________________________________      ______________________________________
Samuel M. Bowling                           C. Scott Briers
Director                                    Director

/s/ DR. D. K. CALES*                        /s/ STEVEN J. DAY
______________________________________      ______________________________________
Dr. D. K. Cales                             Steven J. Day
Director                                    Director/President

/s/ ROBERT D. FISHER*                       /s/ JACK E. FRUTH*
______________________________________      ______________________________________
Robert D. Fisher                            Jack E. Fruth
Director                                    Director

/s/ JAY GOLDMAN*                            /s/ CARLIN K. HARMON*
______________________________________      ______________________________________
Jay Goldman                                 Carlin K. Harmon
Director                                    Director/Executive Vice President

/s/ C. DALLAS KAYSER*                       /s/ BOB F. RICHMOND*
______________________________________      ______________________________________
C. Dallas Kayser                            Bob F. Richmond
Director                                    Director

/s/ OTIS L. O'CONNOR*                       /s/ VAN R. THORN*
______________________________________      ______________________________________
Otis L. O'Connor                            Van R. Thorn
Director                                    Director

                                            /s/ HUGH R. CLONCH*
______________________________________      ______________________________________
Mark H. Schaul                              Hugh R. Clonch
Director                                    Director

______________________________________      ______________________________________
William M. Frazier                          Leon K. Oxley
Director                                    Director

/s/ DAVID E. HADEN*
______________________________________
David E. Haden
Director


*By: /s/ STEVEN J. DAY
     _________________________________
     Steven J. Day
     Attorney-in-fact


                                   SIGNATURE

     Pursuant to the requirements of the Securities Act of 1933, City Holding Capital Trust II certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this amendment to the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Charleston, West Virginia, on October 21, 1998.

                                      CITY HOLDING CAPITAL TRUST II
                                      (Registrant)




                                      By:     /S/ ROBERT A. HENSON
                                          _____________________________
                                                  ROBERT A. HENSON
                                                   ADMINISTRATOR

                               INDEX TO EXHIBITS




 EXHIBIT NO.                                           DESCRIPTION
 -----------                                           -----------
  1.1           Proposed form of Underwriting Agreement for Capital Securities
  4.1           Indenture of City Holding Company, with The Chase Manhattan Bank, as Trustee, relating to the
                Junior Subordinated Debentures
  4.2           Form of Certificate of Junior Subordinated Debenture (included in Exhibit 4.1)
  4.3           Certificate of Trust of City Holding Capital Trust II
  4.4           Form of Amended and Restated Trust Agreement for City Holding Capital Trust II
  4.5           Form of Capital Security Certificate for City Holding Capital Trust II (included as Exhibit D to
                Exhibit 4.4)
  4.6           Form of Guarantee of City Holding Company relating to the Capital Securities
  5.1           Opinion and consent of Hunton & Williams to City Holding Company as to validity of the
                Debentures and the Guarantee to be issued by City Holding Company
  5.2           Opinion of Richards, Layton & Finger, P.A., special Delaware counsel, as to validity of the Capital
                Securities to be issued by City Holding Capital Trust II
  8             Opinion of Hunton & Williams as to certain federal income tax matters
 12             Computation of ratio of earnings to fixed charges*
 23.1           Consent of Hunton & Williams (included in Exhibit 5.1)
 23.2           Consent of Richards, Layton & Finger, P.A. (included in Exhibit 5.2)
 23.3           Consent of Ernst & Young LLP
 23.4           Consent of Ernst & Young LLP
 23.5           Consent of Diamond, Leftwich, Goheen & Dunn, P.L.L.C.
 24             Power of Attorney of certain officers and directors of City Holding Company*
 25.1           Form T-1 Statement of Eligibility of The Chase Manhattan Bank to act as trustee as to the Capital
                Securities
 25.2           Form T-1 Statement of Eligibility of The Chase Manhattan Bank to act as trustee as to the Junior
                Subordinated Debentures
 25.3           Form T-1 Statement of Eligibility of The Chase Manhattan Bank to act as trustee as to the Guarantee for the benefit of the holders of Capital Securities of City Holding Capital Trust II


---------

* Previously filed.